As filed with the Securities and Exchange Commission on August 1, 2005


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 3 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                      FIT FOR BUSINESS INTERNATIONAL, INC.


            NEVADA                         8000                   20-2008579
  (State or jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               10/27 Mayneview St.
                                     Milton
                                    Australia
                                  61-7-33673355
                              Telefax 61-7-33673252
          (Address and telephone number of principal executive offices)

          3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
                                  (702)866-2500
                              Telefax (702)866-2689
(Address of principal place of business or intended principal place of business)

                              Incorp Services, Inc.
          3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed
                                                           maximum        Proposed
         Title of each                                    offering         maximum         Amount of
      class of securities                 Amount to       price per       aggregate       registration
        to be registered                be registered       share       offering price        fee
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (1)        3,000,000         $1.50         $4,500,000        $529.65
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (2)        2,000,000         $1.50         $3,000,000        $353.10
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (3)          420,000         $1.50         $  630,000        $ 74.15
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (4)          450,000         $1.50         $  675,000        $ 79.45
------------------------------------------------------------------------------------------------------
Common shares, par value $.001 (5)          914,000         $1.50         $1,371,000        $161.36

Total                                     6,784,000                      $10,176,000      $1,197.71
------------------------------------------------------------------------------------------------------

     (1) Represents shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

     (2) Represents the resale of the shares of common stock issuable in connection with the conversion of options originally issued to Fort Street Equity, Inc. Since issuance to Fort Street Equity, it has sold 100,000 options to Ralston Superannuation Fund and 50,000 options to Bruce Gilling. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

     (3) Represents Selling Security Holder shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

     (4) Represents Selling Security Holder shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

     (5) Represents Selling Security Holder shares of Fort Street Equity, Inc. being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 29, 2005

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                        3,000,000 SHARES OF COMMON STOCK
     RESALE OF 2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                      THE CONVERSION OF OUTSTANDING OPTIONS
                 1,784,000 SELLING SECURITY HOLDER COMMON SHARES


Fit For Business International, Inc. is offering, on a "best efforts" basis 3,000,000 shares of our common stock at $1.50 per share. The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier. This Offering is being made on a self-underwritten, no minimum basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us. In addition, there are no arrangements to place any proceeds received in an escrow, trust or similar account. There are no minimum individual purchase requirements for this offering.

In addition, our Selling Security Holders are offering to sell up to 1,784,000 shares of our common stock, and a further 2,000,000 resale of shares of common stock issuable in connection with the conversion of outstanding options.

Our shares of common stock are not listed on any stock exchange. There is no assurance that our shares of common stock will be quoted on any stock exchange in the future. The selling stockholders will sell their common stock at $1.50 per share until our shares of common stock are quoted on the OTC Bulletin Board. Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 8, BEFORE INVESTING IN SUCH SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


              Price to Public    Underwriting Commissions    Proceeds to Company
              ---------------    ------------------------    -------------------
Per Share     $1.50                        -0-                    $1.50
Total         $4,500,000                   -0-                    $4,500,000

                    The date of this prospectus is ____, 2005

                                Table of Contents


PROSPECTUS SUMMARY............................................................6

RISK FACTORS..................................................................8

USE OF PROCEEDS..............................................................15

DETERMINATION OF OFFERING PRICE..............................................18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................18

EQUITY COMPENSATION PLAN INFORMATION.........................................18

DIVIDENDS....................................................................19

PENNY STOCK CONSIDERATIONS...................................................19

COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES......19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................19

BUSINESS - OUR COMPANY.......................................................33

DESCRIPTION OF PROPERTY......................................................53

LEGAL PROCEEDINGS............................................................53

MANAGEMENT DIRECTORS AND EXECUTIVE OFFICERS..................................53

EXECUTIVE COMPENSATION.......................................................56

PRINCIPAL STOCKHOLDERS.......................................................58

DILUTION.....................................................................59

SELLING STOCKHOLDERS.........................................................60

PLAN OF DISTRIBUTION.........................................................63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................65

DESCRIPTION OF SECURITIES....................................................67

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE........................................................68

TRANSFER AGENT...............................................................68

EXPERTS......................................................................68

LEGAL MATTERS................................................................68

FINANCIAL STATEMENTS.........................................................F-1

SIGNATURES...................................................................74

                               PROSPECTUS SUMMARY
                                    About Us

We were established on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation. We changed our name to Patient Data Corporation on April 15, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.

On September 14, 2004, we acquired 100% of the issued and outstanding capital shares of Fit For Business (Australia) Pty Limited ("Subsidiary"), an Australian company. All shares of Fit For Business (Australia) Pty Limited were owned by Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. Currently our operations are conducted through our Subsidiary which delivers wellness programs to businesses in Australia. One component of our program includes the provision of nutritional and health supplements manufactured by Herbalife Ltd.

In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the stockholders of Subsidiary, Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other individuals and entities.

On January 13, 2005, we changed our name to Fit For Business International, Inc. ("FFBI") in order to better reflect our new business plan.

Our auditors have issued a going concern qualification in their opinion letter.

                              Where You Can Find Us

Our registered United States office is located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada, 89120-3481, USA. Our telephone number is (702)866-2500 and our facsimile number is (702)866-2689. Fit for Business (Australia) Pty Limited (our operations) is located at 10/27 Mayneview Street, Milton, Queensland, 4064 Australia. Our telephone number in Australia is (011) 61 7 33673355 and our facsimile number is (011) 61 7 33673252.

                            Securities Offered By Us

We are offering a maximum amount of 3,000,000 shares of common stock, $.001 par value, at $1.50 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering.

In addition, there are no arrangements to place any proceeds received in an escrow, trust or similar account. In addition, our Selling Security Holders are offering to sell up to 1,784,000 shares of our common stock, and a further 2,000,000 resale of shares of common stock issuable in connection with the conversion of outstanding options. We will not receive any proceeds from the sale of any common shares by our selling security holders or our option holders.



SUMMARY FINANCIAL INFORMATION:
                                                               As of June 30,            As of
                                                        --------------------------      March 31,
                                                            2004           2003           2005
                                                        -----------    -----------    -----------
                                                         (Audited)      (Audited)     (Unaudited)
Balance Sheet Items-
   Cash and cash equivalent                             $      137     $       54     $    5,569

   Total current assets                                 $   28,068     $    1,512     $  403,644

   Total assets                                         $   52,840     $    4,507     $  517,635

   Accounts payable and accrued liabilities             $  207,614     $  156,312     $  117,877

   Loans from related parties                           $   96,098     $  147,684     $   44,748

   Convertible promissory notes                         $  185,000     $     --       $     --

   Deferred revenues                                    $     --       $     --       $  470,027

   Total current liabilities (also total liabilities)   $  488,712     $  303,996     $  632,652

   Stockholders' (deficit)                              $ (435,872)    $ (299,489)    $ (115,017)


                                                                                     Nine Months Ended
                                                     Year Ended June 30,                  March 31,
                                                ----------------------------    ----------------------------
                                                    2004            2003            2005            2004
                                                ------------    ------------    ------------    ------------
                                                  (Audited)       (Audited)      (Unaudited)     (Unaudited)
Statements of Operations and
 Comprehensive (loss) items-
   Revenues                                     $        203    $        363    $     40,501    $         95

   Cost of Goods Sold                                     87             242           2,286              82

   Gross Profit                                          116             121          38,215              13

   General and administrative expenses               122,220          24,297         338,519           3,877

   Other income (expense)                             (8,160)           --            (4,988)         (4,081)

   Net (loss)                                   $   (130,264)   $    (24,176)   $   (305,292)   $     (7,945)


  (Loss) per common share - Basic and Diluted   $  (1,608.20)   $    (298.47)   $      (0.01)   $      (0.00)

   Weighted Average Number of Common Shares
     Outstanding - Basic and Diluted                      81              81      20,791,715      20,000,000

                                  RISK FACTORS

All material risks have been disclosed in this section.

OUR INDEPENDENT AUDITORS HAVE ISSUED A NEGATIVE REPORT WHICH MAY CAUSE OUR CESSATION, HAVE INVESTORS LOSE THEIR INVESTMENT AND HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING.

The report of our independent auditors on our financial statements for the year ended June 30, 2004, contains an explanatory paragraph which indicates that we have recurring losses from operations, and our working capital is insufficient to meet our planned business objectives. The deficit accumulated as of March 31, 2005, was $(701,128). This report states that, because of these losses, there is substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business, and is not viewed favorably by analysts or investors. Furthermore, this may cause our cessation of business resulting in investors losing their money. We urge potential investors to review this report before making a decision to invest in us.

OUR OPERATIONS AND FUTURE GROWTH ARE HEAVILY DEPENDENT UPON OUR PRESIDENT,  MARK
A. POULSEN, OUR SENIOR VICE PRESIDENT OF SALES, ANTHONY F. HEAD, SANDRA L. WENDT, OUR VICE PRESIDENT OF ADMINISTRATION, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER, AND PRINS A. RALSTON, OUR SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER, AND OTHER MANAGEMENT PERSONNEL. IF WE LOSE THE SERVICES OF THESE EMPLOYEES WE WILL BE UNABLE TO DEVELOP OUR BUSINESS WITH THE SAME SPEED THAT WE HAVE ANTICIPATED IN THIS PROSPECTUS. THIS COULD LEAD TO THE REDUCTION OF PROJECTED REVENUES AND DELAY THE IMPLEMENTATION OF OUR GROWTH STRATEGIES.

In the event that any of these executives are unable to carry out their services due to illness, death, or if they decide to leave our employ, these events could have a material adverse effect on our revenue projections, future success, and ability to continue to implement our growth strategies. During our development phase, these key officers formulate and execute the strategy being pursued by us in our operations. We do not carry key person life insurance on any such individual. The following are the roles and responsibilities of our executives, and if one of these executives was unable to perform their role we would need to have another executive undertake their essential duties while we recruited a replacement, resulting in further expenses and delay in the implementation of our growth strategies:


------------------------------- ------------------- ---------------------------------------------

Title                             Name                Role/Responsibility
------------------------------- ------------------- ---------------------------------------------
President and Chief               Mark A. Poulsen     Chairman of the Board Fit for Business
Executive Officer                                     International Inc.;
                                                      Managing  Director Fit For
                                                      Business  (Australia)  Pty
                                                      Limited;    Provides   the
                                                      leadership  and  direction
                                                      for  strategy  and program
                                                      structure of the Company.
------------------------------- ------------------- ---------------------------------------------
Senior Vice President             Anthony F. Head     Leads & Develops Sales initiatives;
of Sales                                              Training of Sales and Customer Service
                                                      Staff; Manages key corporate relationships
                                                      and accounts; Preparation of Sales Budgets.
------------------------------- ------------------- ---------------------------------------------
Vice President of                 Sandra L. Wendt     Accounting Officer;
Administration, Chief                                 Manages Financial Function;
Financial Officer and                                 Oversees personnel & administration;
Principal Accounting Officer                          Preparation of Forecasts & Budgets.
------------------------------- ------------------- ---------------------------------------------
Senior Vice President &           Prins A. Ralston    Establishes and develops the Fit for
Chief Operating Officer                               Business personnel, structures, operating
                                                      processes, and systems in countries in
                                                      which the Company operates;
                                                      Leads and manages the personnel of the
                                                      Company;
                                                      Manages the financial affairs of the
                                                      Company;
                                                      Manages the legal and governance affairs
                                                      of the Company.
------------------------------- ------------------- ---------------------------------------------

WE HAVE A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO CONTINUE TO SUCCESSFULLY DEVELOP OUR BUSINESS PLAN OR ACHIEVE PROFITABILITY.

We are a development stage company and have a limited operating history. Our success will depend largely upon our ability to implement our business plan. Our ability to identify customers will be crucial to our success. Due to our development stage, we do not have consistent cash flow.

SINCE MARK A. POULSEN, OUR PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR, OWNS A COMPANY THAT RUNS A HERBALIFE DISTRIBUTORSHIP THAT INCLUDES A NETWORK OF DISTRIBUTORS THAT RESULTS IN THIS COMPANY RECEIVING ADDITIONAL COMMISSIONS AND INCOME FROM HERBALIFE, MARK A. POULSEN COULD INFLUENCE THE SOURCING OF THE
NUTRITIONAL PRODUCTS REQUIRED FOR OUR PROGRAMS FROM HIS DISTRIBUTORS TO THE EXCLUSION OF OTHER DISTRIBUTORS, AND AS SUCH, A CONFLICT OF INTEREST CAN ARISE.

Mark A. Poulsen & Associates Pty. Ltd. is a company of which Mark A. Poulsen is a Director, and through which he runs his Herbalife distributorship. Herbalife runs a network marketing system, under which Mark A. Poulsen & Associates Pty. Ltd. directly receives 5% of income from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark A. Poulsen & Associates Pty. Ltd.

Currently, Mark A. Poulsen & Associates Pty. Ltd. has distributors (21) that it has sponsored under the Herbalife networking system that are signed up as independent FFBI account executives (16) and customer service representatives
(5). As such, Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen & Associates Pty. Ltd. that have resulted from commissions paid to Mark A. Poulsen & Associates Pty. Ltd. from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives. This is a conflict of interest and may result in his allegiance being swayed.

INVESTORS IN THIS OFFERING WILL SUFFER IMMEDIATE DILUTION OF THEIR INVESTMENT OF $1.29 PER SHARE.

Investors in this offering are paying $1.50 per share. If the maximum number of shares of common stock offered in this Offering are sold, our net tangible book value per share will be $.21 per share. This will result in immediate dilution in your investment of $1.29 per share.

SINCE WE DEPEND ON HERBALIFE LTD. PRODUCTS AND WE HAVE NO WRITTEN AGREEMENT FOR SUCH PRODUCT SUPPLY THROUGH THEIR INDEPENDENT DISTRIBUTOR, THIS RELATIONSHIP CAN TERMINATE WITHOUT NOTICE AND CAUSE THE LOSS OF FUTURE REVENUES AND OPERATIONS.

Our business plan relies upon Herbalife to supply products through its distributors for our nutritional programs. We do not have a formal agreement with Herbalife or its distributors. Mark A. Poulsen, the Founder, President, and Chief Executive Officer of Subsidiary, is an independent distributor of Herbalife products through Mark A. Poulsen & Associates Pty. Ltd. Each of our account executives may also be an independent distributor of Herbalife products. If Mark A. Poulsen & Associates Pty. Ltd. or any of our account executives were to lose their distributorship with Herbalife, or if any governmental regulations were to negatively impact Herbalife or its products, our business revenues and operations would be significantly reduced. In these circumstances, we would need to find new Herbalife distributors and, or, a new supplier of nutritional products.


AS THE  NUTRITIONAL  COMPONENT OF OUR PROGRAMS  INVOLVES THE COMPANY SELLING THE
NUTRITIONAL PRODUCTS OBTAINED THROUGH EXISTING HERBALIFE DISTRIBUTORS, WE MAY BE
IMPACTED BY THE  NEGATIVE  CONNOTATIONS  ASSOCIATED  WITH THE NETWORK  MARKETING
UNDERTAKEN BY THESE DISTRIBUTORS WITH THE RESULTING LOSS OF CORPORATE  CUSTOMERS
AND SUBSEQUENT LOSS OF REVENUES.

Herbalife distributes its nutritional product utilizing a network marketing model. This style of marketing has been previously and incorrectly associated with the outlawed pyramid sales models. Due to this incorrect association, we may be negatively impacted as potential corporate customers may be reluctant to be associated with products obtained from network marketing based distributors.
We clearly remunerate our employed and independent account executives and customer service representatives only on the basis of retail sales of our programs to our customers, and are not involved in any form of pyramid sales, as follows:


------------------------- -------------------------------- --------------------------- ------------------------
Type                      Salary                           Commission                  Bonuses
------------------------- -------------------------------- --------------------------- ------------------------
Employed Account          Negotiated dependent on          Negotiated dependent on     Negotiated dependant
Executives                qualifications and experience.   sales volumes.              on budget and key
                                                                                       performance indicators
                                                                                       being achieved.
------------------------- -------------------------------- --------------------------- ------------------------
Employed Customer         Negotiated dependent on          NIL                         Negotiated dependant
Service                   qualifications and experience.                               on budget and key
Representatives                                                                        performance indicators
                                                                                       being achieved.
------------------------- -------------------------------- --------------------------- ------------------------
Independent Account       NIL                              Sliding scale after a       NIL
Executives                                                 threshold of $100,000
------------------------- -------------------------------- --------------------------- ------------------------
Independent Customer      NIL                              35% of the retail sale of   NIL
Service Representatives                                    the customers serviced.
------------------------- -------------------------------- --------------------------- ------------------------


The impact of an incorrect association on a new customer may indicate that we will be unable to sell our programs to them, or if they were an existing customer, we may lose an existing contract with them. As such, there would be a resultant decrease in revenues.

OUR BUSINESS AND THE HERBALIFE NUTRITIONAL PRODUCTS ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, AND OUR FAILURE TO SECURE GOVERNMENTAL APPROVALS WILL RESULT IN THE LOSS OF THE PRODUCT AND DECREASED REVENUES AND OPERATIONS.

Both the business and the Herbalife products, at the core of the nutrition components of our programs, are subject to extensive government regulation in various jurisdictions. For example, we may be subject to regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by our account executives or customer service representatives, for which we may be held responsible; (2) our distribution system; and (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties.

For example, in the United States, the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution and sale of our Herbalife products may be subject to regulation by one or more governmental agencies, including (1) the Food and Drug Administration ("FDA"), (2) the Federal Trade Commission ("FTC"), (3) the Consumer Program Safety Commission ("CPSC"), (4) the United States Department of Agriculture ("USDA"), (5) the Environmental Protection Agency ("EPA") and (6) the United States Postal
Service. Our activities are regulated by various agencies of the states, localities and other countries in which our programs are distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of foods, dietary supplements and over-the-counter ("OTC") drugs, such as those distributed by us. FDA regulations require Herbalife suppliers to meet relevant good manufacturing practice ("GMP") regulations for the preparation, packing and storage of foods and OTC drugs. GMP's for dietary supplements have yet to be promulgated but are expected to be proposed. In some jurisdictions, we may, prior to commencing operations, be required to obtain approval, licenses or certification from the relevant governmental health agency. There is no guarantee that we will be able to secure the necessary approvals in any of our targeted markets for the Herbalife products, and we may have to substitute other approved nutritional products in these markets.

SINCE OUR BUSINESS OPERATIONS ARE PRESENTLY LOCATED IN AUSTRALIA AND SUBJECT TO THE RULES AND REGULATIONS OF AUSTRALIA, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION REGARDING YOUR INVESTMENT.

Our business operations are based in Australia. Our products and services are subject to the rules and regulations of Australia as are the operations of our Subsidiary in Australia. The major areas of Australian Law most likely to impact FFBI are as follows:

Food:

The Australia New Zealand Food Standards Code is adopted by all the Australian States and Territories. The Code prescribes labeling requirements for all food. Certain statements are prohibited and others are regulated and may only be used in specific circumstances. For example, health and nutrition claims and claims that a food is a food item for a specific dietary use are strictly regulated.

Therapeutic goods:

Therapeutic goods must be registered and can only be manufactured by a licensed manufacturer, and must also be included on the Australian Register of Therapeutic Goods as either listed or registered goods. There are standards for the manufacture, composition, handling, labeling and advertising of such goods. Therapeutic goods may be assessed for safety and efficacy and, depending on the level of risk and the claims made on the product distributors of therapeutic goods, must hold the relevant level of evidence to support claims made on packaging and in advertising.

Australian Securities and Investments Commission:

The Australian Securities and Investments Commission (ASIC) is the single regulator of Australian registered and foreign companies. The ASIC administers the Corporations Act (Cth), the law regulating incorporation, operations and management of companies. The ASIC is therefore responsible for supporting integrity and fairness in company affairs and in financial markets.

Australian Taxation Office (ATO):

The Australian Taxation Office, under the Commissioner of Taxation, is the statutory authority responsible for administering Australia's federal taxation system. Australia's income tax law consists primarily of the Income Tax
Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) and the Taxation Administration Act 1953 (Cth), as well as ATO administrative taxation rulings and court decisions. Fringe benefits provided to employees are subject to a separate regime under the Fringe Benefits Tax Assessment Act 1986 (Cth). Australia's goods and services taxation law consists primarily of A New Tax System (Goods and Services Tax) Act 1999 (Cth). The current income tax system involves taxation of income and capital gains of individuals and businesses.

Actions in respect of defective services or products are likely to be based on:

o the Australian Federal Trade Practices Act and comparable legislation in the Australian State and Territory jurisdictions; and
o    the common law of contract; and
o    the common law of negligence.

If you are a United States investor, you may not be knowledgeable about the above rules and regulations in Australia. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE AUSTRALIAN DOLLAR AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS.

We are an Australian based company. Although the financial information in this document is presented in United States dollars, we transact our business in the Australian dollar. Any negative price fluctuations in the Australian dollar to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.

SALES BY SELLING SECURITY HOLDERS BELOW THE $1.50 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT.

Our Selling Security Holders may offer their shares during our offering. All of our stock owned by the Selling Security Holders will be registered by the Registration Statement of which this prospectus is a part. The Selling Security Holders may sell some or all of their shares immediately after they are registered. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares and result in the loss of part, or all, of your investment.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENTS SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED STOCK EXCHANGE OR QUOTATION MEDIUM.

There has been no trading market for our common stock and none is anticipated to develop in the near future. We intend to apply for quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our common stock would be highly illiquid. Accordingly, an investor in our common stock may not be able to sell the shares readily, if at all.


OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR CURRENTLY CONTROLS APPROXIMATELY 61.9% OF OUR ISSUED AND OUTSTANDING SHARES AND, THEREFORE, CONTROLS ALL STOCKHOLDER DECISIONS RESULTING IN THE REMAINDER OF OUR STOCKHOLDERS HAVING NO CONTROL OVER OUR CORPORATE ACTIONS.

Mark A. Poulsen, our Chief Executive Officer and Director, beneficially owns, in the aggregate, approximately 60.25% of our issued and outstanding common stock. Mr. Poulsen also owns 1,000,000 shares of our preferred stock, which have 50 voting rights per share. Therefore, this individual is in a position to exert actual or effective control over our business and operations, including the election of all of our directors and approval of significant corporate transactions. The remainder of our stockholders will have no control over our corporate actions.


INVESTORS IN THIS OFFERING WILL BEAR THE MOST RISK OF LOSS EVEN THOUGH OUR PRESENT CHIEF EXECUTIVE OFFICER AND DIRECTOR WILL CONTROL US.

Our present officers and directors own an aggregate of 14,155,000 shares or 67.82% of our total issued and outstanding shares of common stock (but not including up to 2,000,000 shares issuable upon the exercise of options) and 1,000,000 preferred shares before the registration and the issuance of additional shares of common stock from this Offering. This controlling interest was acquired at a cost substantially below the offering price. Further, some of our Selling Security Holders acquired their shares at a cost of $0.33 and $0.50 per share. Accordingly, purchasers of the shares of common stock offered will bear most of the risk of loss although our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership.

IT IS IMPERATIVE THAT WE PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND THE FAILURE TO DO SO WILL HAVE A NEGATIVE IMPACT ON OUR BUSINESS DUE TO THE FACT THAT A NEW COMPETITOR MAY GAIN ENTRY INTO THE MARKETPLACE RESULTING IN A LOSS OF CUSTOMERS, REVENUE AND A SLOW GROWTH PLAN.

Our business depends on intellectual and property laws to safeguard our assets. Our intellectual property consists of: (i) computer software and systems design for our call center, (ii) trademark of Fit For Business, (iii) website design for management information systems (to be completed), (iv) design for multimedia training programs (in progress), (v) marketing and promotional literature and materials (ongoing), (vi) account executive and customer service resources, customer service representatives, compact disc and training manuals, (vii) television program pilots and script (initial pilot for thirteen week television program complete, (viii) and customer and prospects list. Our success in defending our intellectual property assets and ensuring that we do not infringe on the intellectual property rights of others can be an expensive process, and have a significant effect on our business. Our failure to protect our intellectual property assets, or the infringement on the rights of others could have a negative material effect on us in that we could lose our market advantage that we have over our existing competitors, or a new competitor may gain entry into the market place as a result of obtaining our intellectual property. Due to the increased competition this would create, we would lose our advantage in acquiring and obtaining customers with the subsequent loss in revenue and a slowing down in our growth plans.

We are introducing a new concept to our business plan that may not be successful resulting in depletion of our resources. Our business plan calls for the development of a new concept of corporate wellness solutions in which we target a specific market (i.e., industry, business, government and individuals 45 years of age and older). This is to be introduced in Australia and other markets. There is no assurance that we will be successful in introducing this concept. The introduction of this concept consists of the use of our cash reserves which will be depleted if the introduction of this concept is not successful.

                                 USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $100,000, are estimated to be approximately $4,400,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the Selling Security Holders. The following sets forth our use of net proceeds based on the maximum raise where we net $4,400,000; a raise where we net $2,700,000; a raise where we net $1,200,000; a raise where we net $700,000; and, a raise where we net $350,000:

Use of Proceeds Based on Net Raise of $4,400,000:

                                                  Approximate      Approximate
                                                     Dollar       Percentage of
Application of Proceeds                              Amount       Net Proceeds
-----------------------                           -----------     -------------
Purchase of Computer Software and Systems         $   350,000          8.0%
Hardware for Call Center (1)
Website Design and Enhancement (2)                    260,000          5.9%

Production - Multi Media Training programs (3)        300,000          6.8%

Marketing, Promotional Literature and Brand           300,000          6.8%
Campaign Costs (4)

International market development (5)                1,500,000         34.1%

Working Capital (6)
         Rent Expense            $   200,000
         Salaries                    975,000
         Professional Fees            45,000
         Admin Expenses               20,000
         Cash Flow Funding           450,000        1,690,000         38.4%
                                                  -----------        ------

Total..................                           $ 4,400,000        100.0%
                                                  ===========        ======

(1) Further development of our web based management system including the addition of a call center module. This item includes the provision of the required computing hardware to support the developed software.

(2) Development of a web based portal that will include the ability to undertake online e-commerce transactions.

(3)  Conversion  of the  current  paper based  training  manuals for our Account
     Executives  and  Customer  Service   Representatives   into  a  self  paced
     multi-media training kit.

(4) To secure an advertising and brand building agency to assist FFBI in ensuring that its brand building activities deliver measurable increases in sales.

(5) Undertake the research of the potential market, modify the FFBI processes and systems for the market in question, prepare promotional documentation in the language of the market, and undertake relationship building visits to the countries.


(6) Represents amounts to be used for working capital and general corporate purposes, including rent expense, corporate overhead including salaries of management, administration and ongoing professional fees. The amount allocated to cash flow funding will be utilized on a needs basis to fund any day to day administrative expenditures such as direct program consumables (the costs of inoculations, pedometers, nutritional supplements, participant awards, and participant information packs) in the course of generating revenues. The Working capital amount is required to fund operations ahead of receiving the revenues that will flow as a consequence of delivery of these services to customers.


Prior to revenues from sales being fully able to fund salaries and bonuses, working capital will be used to fund the following salaries of management:

-------------------- ------------------- ----------------------------- --------------------- -----------------
Title                  Name                Salary                        Bonus                Term of contract
-------------------- ------------------- ----------------------------- --------------------- -----------------
President and          Mark A. Poulsen     $96,329 Fit For Business      Listing bonus         Employment
Chief Executive                            (Australia) Pty Limited;      $388,250              contract can be
Officer                                    $192,658 Fit For Business                           terminated on
                                           International, Inc.                                 four (4) months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- -----------------
Senior Vice            Anthony F. Head     $77,063                       On meeting budget     Employment
President                                                                $11,086               contract can be
of Sales                                                                                       terminated on
                                                                                               four (4) months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- -----------------
Vice President of      Sandra L. Wendt     $42,385                       On meeting budget     Employment
Administration,                                                          $3,695                contract can be
Chief Financial                                                                                terminated on
Officer, and                                                                                   four (4) months
Principal                                                                                      notice.
Accounting Officer
-------------------- ------------------- ----------------------------- --------------------- -----------------
Senior Vice            Prins A. Ralston    $131,007                      On meeting budget     Employment
President & Chief                                                        $14,782               contract can be
Operating Officer                                                                              terminated on
                                                                                               four (4) months
                                                                                               notice.
-------------------- ------------------- ----------------------------- --------------------- -----------------

Use of Proceeds Based on Net Raise of $2,700,000:

                                                Approximate        Approximate
                                                  Dollar          Percentage of
Application of Proceeds                           Amount          Net Proceeds
-----------------------                           ------          ------------

Purchase of Computer Software and Systems      $   250,000             9.3%
Hardware for Call Center

Website Design and Enhancement                     160,000             6.0%

Production - Multi Media Training programs          90,000             3.3%

Marketing, Promotional Literature and Brand        300,000            11.1%
Campaign Costs

International market development                 1,000,000            37.0%

Working Capital (6)
           Rent Expense            $110,000
           Salaries                 700,000
           Professional Fees         25,000
           Admin Expenses            15,000
           Cash Flow Funding         50,000        900,000            33.3%
                                               -----------           ------
Total..................                        $ 2,700,000           100.0%
                                               ===========           ======

For the specific breakdown of each category, see the footnotes above under the category of Net Raise of $4,400,000.

Use of Proceeds Based on Net Raise of $1,200,000:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Purchase of Computer Software and Systems      $   150,000            12.5%
Hardware for Call Center

Website Design and Enhancement                      80,000             6.7%

Production - Multi Media Training programs          90,000             7.5%

Marketing, Promotional Literature and Brand        180,000            15.0%
Campaign Costs

International market development                   210,000            17.5%

Working Capital (6)
           Rent Expense            $ 60,000
           Salaries                 400,000
           Professional Fees              0
           Admin Expenses                 0
           Cash Flow Funding         30,000        490,000            40.8%
                                               -----------           ------
Total..................                        $ 1,200,000           100.0%
                                               ===========           ======


Use of Proceeds Based on Net Raise of $700,000*:


                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Website Design and Enhancement                  $   50,000             7.1%

Marketing, Promotional Literature and Brand         50,000             7.1%
Campaign Costs

International market development                   110,000            15.8%

Working Capital (6)
           Rent Expense            $ 60,000
           Salaries                 400,000
           Professional Fees              0
           Admin Expenses                 0
           Cash Flow Funding         30,000        490,000            70.0%
                                               -----------           ------
Total..................                        $   700,000           100.0%
                                               ===========           ======


 Use of Proceeds Based on Net Raise of $350,000*:

                                               Approximate        Approximate
                                                 Dollar          Percentage of
Application of Proceeds                          Amount           Net Proceeds
-----------------------                          ------           ------------

Working Capital (6)
           Rent Expense            $ 40,000
           Salaries                 250,000
           Cash Flow Funding         60,000    $   350,000           100.0%
                                               -----------           ------
Total..................                        $   350,000           100.0%
                                               ===========           ======
For the specific breakdown of each category, see the footnotes above under the category of Net Raise of $4,400,000.

The foregoing represents our best estimate of our allocation of the net proceeds based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance, that the net proceeds from an Offering raising $1,000,000 will only allow us to sustain our operations for a period of approximately twelve
(12) months. Upon completion of the Maximum Offering of $4,400,000, we believe we will have sufficient financing to operate our business for approximately eighteen (18) months.


* If we raise less than $350,000, then the expenditures enumerated in this example will be decreased in a proportionate manner, provided that salaries will be decreased at a rate twice that of cash flow funding and rent expense.
Employment positions at our company will be eliminated as necessary to correspond to such a decrease in net proceeds.

                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin
Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.

As of July 29, 2005, based on our transfer agent records, we had 84 stockholders holding an aggregate of 20,870,000 shares of our common stock. In addition, 2,000,000 options convertible into 2,000,000 shares of our common stock are held by Fort Street Equity, Inc., Ralston Superannuation Fund, and Bruce Gilling.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of July 29, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                   (b)                     (c)

                           --------------------   --------------------   ------------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   ------------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.


                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

     o Make a suitability determination prior to selling a penny stock to the purchaser;

     o    Receive the purchaser's written consent to the transaction; and

     o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

    COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage having a mission to improve the wellness and productivity of people in the workplace. FFBI provides products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; and (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age.


Fit For Business (Australia) Pty Limited ("Subsidiary") was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, Subsidiary initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the reverse merger between FFBI and Subsidiary, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, Subsidiary commenced a capital formation activity to effect a reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, Subsidiary completed a reverse merger with FFBI, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, Subsidiary, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a trademark in Australia for its name and related logo, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses.

On September 14, 2004, FFBI entered into a Share Exchange Agreement (the "Exchange Agreement") with Subsidiary, whereby FFBI acquired all of the issued and outstanding capital stock of Subsidiary (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and the preferred stock of FFBI have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of Subsidiary control FFBI, and Subsidiary has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and Subsidiary brought forward at their historical bases.

In the course of the activities described above, we have sustained operating losses and expect such losses to continue in the foreseeable future. To date, we have not generated sufficient revenues to achieve profitable operations or positive cash flow from operations. As of March 31, 2005, we had a working capital deficit of $229,008 and an accumulated deficit of $701,128. There is no assurance that profitable operations, if ever achieved, will be sustained on a continuing basis. During the nine-month period ended March 31, 2005, we derived 74% of our revenues from recognizing revenue as the result of our license sale to LR Global Marketing Pty. Ltd., and the remainder from the sale of programs to corporate and living well customers.

With our main revenues likely to be generated from the sale of our wellness programs to corporations and government departments, we will be concentrating on sales efforts with those corporations most likely to purchase our programs. Market research will be conducted to identify those corporations most likely to purchase our programs following which the sales process can take anywhere from 3 to 12 months to complete. Corporations and government departments class our programs as mainly employee benefits programs. If economic circumstances become tight, corporations tend to reduce their expenditures on employee benefits programs and this will have a detrimental impact on our revenues.

Other trends that have a material effect on our revenues, plan of operations and the results of our operations include our market's tendency to be aware of health issues and the desire of the majority of those in our market to maintain or improve their current level of health and personal well being. Currently, those in Australia and New Zealand are very much aware of the importance of good health and physical fitness. Our products and services rely on this awareness and desire. These trends result in part from government education programs and also from social pressures to look well and be physically active. While there is no indication that these trends will decline, there is no assurance that these trends will continue and if they were to cease or become less prevalent, our results will be materially affected.


Critical Accounting Policies

     Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosure. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time the financial statements are prepared. On a regular basis, management reviews our accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

     Our significant accounting policies are discussed in Note 1 of the notes to
financial  statements,   "Significant  Accounting  Policies".  Certain  critical
policies are presented below.

Revenue Recognition

We are in the development stage and have yet to realize significant revenues from planned operations. We have derived revenues principally from the sale of literature and training materials, Herbalife nutritional products, services related to wellness programs, and from a license agreement for Australia and New Zealand which entitles the licensee to recruit representatives for us, use our logo and software, and market and promote our products and services. Such revenues are recognized in accordance with the SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Under SAB 104, revenue is recognized when it is realized or realizable and earned. We consider revenue realized or realizable and earned when we have persuasive evidence of an arrangement, and that: (i) the product has been shipped or the services have been provided to our customer; (ii) the sales price is fixed or determinable; and (iii) collectibility is reasonable assured. We also reduce revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

For sales of literature, training materials, and Herbalife nutritional products, revenue is realized upon shipment to the customer and there are no unfulfilled company elements related to a customer's order.

For specific wellness program services and contracts pertaining to such services, revenue is realized as services are provided.

For license agreements, revenue is realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, the use of Company logos, software and training materials, and the rights to market and promote the services of the Company. Revenue from such agreements is realized over the term and under the conditions of each specific license.

Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of our web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by us and amortized to expense over the web site's estimated useful life or period of benefit.

Costs of Computer Software Developed or Obtained for Internal Use

Under State of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), we capitalize external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software.

Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), we capitalize costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date.

Foreign Currency

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the period. Translation adjustments are included in accumulated comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

As a result of such currency fluctuations and the conversion to United States dollars for financial reporting purposes, we may experience fluctuations in our operating results on an annual or quarterly basis going forward. We have not in the past, but may in the future, hedge against fluctuations in exchange rates. Future hedging transactions may not successfully mitigate losses caused by currency fluctuations.

Accounting for Income Taxes

Significant judgment is required in determining our worldwide income tax expense provision. In the ordinary course of a global business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Some of these uncertainties arise as a consequence of cost reimbursement arrangements among related entities, the process of identifying items of revenue and expense that qualify for preferential tax treatment and segregation of foreign and domestic income and expense to avoid double taxation. Although we believe that our estimates are reasonable, the final tax outcome of these matters may be different than those presented in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income (loss) in the period in which such determination is made.

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

As of March 31, 2005, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $701,100 that may be offset against future taxable income. The net operating loss carryforwards expire in the years 2021-2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.


RESULTS OF OPERATIONS

NINE-MONTH PERIOD ENDED MARCH 31, 2005, COMPARED TO THE NINE-MONTH PERIOD ENDED MARCH 31, 2004.

Revenues

Total revenues for the nine-month period ended March 31, 2005, amounted to $40,501, or a 42,533% increase over revenues of $95 for the same period ended March 31, 2004. The increase in revenues was primarily due to the completion and realization of revenue from the first license agreement in Australia and New Zealand by Subsidiary with L.R. Global Marketing Pty. Ltd. The amount of revenue realized amounted to $31,827. The remainder of the increase in revenues, or $8,579, resulted from revenues from wellness programs, and the sale of nutritional products.

Cost of Goods Sold

Cost of goods sold increased $2,204, or 2,688%, to $2,286 for the nine-month period ended March 31, 2005, when compared to $82 for the same period ended March 31, 2004. The increase was due to additional sales of the Company's Herbalife nutritional products.

General and Administrative Expenses

General and administrative expenses for the nine-month period ended March 31, 2005, increased by 8,631% to $338,519, when compared to $3,877 for the same period ended March 31, 2004. The increase was primarily attributed to additional salaries, compensation and related payroll tax expenses resulting from the addition of administrative staff and the impact of salaries related to employment agreements with officers and directors, and additional expenses related to advertising, training, travel, telephone, office expense, and non-offering related professional, accounting and consulting fees. The Company also realized $48,562 in foreign exchange expense adjustments during the period ended March 31, 2005, compared to realized foreign exchange gains of $31,295 for the same period in 2004.

Other (Expense)

Other (expense) for the nine-months ended March 31, 2005, amounted to $4,988, compared to $4,081 for the same period ended March 31, 2004. For the period ended March 31, 2005, other (expense) consisted of interest expense of $6,202 related to accrued interest from convertible promissory notes, offset by interest income of $1,214. For the same period ended March 31, 2004, other (expense) consisted of interest expense of $4,081 related to accrued interest from convertible promissory notes.

Net (Loss)

Net (loss) for the nine-months ended March 31, 2005, amounted to $(305,292), compared to $(7,945) for the same period ended March 31, 2004. The additional net (loss) of $(297,347) resulted primarily from the overall increase in general and administrative expenses, described above, offset by the increase in revenues for the period.

Net (Loss) Per Share

We incurred a net (loss) per share of $(0.01) for the nine-month period ended March 31, 2005, compared to a net (loss) per share of $(0.00) for the same period ended March 31, 2004. The weighted average number of common shares outstanding for the nine-month period ended March 31, 2005, was 20,791,715, compared to 20,000,000 shares for the same period in 2004. The weighted average number of common shares outstanding for the nine-month periods ended March 31, 2005, and 2004, reflects the retroactive restatement of shares outstanding from the reverse merger between FFBI and Subsidiary effected on September 14, 2004.

YEAR ENDED JUNE 30, 2004, COMPARED TO THE YEAR ENDED JUNE 30, 2003.

Revenues

Total revenues for the year ended June 30, 2004, amounted to $203, or a 44% decrease from revenues of $363 for the same period ended June 30, 2003. The decrease in revenues resulted from the development stage nature of the activities of the Company wherein only minor sales of Herbalife products and service revenues were realized.

Cost of Goods Sold

Cost of goods sold decreased $155, or 64%, to $87 for the year ended June 30, 2004, when compared to $242 for the same period June 30, 2003. The decrease was due to the development stage nature of the activities of the Company wherein only minor sales of Herbalife products were experienced.

General and Administrative Expenses

General and administrative expenses for the year ended June 30, 2004, increased by 403% to $122,220, when compared to $24,297 for the same period ended June 30, 2003. The increase was primarily attributed to additional non-offering accounting and consulting fees of $9,360, an increase in travel and lodging expenses of $1,812, the write-off of deferred offering costs related to an unsuccessful stock offering amounting to $79,685, an increase in depreciation and amortization expenses of $302, and an increase in other general and administrative expenses of $934. The increase in overall general and administrative expenses for the period was offset by a decrease of $2,854 in advertising and promotion expenses, and realized foreign exchange gains of $15,046. The amount of $15,046 realized as foreign exchange gains for the year ended June 30, 2004, represented a decrease of $8,576, or 36%, from the amount of $23,622 realized as foreign exchange gains for the same period ended June 30, 2003.

Other (Expense)

Other (expense) increased to $8,160 for the year ended June 30, 2004, from $0 for the same period ended June 30, 2003. Other (expenses) for the year ended June 30, 2004, consisted of interest expense related to accrued interest from convertible promissory notes.

Net (Loss)

Net (loss) for the year ended June 30, 2004, amounted to $(130,264), compared to $(24,176) for the same period ended June 30, 2003. The additional net (loss) of $(106,088) resulted primarily from the overall increases in general and administrative expenses and other (expense), described above, and the decrease in revenues for the period.

Net (Loss) Per Share

We incurred a net (loss) per share of $(1,608.20) for the year ended June 30, 2004, compared to a net (loss) per share of $(298.47) for the same period ended June 30, 2003. The weighted average number of common shares outstanding for the years ended June 30, 2004, and 2003, was 81. This reflects the capital shares issued and outstanding of Subsidiary and its operations prior to the reverse merger between FFBI and Subsidiary effected on September 14, 2004.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2005, our total current assets were $403,644 and our total current liabilities were $632,652, resulting in a working capital deficit of $229,008. As of the same date, we also had an accumulated deficit during the development stage of $701,128. We finance our operations with a combination of securities issuances and loans from related parties. As discussed below, we completed a private placement of convertible promissory notes in September 2004, which provided gross proceeds of $365,000.

Software development expenditures as of March 31, 2005, amounted to $40,502 from $0 as of March 31, 2004. The increase in software development costs is a result of the development of our web based management information system. Such system is not yet operational. We also incurred $5,006 in web site development costs which have been reflected in our financial statements as of March 31, 2005.

     Our management believes that we have sufficient funds to operate until the end of September 2005,with additional funds anticipated from the performance of agreements that we have entered into with our current customers, and from contracts that we expect to execute in the near future. Nonetheless, we may raise additional funds through equity financings in order to broaden our financial strength and liquidity.

As of May 31, 2005, we had $6,406 of cash resources. Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months. Our management believes that we have sufficient funds to continue operations through the end of September 2005.


On August 25, 2004, our Subsidiary entered into a License Agreement (the "Agreement") with L.R. Global Marketing Pty. Ltd. ("LR Global"), an Australian corporation acting as trustee for Fit For Business Australia/New Zealand Trust (the "trust"). The principals of LR are Laraine Richardson and Dianne Waghorne, and the beneficiaries of the trust are Laraine Richardson and Dianne Waghorne.

The principals of LR Global and the beneficiaries of the trust being the same persons are not related to us, or to our Subsidiary, our officers or directors, except as described herein. LR Global is a Herbalife distributor. Under the terms of the Agreement, LR Global has been granted a non-assignable, non-exclusive license to represent Subsidiary within Australia and New Zealand for a term of ten (10) years in consideration for the payment of a licensing fee in the amount of $500,000. Pursuant to the terms of the Agreement, LR Global may use our logo, our web based management information system, marketing and promotional literature, processes, systems, intellectual property and attend FFBI events, for the purpose of generating new customers for us and for training account executives and customer service representatives. Subsequent to the share exchange transaction of September 14, 2004, Mark A. Poulsen, our President and Chief Executive Officer, transferred 500,000 common shares to LR Global. To date, LR Global has paid us USD $125,365 of the licensing fee and we agreed to extend to a date within sixty (60) days following the first date on which our common stock is quoted on the OTC Bulletin Board or other recognized stock exchange, the balance due us. In addition, the principals of LR Global, Laraine Richardson and Dianne Waghorne, have executed personal guarantees for the payment of the balance of the outstanding license fees.


The successful implementation of all aspects of the business plan is subject to our ability to be able to raise additional funds from an offering of our common stock through this prospectus. A crucial component of our business strategy is to implement our sales plan in order that we may secure sufficient sales to become profitable. It has been estimated that we will require $180,000 for the marketing, promotion and brand campaign costs, in order to effectively implement our sales plan.

If we raise less than $1,200,000 through this Offering, we would have to curtail expenditures on recruitment of staff and or on various projects or delay these recruitment actions or projects until funds do become available. The delay in the recruitment of staff or projects will have an impact on our ability to achieve the sales target we seek to attain, and consequently delay the company reaching profitability.

Should the funding required to pursue our business strategy not be forthcoming from the aforementioned sources, we may have to explore other avenues of capital formation. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

We have estimated that our offering costs will be approximately $100,000. As noted below in the financial statements, we have already incurred $71,254 of such offering costs as of March 31, 2005.

For the purposes of providing working capital, subsequent to March 31, 2004, FFB borrowed $34,305 from Fort Street Equity. This was evidenced by two promissory notes. This amount will be used to pay the balance of FFBI's estimated offering costs.


Our independent auditor has indicated that there can be no assurance that we will be able to raise $4.5 million in equity capital through our planned filing with the SEC and related activities, or be successful in the sale of our products and services that will generate sufficient revenues to sustain our operations.

The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we have incurred operating losses since inception, and our working capital is insufficient to meet our planned business objectives. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues.

Plan of Operation

During the period ended June 30, 2005, we have devoted our activities to the following:

o Continuing to further develop our operating infrastructure, as follows:

a. Providing input and direction for further wellness program selection, features, benefits and design of programs planned to be supplied to our various target markets. We are identifying other similar Occupational Health and Safety Organizations through internet research and face to face discussions to determine whether we can include their offerings within our programs. In determining if their offerings can be included in our programs, we have regard to such issues as the compatibility, ability to deliver a quality offering, cost of their offerings, the ease of implementation and the results that their offering can deliver to potential customers.

b. Establishing which market segments are more likely to be willing consumers of our wellness programs and then developing a marketing approach that is consistent with their purchasing criteria. Training our sales force in the marketing approach necessary to consummate sales to these organizations.

c. Recruiting and training further account executives and customer service representatives; and


d.   Sales.


Achievements for the Quarter ended June 2005:

Computer Software and Systems:
-----------------------------
Continued implementation of our web based management system for final product release to our Account Executives and Customer Service Representatives.

Our international web-based integrated management system combines online and standalone features to allow us and our employees, account executives, customer service representatives and licensees to record, track and report relevant customer information.

    1.  Calendar & Appointment Functionality
    2.  Corporate Profile - including goals
    3.  Individual Employee Profile - Including Goals of on-going program
    4.  Employee Follow-up module
            a. Including call scripts to collect and record information on how employee is performing on program, this includes physical, behaviors, and feelings, measurements on the 1st, 3rd, 7th, 14th 21st, and then weekly
    5.  Product order and reorder - automated
            a.  Interface to Herbalife Ordering procedures/system
    6.  Reporting system
            a. To Individual employee for encouragement to show how they are performing against the goals they set
            b.  To the corporation at the aggregate level
                    i.  No individual information due to privacy reasons
    7.  Licensee,   Account   Executive  and  Customer  Service   Representative
        management
            a.  Ensure all customers are being followed up
            b.  Orders are being placed in a timely manner
            c.  Contract renewals are followed up


Website Design and Enhancement:
-------------------------------
Upgraded the Australian Fit For Business web site www.fitforbusiness.com.au to present better information about our programs that is more consistent with our marketing approach of using the website as a tool to promote our programs, especially to corporations.


FFBI identified several areas of our website that were either outdated/changed and/or required additional information. We reviewed all aspects of our site and totally redeveloped a more informative and easy to navigate web site. The site now includes several new sections. We have added further information on the Who We are, What we do, Our Approach, Our Nutritional Component, Our Physical Component, Statistical Information. We now have several specific sections including:
About Us
Employers
Employees
Retirees
Government
Investors
Media
Links
Tools
We believe this now explains to a potential customer or investor, in better detail what FFBI does and what the FFBI programs consist of and what potential they have to assist customers.


Marketing, Promotion Literature and Brand:
------------------------------------------
Engaged a communications consultant on a short term contract to generate press articles and media interactions specifically in relation to our target markets. Updated existing brochures.

Speaking Opportunities
----------------------
Identified speaking opportunities at business conferences and seminars for the FFBI Senior Executives, however none occurred in this quarter.

Thought Leadership/ Editorial Opportunities
-------------------------------------------

- Identified leading business management and/or health magazines with the potential for FFBI to contribute a regular column.
- Wrote letters to the Editor responding to articles on issues of business health and fitness.
-    Wrote a media release on issues relating to workplace health and fitness.
- Obtained further Testimonials of local customers using FFBI products and programs highlighting the benefits achieved and placed on FFBI website.

Pilot TV program
----------------
It was envisaged that a TV program consisting of 13 by 30 minute episodes, aimed at an audience of 45 years and over would form the basis of the marketing program for the seniors market. The TV program was to cover the following topics:

     o Health: FFBI will lead in this area using a variety of partner providers and medical experts, including physical, psychological and associated medical areas.
     o    Wellness:  FFBI  will  lead this  area  using  Behavioral  scientists,
          Occupational Therapists, Nutritionists and dieticians and fitness experts.
     o Lifestyle: The people watching this show have the largest interest in maintaining lifestyle and the finance to keep it - this will include such segments as holidays, retreats and spas, recreation and so forth.
     o Employment: Recognized recruitment agencies to give informative information on retaining employment, changing roles or re-entering the workforce.
     o Redundancy: We will be using experts from employee groups, Human relations management companies and financial planers to assist in this area. Overcoming the effects of redundancy weigh heavily on not just the bread winner, but also family relationships causing much stress

The process of bringing the TV program to fruition was to initially develop a program concept, which had been shared with a number of corporations who would participate as anchor advertisers of the various segments.

Subsequently, a ten minute pilot program has been filmed. The pilot has been then put in the hands of an advertising agency that has taken it to the major free to air commercial channels in Australia. The Commercial TV channel requested an enhanced pilot to be produced.

The enhanced pilot was estimated to cost $15,000 to produce. However, as our current financial position does not permit us to expend this amount, the project has been halted pending the completion of capital formation through this prospectus. There are no production agreements or other contracts in place for the development or airing of the TV Pilot or the eventual TV program. Once funds are available as a result of our capital formation activities, we will restart the project.


Sales:
------

- Identification of market segments that are predisposed to purchasing our programs.
-    Identifying  companies  with the  purchasing  power within that segment.
-    Researching  company  leads  to  ensure  they  meet  an  identified  set of criteria.
- Approaching the identified companies via our account executives with our sales proposal.
-    Winning the business
-    Initiating   the   implementation   program   via  our   customer   service
     representatives.
- The above process is taking between 1 to 4 months to finalize sales in small businesses and can take 6 to 12 months to finalize in large corporations or government departments.
- Continually monitoring and reporting to the individuals and corporations consuming our programs.
- Continuously improving our internal processes and systems and ensure all account executives and customer service representatives are fully trained with respect to these improvements.

An additional two licenses were endeavored to be sold in Australia. The FFBI business and financial modeling has indicated that there should only be three licenses issued in Australia/New Zealand, due to the size of the corporate market place. FFBI has already contracted with one licensee being LR Global. Therefore we are still seeking to sell an additional two licenses.


FFBI short listed a number of potential licensees in Australia and is going through our selection and interview process to ensure that potential licenses meet our criteria.


Expenses:
---------

It was budgeted that $185,000 would be expended in this quarter, however the actual expenditure will be approximately $130,000.

Revenues:
---------

No substantial revenues were expected in this quarter. Revenues totaling approx $3,000 were realized.

Quarter ending September 2005:
------------------------------

Given the limited resources that we currently have available to us, during the period ending September 30, 2005, we anticipate undertaking the following activities:

a. strategic review of mission, vision, strategies, key projects, strengths, weaknesses, opportunities and threats, competitive advantage;
b. continued focus on increasing the number of qualified corporations being targeted in order to secure sales by identifying decision makers within corporations and building relationship with these individuals;
c. continued refinement of the materials supporting the sales process such as presentation materials, brochures and newsletters as a result of feedback from sales calls;
d.   continuing the process of capital formation via this prospectus; and
e. design and development of version 2 of our web-based integrated management systems.

Methods of Achieving Objectives

We will be utilizing our current staff and in-house resources to deliver on items (a) through (c) above, and we have estimated that we require $80,000 in order to keep the business operating on this basis.

Item (d) will require the assistance of our professional legal and accounting advisors and auditors.

Item (e) will require the assistance of Insource Pty. Ltd. We entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to $40,502 and includes the development of version 2.

The plan of operations post-September 2005 is highly dependant on our ability to raise sufficient capital via this prospectus. As such, itemized below is our plan of operations, anticipated activities and expected costs assuming net proceeds from capital formation activities of $4,000,000. If a lesser amount is raised then it will be necessary to reduce both the range and extent of activities undertaken and some timeframes will extend.

The period ending three months post-capital foramtion:

Our business objectives for this period are as follows:


a.   International Market Development - Japan
---------------------------------------------
- Research and test Japanese market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses in Japan.
-    Identify potential new licensees in Japan.
-    Sell licenses in Japan.
-    Recruit  Account   Executives  and  Customer  Service   Representatives  in
     conjunction with the Licensees in Japan.
- Refine our marketing and sales process in conjunction with the Japanese Licenses.

- Specify any required changes to our Web presence and our web base management information system to accommodate Japanese nuances.


b.   Sales
----------
Recruitment of five full-time employed corporate account executives will commence. Continued sales efforts by existing independent Account Executives targeting corporations.

c.   Computer Software and Systems
----------------------------------
Delivery and implementation of version 2 of our web-based integrated management system.


d.   Program Development
------------------------
It is expected in-house permanent staff will increase to include a Development Director. We will also initiate new product offerings such as: Physical activity components, (ie walking programs) stress management programs (i.e. yoga, meditation, Tai Chi) Inoculations, education programs (i.e. meal planning, cooking lessons) weight management (dietitian, nutritionist) to be included in the programs identified by our collaborate approach with other Occupational Health and Safety Providers.


e.   Marketing, Promotion Literature and Brand
----------------------------------------------
Continue Marketing and Brand building via press releases, targeted media interaction, and relationship building events.


Methods of Achieving Objectives

We will be utilizing our current staff, in particular the new Development Director, to deliver on items (a)and (d) and we have estimated that we require $40,000 for research assistance and travel to Japan.

The Senior Vice President/Chief Operating Officer will be responsible for the recruitment activity of Item (b) and will engage the services of a professional recruitment firm to assist in this process. It is anticipated that it will cost in the order of $60,000.

The sales activity of Item (b) will be achieved by the Senior Vice President of Sales with the assistance of our Licensee, independent account executives, and independent customer service representatives.

Item (c) will require the assistance of Insource Pty Ltd. We entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to $40,502 and includes the delivery and implementation assistance for version 2.

Item (e) will be achieved through the efforts of the existing full time staff of FFBI.

Working Capital Expenses

It is budgeted that $100,000 will be expended in addition to the above.

The period ending 6 months post-capital formation:
--------------------------------------------------

Our business objectives for this period are as follows:


a.   Computer Software and Systems
----------------------------------
Specify the call centre module that is to be developed as part of the Web based management information system.

Enhance the Web Based information system to cater for the Japanese market.

b.   Website Design and Enhancement
-----------------------------------
Specify and implement the e-commerce components of the web presence.

Modify the Web presence to cater for the Japanese market place.

c.   Multi Media Training programs
----------------------------------
Specify the requirements in order to change the paper base training programs for our account executives and customer service representatives to a Multi Media base.

d.   Marketing, Promotion Literature and Brand:
-----------------------------------------------
Continue Marketing and Brand building via continued press releases, targeted media interaction and relationship building events.

Implement an Awards program to recognize businesses that operate corporate health and awareness programs, particularly those which achieve outstanding productivity improvements or reductions in absenteeism. Partner with Australian State and Federal Governments to recognize public sector employers who achieve in this area.

Commence Marketing and Brand building activities in Japan in which we identify corporations within market segments that are predisposed to purchasing our programs and then sell to them.


e.   International Market Development
-------------------------------------

Continue with the preparation to commence business in Japan.
- Initiate new product offerings to be included in the Fit For Business Japanese programs

Commence market development for South Korea as follows:

- Research and test South Korean market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses in South Korea.
-    Identify  potential  new  licensees in South Korea.  Sell licenses in South
     Korea.
- Recruit account executives and customer service representatives in conjunction with the Licensees in South Korea.
- Refine our marketing and sales process in conjunction with the South Korean Licensees.
- Specify any required changes to our Web presence and our web base management information system to accommodate South Korean nuances.

f.   TV PROGRAM
---------------
Produce the enhanced pilot program. As part of the marketing program, after acceptance of the enhanced pilot by the Australian TV network, we will enter into a production and advertising contract with a single advertising agency specializing in creating and delivering information TV programs, to create and deliver the 13 episode TV program.

g.   Sales
----------
The five full-time employed corporate account executives will commence employment and be trained and start to sell our programs to our target markets. The sales process and length of time taken to finalize sales will vary depending on the size and nature of the organization that we are targeting.

New Licensee in Australia and Japan would be joining and bringing on between 10 to 15 Independent Account Executives to assist with the sales effort.

Method of achieving objectives

Items (a) and (b) will require the assistance of Insource Pty Ltd. We will negotiate a new contract for the delivery of these objectives and anticipate that the cost for this component will be $40,000.

Item (c) will require the assistance of a specialized elearning content developer and provider. A specific provider has not been identified at this time. The cost is expected to be $20,000.

Item (d) will be achieved through the efforts of the existing full time staff of FFBI and the engagement of a Advertising and Communications agency. The cost is expected to be $40,000.

Item (e) will be delivered by the Development Director and will require an estimated $70,000 for research assistance and travel.

Item (f) will require the assistance of an advertising agency at an expected cost of $15,000 for the production of the enhanced pilot and a further $70,000 as our contribution to the production of the 13 episodes, with the rest of the costs being funded via the sale of advertising by the chosen advertising agency to corporations who will be contributing to the TV program.

Item g)will be achieved and guided by the Senior Vice President of Sales.

Working Capital Expenses

We have budgeted expenditure for this quarter of $125,000 in addition to the above.

The period ending 9 months post-capital formation:
--------------------------------------------------
Our business objectives for this period are as follows:

a.   Computer Software and Systems
----------------------------------
Develop and implement the call centre module that is part of the Web based management information system.

Enhance the Web Based information system to cater for the South Korean market.

b.   Website Design and Enhancement
-----------------------------------
Modify the Web presence to cater for the South Korean market place.

c.   Multi Media Training programs
----------------------------------
Develop and implement the multi media based training programs for our account executives and customer service representatives.

d.   Marketing, Promotion Literature and Brand:
-----------------------------------------------
Continue marketing and brand building via continued press releases, targeted media interaction and relationship building events.

Commence marketing and brand building activities in South Korea in which we identify corporations within market segments that are predisposed to purchasing our programs and then sell to them.

e.   International Market Development
-------------------------------------
Commence business in Japan.

Continue with the preparation to commence business in South Korea. -- Initiate new product offerings to be included in the Fit For Business South Korean programs.

Commence market development for North America as follows:
- Research and test North American market for compatibility in accepting the current configuration of our programs.
-    Develop marketing approach to sell licenses into North America.
- Identify potential new licensees in North America. Sell licenses in North America.
- Recruit account executives and customer service representatives in conjunction with the Licensees in North America.
- Refine our marketing and sales process in conjunction with the North American Licensees.
- Specify any required changes to our Web presence and our web base management information system to accommodate North American nuances.

f.   Sales
----------
Sales in Australia are expected to be established with consistent program sales and first Japanese sales commencing. It is anticipated that a new Licensee would be joining for Korea and bringing on between 5 and 10 account executives to assist with the Sales effort.

Method of achieving objectives

Items (a) and (b) will require the assistance of Insource Pty Ltd. We anticipate that the cost for this component will be $70,000.

Item (c) will require the assistance of a specialized learning content developer and provider. A specific provider has not been identified at this time. The cost is expected to be $80,000.

Item (d) will be achieved through the efforts of the existing full time staff of FFBI and the engagement of a Advertising and Communications agency. The cost is expected to be $90,000.

Item (e) will be delivered by the Development Director and will require an estimated $100,000 for research assistance and travel.

Item (f) will be achieved and guided by the Senior Vice President of Sales.

Working Capital Expenses

We have budgeted expenditure for this quarter of $150,000 in addition to the above.


Since we are a development stage company with no significant operating history and a poor financial condition, we may be unsuccessful in obtaining financing or the amount of the financing may be minimal, and therefore, inadequate to implement our full plan of operations. We have developed five alternative plans of operations depending on financing being raised at the levels of $4.4 million, $2.7 million, $1.2 million, $700,000 and $350,000. These alternate plans involve a scaling back or staged implementation of the $4.4 million plan of operations described. In the event that we do not receive the full, or partial financing, or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:

1.   Sell or dispose of our assets;

2. Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

3. If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;

4. File a Certificate of Dissolution with the State of Nevada to dissolve our corporation and close our business;

5. Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time; and

6. Make the appropriate filings with the National Association of Security Dealers to affect a de-listing of our common stock, if, in fact, our common stock is quoted on the Over-the-Counter Bulletin Board at that time.

If we have any  liabilities  that we are  unable to satisfy  and we qualify  for protection under the US Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any. We do not know and cannot determine which, if any, of these actions we may be forced to take.

Material commitments for capital expenditure: We have no material commitments for capital expenditures.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             BUSINESS - OUR COMPANY

We were organized on May 30, 2001, and incorporated in the State of Nevada on July 31, 2001, under the name Elli Tsab, Inc. We have remained essentially inactive since incorporation except for the issuance of common stock to former officers and directors for services rendered, and the issuance of options to purchase common stock for $10,000 in cash as described below.


On May 30, 2001, we issued 5,000,000 shares of our common stock at par value of $.001 per share to former officers and directors of the Company for incorporation services rendered valued at $5,000.00 and as founders of the Company.


We changed our name to Patient Data Corporation on April 15, 2004, and we also increased our authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $.001 per share.

On July 25, 2004, we issued 2,000,000 options to Fort Street Equity, Inc. (a Cayman Islands company) to purchase the same number of shares of our common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of our common stock over the preceding ten (10) business days prior to exercise of the options, less a discount of forty (40%) percent.


On November 10, 2003, our Subsidiary entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist with the following: (i) the identification of a corporation validly organized in the United States with which Subsidiary could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

Subsidiary paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by Subsidiary and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, Subsidiary expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. With Fort Street, Subsidiary initiated a second capital formation activity that resulted in the Exchange Agreement as described below, and the current activity to file a Registration Statement on Form SB-2 with the SEC.


On September 14, 2004, we entered into an exchange agreement and acquired 100% of the issued and outstanding capital shares of Subsidiary. Fit For Business (Australia) Pty Limited was incorporated on December 14, 1998, in the State of Queensland, Australia. All shares of Subsidiary were owned by Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. Our operations are conducted through our Subsidiary which delivers services and products to the workplace health and safety industry in Australia.

In exchange for all of the issued and outstanding shares of Subsidiary, we issued an aggregate of 15,000,000 of our common shares and 1,000,000 of our preferred shares to the shareholders of Subsidiary, Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. subsequently transferred some of their common shares to other individuals and entities, as detailed herein. In addition, the exchange agreement included the following terms: (1) Mark A. Poulsen would be elected as the only director; (2) the company would change its name to "Fit for Business International, Inc."

On January 13, 2005, we changed our name to FIT For Business International, Inc. in order to better reflect our new business plan.

Our web site is located at www.fitforbusiness.com.au

Our business model addresses the alarming health statistics of individuals in westernized countries. For example, the Australian Institute of Health and Welfare last year revealed that 60 per cent(1) of Australian adults are overweight and over 90 per cent(2) have at least one modifiable risk factor for heart, stroke and vascular disease. These statistics are reflected in the Australian workforce(3). Further, the combination of an aging workforce, falling birth rates and increased demand for workers makes it imperative that Corporations guide employees in modifying the risk factors that could prevent them from making a long and productive contribution within the workforce. The Australian National Audit Office has reported that, many businesses have recognized the need to intervene by introducing programs that include absence management techniques such as leave banks and health initiatives such as influenza injections, gym programs, yoga and stress management(4).

The US Department of Health and Human Services has reported that innovative employers are providing their employees with a variety of work-site-based health promotion and disease prevention programs. These programs have been shown to improve employee health, increase productivity and yield a significant return on investment for the employer. In their report, "Prevention makes Common Cents" they profile some of the nationally awarded and successful wellness programs in America such as those of Motorola, DaimlerChrysler and Caterpillar and some of the key program features including health risk appraisals, health screenings, targeted education programs, support for employees throughout the process of lifestyle change, smoking cessation, weight management, fitness activities, individual counseling, and tracking/monitoring/reporting(5).

The FFBI approach to promoting wellness amongst employees reflects many of the features which have proved successful in corporations like Motorola, DaimlerChrysler and Caterpillar(6). FFBI delivers an integrated work-site based program tailored to the needs of the business. The FFBI program involves the following features:

a.   health risk assessment,
b.   health education focused on the identified health risks,
c.   behavior  modification techniques,
d.   nutritional supplements for optimal nutrition and weight management
e.   a walking based fitness program,
f. individual counseling of employees to support and motivate them as they make positive lifestyle changes,
g.   smoking cessation program,
h.   preventative measures such as inoculations,
i.   regular monitoring of results and reporting.

Potential investors should be aware that to date, FFBI does not have any case studies to demonstrate the efficacy of our specific programs in delivering improved wellness to individuals or improved productivity to corporations.


FFBI backs all programs with friendly fully trained customer service representatives who use state-of-the-art occupational health and safety web based information and communications systems to support, record and report on progress of people on the programs. This ensures ongoing support and encouragement to both the individual and the corporation.

It would be FFBIs analysis that within three to five years, workplace wellness programs like those being proposed by FFBI will become the norm(7) as businesses increasingly recognize the benefits of greater productivity, happier employees, less sickness and absenteeism, and a better profitability(8).

FFBI's business plan sees it licensing prime distributors, known as "Licensees", in the countries that it targets. The Licensees will need to be very successful long-term business people with existing networks of account executives and customer service representatives. Each account executive and customer service representative will be individually required to contract with FFBI as independent account executives or customer service representatives. FFBI earns its revenues through the licensing fees as well as, on average, earning a 15% margin on programs delivered to corporate customers. The key to the business model is that corporate customers contract with FFBI and pay for the purchase of

---------------------
1 Australian Heart Foundation, "Heart Stroke & Vascular diseases Australian Facts 2004" pg 2 http://www.heartfoundation.com.au/index.cfm?page=19, visited on 31 May 2005
2 As Above
3 Australian Heart Foundation, "The shifting burden of cardiovascular disease in Australia 2005"pg 26 http://www.heartfoundation.com.au/index.cfm?page=20
4 The Auditor General Audit Report #52 2002-2003, "Absence management in the Australian Public Service" pg 68, 30 June 2003, http://www.anao.gov.au/WebSite.nsf/Publications/BD2FEAB022F0A678CA256D4B000F5DFD
5 US Department of Health and Human Services "Prevention Makes Common Cents", Executive Summary, September 2003 http://aspe.hhsgov/health/prevention/prevention.pdf visited on 31 May 2005
6 US Department of Health and Human  Services  "Prevention  Makes Common Cents",
Executive                 Summary,                 September                2003
http://aspe.hhsgov/health/prevention/prevention.pdf visited on 31 May 2005
7 US Department of Health and Human Services "Prevention Makes Common Cents", Page 22&23, September 2003 http://aspe.hhsgov/health/prevention/prevention.pdf visited on 31 May 2005
8 Ozminkowski RJ, Ling D, Goetzel RZ, Bruno JA, Rutter KR, Izaac F, Wang S. "Long-term impact of Johnson & Johnson`s health and wellness program on health care utilization and expenditures." Journal of Occupational and Environmental Medicine. 2002; 44:21-29
the programs for their employees. The successful implementation of the business plan will be dependent on our ability to meet the challenges of developing a management team capable of not only the development of the various programs but also brand management and the implementation of specific marketing strategies. These strategies will include the utilization of specific existing distributors currently in the business of marketing nutritional and wellness programs. As well, we will be employing our own account executives to offer our services and programs to our various target markets.

Additionally, it will be necessary to educate the target market and build relationships with corporate customers in order to demonstrate the commercial benefits of the Fit For Business wellness programs.

Our business plan has two major components or programs which involve products and services for:

     (1)  "Corporate Wellness;" and
     (2)  "Living Well."

Market Opportunities

The Fit For Business Programs are currently marketed to two major target markets:

     1.   Corporate   Wellness   Solutions  -  targeted  to   small/medium/large
          corporations;
     2. Living Well Solutions - targeted primarily to retirement village groups and individual seniors.

Marketing is conducted via several methods:

     1.   Targeted media advertising and events;
     2.   Direct mail; and
     3.   Relationship marketing


Potential investors should be aware that to date FFBI has not conducted any feasibility studies to demonstrate the efficacy of our business strategy.


CORPORATE WELLNESS SOLUTION PROGRAM

         Under this component of the business plan, we are focused on delivering products and services to make the corporate workplace healthier. The goal is that a healthier workplace increases productivity and reduces absenteeism and stress, and therefore, increases bottom line profits for employers. Our main objective is to be a market leader in the Corporate Wellness arena.

Our approach to tackling the wellness issues faced by corporations employees is to initially concentrate on nutrition and physical activity to replace bad eating habits with goods ones. FFBI assists the employee to aim to undertake this behavior modification within the first 21 days, usually the length of time taken to break a habit.

Following which FFBI can introduce other wellness components of the corporations choice, through FFBI, and our partner providers or through working with providers of the corporations choice - but always monitored and followed up through our web based information system and customer service representatives.

FFBI delivers an initial Corporate wellness program that includes:
     o Profiling of the business including the physical requirements of the major roles within the work place
     o Introductory seminar on the aims and goals of the FFBI program and on what good nutrition entails
     o A profile of all individual employees on the program and referral to appropriate medical/service providers
     o    Physical activity program
     o    Nutrition program including menu planning
     o Non-intrusive follow-up/coaching of all individuals at the 1, 3, 7, 14, 28 days and then monthly
     o    Actively  working  with  employees  to monitor  and report on progress
     o Providing ongoing educational material (as agreed) via electronic or hardcopy means

The balanced nutritional program provided by FFBI and for which the products are supplied by Herbalife can consist of:
     o    protein, vitamins, minerals, herbs and dietary fibre
     o    B6 supplement
     o    Vitamin and Mineral supplement
     o    Vitamin C Supplement

Plus we can provide other targeted products from the Herbalife range of nutritional products:
     o Florafibre, Natures Raw Guarana, Chitosan, Lifeline - Omega 3, Xtra-Cal, RoseOx (antioxidant), Tang Kuei, Protein powder and so on.

FFBI offers a variety of programs which includes the above services and appropriate products, ranging in price from $85.00 (AUS. $115.00) to $210.67 (AUS. $285.00) per individual employee per month.

The  benefits for corporations undertaking the FFBI programs can include:
     o    that employees feel better about themselves and have more energy;
     o    reduced absenteeism rates;
     o    reduced staff turnover; o improved productivity; and
     o    reduced health services costs.

The  benefits for  individuals  undertaking  the FFBI  programs  can include:
     o    Reducing the chance of excess unpaid sick leave;
     o Improving health which may reduce the cost of personal health/medical expenses;
     o    Savings on the costs of meals;
     o Having more energy and stamina to meet the demands of work and life in general; and
     o    Having the program costs totally paid for by the employer.

         Potential corporate customers are identified through a process of gathering and analyzing business information and data by our marketing and account executives.

         The Corporate Wellness Solution program is then marketed directly to the target companies ("customers") via the account executives. The account executives have previous experience in sales and are trained in the Fit For Business Program methodology on how to approach potential corporate customers, when information is required by customers, how to best present the information, and how to close the sale.

         We also have a separate training manual, provided on CD to all account executives, which provides detailed training on how each separate market is to be targeted, as well as detailed information on follow up, reporting, and other procedures.


     Once a corporate customer has agreed to participate in the program, our Account Executive prepare an agreement, with our assistance, to be presented to the customer. On signing of the agreement, the individual employees of the customer are interviewed by our customer service representative to advise the correct program for their use. The customer is then invoiced for the full retail value of three (3) month's program for all employees who will be utilizing the program. The in principle structure of our pricing policy is as follow:
     a. 40% is allocated to direct program consumables, such as inoculations, pedometer, nutritional supplements, participant rewards, participant information packs and so forth;
     b. 10% is allocated to indirect program cost such an allocation for overheads, quality assurance, management information systems and so forth;
     c. 35% is allocated to compensate the customer service representatives who implement the program and coach/monitor the individuals on the program; and
     d. 15% is the gross margin that we aim to attain on any program sales and out of which we pay sales commissions.


         Each corporate customer's employee receives follow-up at the 1, 3, 7, 14, 21 days and then weekly from the fully trained customer service representative to ensure compliance with the program. This follow-up process ensures that individual employees obtain positive results, assists them in forming positive habits, and helps them to stay on the program, which benefits us as well as the customer.

     The customer receives initially weekly, and then monthly, reports from the Account Executive showing the progress of the applicants. This information is also recorded onto the Web based Fit For Business Customer Follow-up program. Through the Web based Fit For Business management information system, we are able to gauge the results achieved by the employees of various customers as well as our customer service representatives.

CORPORATE WELLNESS SOLUTION PROGRAM

The FFBI business model for delivering the wellness solution program to the corporate market place sees:
     o the FFBI corporate entity delivering the marketing, support and quality assurance services to the sales team;
     o    the  sales  team  comprising  the  licensee  and the  independent  and employed account executives, undertaking the corporate sales activities and securing sales;
     o the customer service representatives delivering the services and products to the employees of the corporations.


Typically  an  Account   Executive  would  source  the   corporations/retirement
villages, make the initial contact, present the FFB program, and negotiate the contract.

Once the contract is signed off the customer service representative would then "take over" the implementation of the contract and the actual service delivery. The customer service representative would be the one to contact the individual participants, initiate them onto the program and provide the 1 on 1 customer support as part of the FFB customer care program. We envisage that each customer service representative will be able to support up to 150 program participants.

(NB once a contract has been negotiated an independent account executive can choose to have the dual role of customer service representative for up to a maximum of 50 program participants at any one time. This has the advantage of keeping the independent account executive in touch with the customer experience.)

The directors and officers of FFBI are not Licensees, account executives or customer service representatives.

Currently, there are 16 Independent Account Executives and 5 independent customer service representatives out of the total of 67 account executives and customer service representatives who are affiliated with Mark A. Poulsen & Associates Pty. Ltd. Mark A. Poulsen, our CEO and President, is a director and beneficiary of Mark A. Poulsen & Associates. As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen & Associates Pty. Ltd. that have resulted from commissions paid to Mark A. Poulsen & Associates Pty. Ltd. from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives. No other know affiliations exist between any account executives, customer service representatives and any officers or directors or employees of FFBI.


The table below expands on the specific roles played by each party to the FFBI business model.


---------------------------  --------------------  ----------------------  ----------------------
FFBI Staff                         Licensees              Account                Customer
                                                         Executives              services
                                                                              representatives
---------------------------  --------------------  ----------------------  ----------------------

o  Develops programs for      o  Provides an        o  Researches           o  Contacts each
   the market place              existing and          potential               employee of
                                 proven group of       customers who are       corporations
o  Puts in place strategic       Account               corporations            joining the
   relationships with            executives and                                program
   product providers             customer           o  Builds
                                 service               relationships        o  Conducts the
o  Undertakes the Brand          representatives       with corporations       Customer Profile
   and market building                                                         to ascertain
   activities                 o  Generates sales    o  Does                    correct
                                 leads for their       presentations to        program
o  Provides all of the           Account               corporations and        for the employee
   marketing and                 executive             finalizes sales
   promotional collateral                                                   o  Orders the
                              o  Assists the        o  Once sales              products from
o  Generates sales leads         account               process is              Product Supplier
   for the account               executives            complete
   executives                    finalize sales        allocates            o  Delivers
                                                       customer services       Products and
o  Builds relationships       o  Monitors              representatives         initiates
   with the larger               performance of        to corporations         customer onto the
   customer and assist           the account           to service their        program
   the account executives        executives and        employees who are
   close sales with              Customer              on FFBI programs     o  Performs
   these organizations           services                                      followup as per
                                 representatives    o  Monitors customer       customer care
o  Undertake induction and                             service                 program on 1st,
   training of licensees,     o  FFBI intend to        representatives         3rd, 7th, 14th,
   Account executives and        establish a           to ensure               21st and
   customer services             compensation          services quality        weekly
   representatives               plan comprising       is maintained           thereafter
                                 options and
o  Monitors performance of       cash bonuses       o  Ensures that
   the account executives        which will be         corporations
   and Customer services         dependant on          renew their
   representatives               total sales           contract with
                                 volumes of FFBI       FFBI
o  Maintain business model       programs
                                 through their      o  It is intended
o  Provision of web              distribution          that the Account
   presence                      group.                Executive service
                                                       provide customer
o  Provision of Web based                              service to
   information systems                                 at least 50
                                                       employees of
o  Maintain systems and                                corporations
   process

o  Finalizes proposal and
   contracts with
   customers

o  Maintain ISO9001:2000
   Quality certification




Independent Account Executives have two sources of income:
a. Commission on sales - a sliding scale commission for all contracts that commences once an agreed cumulative yearly threshold of $100,000 has been reached. An indicative commission scale is as follows:
     o    3% for sales up to $1,000,000
     o    2% for further sales between $1,000,000 and $2,000,000
     o    1% for any further sales above $2,000,000(no maximum cap)

b. A per participant fee when also acting as Customer Service Representative for implementing the FFB program for a maximum of 50 participants at any point in time.

Independent Customer Service Representatives have one source of income:
a. A per participant fee for implementing the FFB program for an agreed number of participants

Independent Account Executives and Customer Service Representatives receive compensation from FFB on the basis of every program sold, irrespective of whether the program involves the nutritional supplement component.


COMPENSATION PLAN FOR LICENSEES, ACCOUNT EXECUTIVES AND CUSTOMER SERVICE REPRESENTATIVES


----------------------- --------------------- -------------------- --------------------- --------------------
Fit For Business        Licensee              Independent Account  Independent Customer  FFBI Employed
                                              Executives*          Service               Account Executives
                                                                   Representative*       & Customer Service
                                                                                         Representatives
----------------------- --------------------- -------------------- --------------------- --------------------
Budgeted to retain 15%  Receives 5%           Are to receive a     Budgeted to receive   FFBI will pay an
of the retail value of  commission from       sales commission     up to 35% of the      annual salary
any FFBI Program sales. Herbalife for any     which will be        retail value of any   negotiated at the
                        nutritional product   dependent on total   FFBI program sale.    time of employment.
                        sold as a component   volume of sales of   May also receive 5%
                        of a FFBI program     FFBI programs. May   commission from
                        by their account      receive 5%           Herbalife for any
                        executive or          commission from      products sold as part
                        customer service      Herbalife for any    of a FFBI program if
                        representative who    nutritional          they are a Herbalife
                        are Herbalife         products sold as     distributor.
                        distributors.         part of a FFBI
                                              program.
----------------------- --------------------- -------------------- --------------------- --------------------

* Distinction between Account Executive and Customer Service Representative-typically an Account Executive would source the corporations/retirement villages, make the initial contact, present the FFB program, and negotiate the contract phase. Once this is signed off the Customer Service Representative would then "take over" the contract (NB the Account Executive may choose to maintain this contract himself if it is a small number of programs) he/she would then contact the participants, review their program requirements, order & deliver programs. Initiate them onto the program and provide the 1 on 1 customer support as part of the FFB customer care program.



Illustrative Compensation Tables

The tables below illustrate the compensation that could be received by independent account executives and independent customer service representatives.

Example 1: In the current year the Account Executive has secured one 12 month contract for a standard FFBI Wellness Program with Company A for 200 employees at $1600.00 per participant. The total value of the contract is $320,000. The
Account Executive chooses to take on the role of Customer Service Representative for 50 participants.

------------------------- ---------------- ---------------- ------------------- ------------------ -------------------
                          Eligible for     Value of Sales   Number of program   Payment per        TOTAL REMUNERATION
                          Sales            Commission       participants        participant
                          Commission                        monitored           monitored
------------------------- ---------------- ---------------- ------------------- ------------------ -------------------
Independent Account
Executive                     Yes(1)            $9600               50          35% x $1600 x 50        $37,600
                                                                                = $28,000
------------------------- ---------------- ---------------- ------------------- ------------------ -------------------
Independent Customer
Service Representative          N/A              Nil               150          35% x $1600 x 150       $84,000
                                                                                = $84,000
------------------------- ---------------- ---------------- ------------------- ------------------ -------------------



Example 2: In the current year, the Account Executive has secured a 12 month contract for a FFB Wellness Program (without the nutritional supplements) with Company B for 200 employees at $200.00 per participant. The total value of the contract is $40,000. The Account Executive chooses to take on the role of Customer Service Representative for 50 participants.

------------------------- ---------------- ---------------- -------------------- ------------------ -------------------
                          Eligible for     Value of Sales   Number of            Payment per        TOTAL REMUNERATION
                          Sales            Commission       participants         participant
                          Commission                        monitored            monitored
------------------------- ---------------- ---------------- -------------------- ------------------ -------------------
Independent Account
Executive                      No(2)             Nil                50            35% x $200 x 50         $3,500
                                                                                 = $3,500

------------------------- ---------------- ---------------- -------------------- ------------------ -------------------
Independent Customer
Service Representative          N/A              Nil                150          35% x $200 x 150        $10,500
                                                                                 = $10,500
------------------------- ---------------- ---------------- -------------------- ------------------ -------------------

(1) The minimum annual sales threshold of $100,000 has been reached with this one contract so a Sales Commission applies at the 3% rate. (2) The minimum annual sales threshold of $100,000 has not been reached in this example so a Sales Commission does not yet apply.

LIVING WELL PROGRAM

         This component of our business plan is targeted through programs directed primarily, but not exclusively, to individuals over 45 years of age. The programs consist of a wide range of nutritional supplements, personal care, Physical activity and weight management programs, that promote inner and outer wellness, and a healthy lifestyle. The nutritional products currently utilized within the living well programs are manufactured by Herbalife.

         2 (a) Retirement Village Groups

         Retirement villages and homes are approached directly by Living Well account executives who have been trained on how to approach the retirement villages; what information is required; and how to present it.

         The Account Executive then organizes a group presentation to the village at a suitable time. Once the presentation is complete, each attendee receives a seniors brochure which includes information on the program and an order form.


         Once the order is placed by the customer directly with us or via the Living Well account executive, the funds are deposited with us. The Living Well account executive via a customer service representative places the order and initiates the customer onto the customer care program. The in principle structure of our pricing policy is as follow:
    a. 40% is allocated to direct program consumables, such as inoculations, pedometer, nutritional supplements, participant rewards, participant information packs and so forth;
    b. 10% is allocated to indirect program cost such an allocation for overheads, quality assurance, management information systems and so forth;
    c. 35% is allocated to compensate the customer service representatives who implement the program and coach/monitor the individuals on the program; and
    d. 15% is the gross margin that we aim to attain on any program sales and out of which we pay sales commission.


          2 (b) Individual Seniors

         The seniors market is driven solely by our nation wide advertising campaign. We are currently mass marketing the Fit For Business Program in all the states of Australia. We are using free to air and television Pay programs, with advertising slots and a sponsorship campaign.

         As well as the TV campaign, we are placing ads in the nationally recognized "Seniors" newspapers and magazines.

         We believe this advertising not only generates customer interest, it also helps create national brand awareness for us.

         The Fit For Business national call center receives the customer calls in response to the advertisements. Their details are taken by the call center and entered on to the Fit for Business Web Based management information system. Fit For Business then distributes the leads, via the management information system, for each State (there are seven states and two territories in Australia)in Australia to the customer service representatives randomly, dependent on geographic location. The customer service representative then follows up each potential new customer as per the customer follow up program.


         Once the customer decides to purchase the program, the funds are deposited into our account. The customer service representative places the order and initiates the customer onto the customer care program. The in principle structure of our pricing policy is as follow:
    a. 40% is allocated to direct program consumables, such as inoculations, pedometer, nutritional supplements, participant rewards, participant information packs and so forth;
    b. 10% is allocated to indirect program cost such an allocation for overheads, quality assurance, management information systems and so forth;
    c. 35% is allocated to compensate the customer service representatives who implement the program and coach/monitor the individuals on the program; and
    d. 15% is the gross margin that we aim to attain on any program sales and out of which we pay sales commission.

PRODUCTS AND SERVICES

The Fit For Business Program provides to our customers, and in the case of corporate customers, to their employees, a unique nutritional component, which is manufactured and supplied by Herbalife. Herbalife has been selected as our nutritional supplement provider because we believe its products are safe, effective, and have a recognized market presence after twenty-four years in the market place. We also believe that the Herbalife products are effective for our customers because of their continuing commitment to enhance their products through research and development. Further, the products manufactured by Herbalife have been selected because we believe they provide a flexible, balanced nutrition program based on the core formulated meal replacement product, which can be tailored to meet individual needs.

FFBI does not directly have any relationship with Herbalife Ltd. There is no contractual relationship between Herbalife Ltd. and FFBI. From November 10-15, 2002, our President and CEO, Mark A. Poulsen, and Senior Vice President of Sales, Anthony F. Head, were invited to present the Fit For Business program to the then CEO and Co-President of Herbalife Ltd., Carole Hannah. Our presentation and subsequent meetings were received with great excitement and enthusiasm by all nine Senior Vice Presidents of Herbalife Ltd. As there was no conflict with Herbalife, they encouraged FFBI to proceed with our business plan into the market place. They were of the view that the FFBI programs could only enhance the sales of their product. FFBI is in regular contact with Herbalife Australia to ensure that product supply can be assured to FFBI corporate customers. Mark A Poulsen the President and Chief Executive Officer of FFBI is a Herbalife distributor. Currently the licensees that are being chosen by FFBI to distribute FFBI programs are Herbalife distributors with existing distributor network currently distributing Herbalife products to the domestic market. Herbalife Ltd. utilizes a network marketing model to distribute their products to the domestic market place. Herbalife distributors are independent business people and are not restricted in pursuing any other business or employment opportunities. Some of the Account Executives that the licensees will choose to distribute the FFBI programs may also be existing Herbalife distributors, as will the customers service representatives.

OUR BUSINESS STRATEGY

      Our business strategy is comprised of the following principal elements:

Program Branding and Wellness

      Our initiative is to develop the Fit For Business brand and reputation as a company focused on a complete wellness program and way of life. To bring this message across, we plan to undertake a significant advertising, public relations and branding campaign.

Account Executive Expansion, Retention & Training

Employed account executives are recruited as any other corporate employee would be via newspapers advertisement or via an employment agency. Employed account executive recruitment is undertaken via selection and interview processes. Independent account executives are recruited through similar mechanisms by the licensees. No fees or inducements of any kind are paid by FFBI for the recruitment of these account executives, other than agreed fees to registered employment agencies. No employed or independent account executives or customer service representatives or any employee of FFBI receives any fees, inducements, or other pecuniary benefits for the recruitment of account executives or any other employee. There are no revenues that can be attributed to the recruitment of account executives.

      To expand our independent account executive base, we are focusing on implementing programs to ensure account executive retention. Key areas include: provision of more qualified leads to account executives; enhancing our customer service capabilities at our call centers; offering greater business-building opportunities through our web based management information system; creating business support initiatives and better training and educational materials for new account executives to guide them through their first eighteen months; and offering enriched reward and recognition programs. To further support our account executives, a cross-functional sales team will help provide account executives with the best marketing, training, sales and information tools to ensure their success.

      We recognize that in addition to high-quality programs and a proven account executive compensation plan, the success of our business depends on the training of our account executives. Extensive training opportunities enable account executives to not only develop invaluable business-building and leadership skills, but also to become experts in our programs. By placing a top priority on training, we will build credibility among our account executives and be further established in the industry.

      We sell account executive kits at a worldwide cost of approximately $59.14 per kit (AUS $80.00), which an individual must purchase in order to become an account executive. This kit includes:
      o     FFBI Letterhead (25 copies)
      o     FFBI Corporate Brochures (6 copies)
      o     FFBI Nutritional Brochures (Herbalife) 6 copies
      o     FFBI Corporate Folders (6 copies)
      o     CD Rom containing all training and proforma documents
      o Certificate of Registration of Account Executive or Customer Service Representative
      o Living Well program posters (5 copies) o Living well pamphlets (100 copies)
      o     Corporate Employee Implementation Brochures (20 copies)
      o     Web Based Management system Access codes and instructions
      o     FFBI email address details

Sales of account executive kits are not subject to account executive allowances and cash incentives, including commissions and bonuses. Accordingly, we receive the entire retail sales amount from the sale of account executive kits.

FIT FOR BUSINESS PROGRAM RETURN AND BUY-BACK POLICIES

Our programs include an individual customer employee satisfaction guarantee. Under this guarantee, within 30 days of purchase, any individual employee who is not satisfied with any FFBI program for any reason may return it or any unused portion of any nutritional product to the account executive or customer service representative for a full refund.

GEOGRAPHIC PROFILES AND SALES TRENDS.


At this time, we have account executives working in Australia and New Zealand. We hope to enter the following markets in 2005, or as soon as possible: Japan South Korea and North America, followed by Singapore, and Hong Kong. However there is no guarantee that we will expand into these markets, or that if we do that we will obtain significant sales.

In any new country market we initially expect to target corporations that are favorably disposed to purchasing the FFBI programs. However, subsequent marketing efforts to corporations that are not as favorably disposed to our products, will require greater efforts and time to finalize sales.

We believe that a significant factor affecting these sales trends will be the opening of other new country markets within the same geographic region or with the same or similar language or cultural bases. As such when new countries are opened, we expect the sales in existing markets to shift to newly opened markets, resulting in a plateau in sales in the existing markets. This will be caused by existing account executive in existing markets viewing the prospect of being able to market to favorably disposed corporations in the new country markets as being a relatively easier sales proposition than pursuing less favorably disposed corporations in existing markets.

a) Our international expansion includes targeting companies that are pre disposed to purchasing our programs. This is done through research on these companies to find out which ones are indeed already pro - active in corporate wellness.
b) We will be entering these new markets with a track record and testimonials, which should increase our speed to market. c) We will be employing qualified experienced corporate sales executives that are already connected into the corporate arena in these international markets.


MANAGEMENT INFORMATION, INTERNET AND TELECOMMUNICATION SYSTEMS

      In order to facilitate our continued growth and support account executive activities, we will continually upgrade our web-based management information system and supporting internet and telecommunication systems. These systems will include:

(1) local area networks of personal computers, serving our administrative staff;
(2) an internet website to provide a variety of online services for account executives, customer service representatives, and potential corporate customers.
(3) an international web-based integrated customer management systems, combining online and standalone features, to allow Fit For Business and its employees, account executives, customer service representatives and licensees to record, track and report relevant customer information.

    1.  Calendar & Appointment Functionality
    2.  Corporate Profile - including goals
    3.  Individual Employee Profile - Including Goals of going on program
    4.  Employee Follow-up module
            a. Including call scripts to collect & record information on how employee is performing on program, this includes physical, behaviors, and feelings, measurements on the 1st, 3rd, 7th, 14th 28th, and then monthly
    5.  Product order and reorder - automated
            a.  Interface to Herbalife Ordering procedures/system
    6.  Reporting system
            a. To Individual employee for encouragement to show how they are performing against the goals they set
            b.  To the corporation at the aggregate level
                    i.  No individual information to privacy reasons
    7.  Licensee,   Account   Executive  and  Customer  Service   Representative
        management
            a.  Ensure all customers are being followed up
            b.  Orders are being placed in a timely manner
            c.  Contract renewals are followed up

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

We will continue to invest in our systems in order to strengthen our operating platform.

GOVERNMENTAL REGULATION

      General. We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, as applicable, at the federal, state and local levels, including regulations pertaining to: (1) program claims and advertising, including direct claims and advertising by us, as well as claims and advertising by account executives, for which we may be held responsible; (2) our distribution system; (3) transfer pricing and similar regulations that affect the level of taxable income and customs duties; and (4) taxation of account executives, which in some instances may impose an obligation on us to collect the taxes and maintain appropriate records.

      Programs. While there have been no program sales to date by FFBI in the United States it is our intention by December 2005 to commence investigating the North American market place. If our investigations of the north American market prove to be fruitful it is our intension that we would commence program sales in 2006 in the United States.

In the United States and other markets we intend to operate in , the formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution of the Herbalife nutritional products will be subject to regulation by one or more governmental agencies, but these regulations will need to be complied with by Herbalife - prior to receipt and distribution by FFBI Account Executives and customer service representatives.

      Prior to commencing operations and prior to making or permitting sales of our programs in some international markets, we may be required to obtain an approval, license or certification from the country's relevant health agency. Where a formal approval, license or certification is not required, we may seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we will work extensively with local authorities in order to obtain the requisite approvals. The approval process may require us to present each program and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. The approvals may be conditioned on reformulation of our products or may be unavailable with respect to some programs or some ingredients. Product reformulation or the inability to introduce some programs or ingredients into a particular market may have an adverse effect on sales. We must also comply with program advertising, labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in our program being removed from sale in a particular market, either temporarily or permanently.

      In the United States, the FTC, which exercises jurisdiction over the advertising of our programs, has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of some of their products. These enforcement actions have resulted in consent decrees and monetary payments by the companies involved. In addition, the FTC has increased its scrutiny of the use of testimonials, which we also utilize. We cannot be sure that the FTC will not question our advertising or other operations. In November 1998, the FTC issued a guide for the dietary supplement industry, describing how the FTC applies the law that it administers to advertisements for dietary supplements. It is unclear whether the FTC will subject advertisements of this kind, including our advertisements, to increased surveillance to ensure compliance with the principles set forth in the guide.

      In some countries, regulations applicable to the activities of our account executives also may affect our business because in some countries we may be responsible for our account executives' conduct. In these countries, regulators may request or require that we take steps to ensure that our account executives comply with local regulations. The types of regulated conduct may include: (1) representations concerning our programs; (2) income representations made by us and/or account executives; (3) public media advertisements, which in foreign markets may require prior approval by regulators; and (4) sales of programs in markets in which the products have not been approved, licensed or certified for sale.

     In some markets, it is possible that improper program claims by account executives could result in our programs being reviewed or re-reviewed by regulatory authorities and, as a result, being classified or placed into another category as to which stricter regulations are applicable. For example inappropriate or improper claims made about nutritional products could see them being reclassified from being a food to a therapeutic good. Such a reclassification would require significantly different registration, labeling and marketing processes being undertaken for such a nutritional product. In addition, we might be required to make advertising and labeling changes.

     Through our manuals, seminars and other training materials and programs, we attempt to educate our account executives and customer service representatives as to the scope of permissible and impermissible activities for example impermissible activities in some markets may include claiming that our programs can deliver weight reduction or that they will deliver stress relief in the work place or increase the productivity of the workplace. The account executives and customer service representatives are trained to ensure that their activities and claims involving the FFBI programs do not transgress any of the laws of the market in which they operate.

     We also investigate allegations of account executive misconduct. However, our independent account executives generally are independent contractors, and we are unable to monitor directly all of their activities. As a consequence, we cannot be sure that our account executives comply with applicable regulations. Misconduct by account executives could have a material adverse effect on us in a particular market or in general. For example if the account executive was located in Australia and were to make a proven misleading or deceptive claim, the Australian Trade Practices Act 1974 (Cth) might open FFBI to a claim for damages consisting of:
     o    compensatory damages for any injury;
     o damages for any expenses incurred to treat an injury or repair damage to property, including medical expenses;
     o    compensation for any loss of income because of injury or damage;
     o an amount in respect of any costs which will be incurred in the future to treat an injury or repair damage to property; and
     o compensation for any loss of life expectancy or ongoing impairment of earning capacity.

      We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require: (1) the reformulation of some products not able to be reformulated; (2) imposition of additional record keeping requirements; (3) expanded documentation of the properties of some programs; (4) expanded or different labeling; and (5) additional scientific substantiation regarding product ingredients, safety or usefulness.

      Any or all of these requirements could have a material adverse effect on our results of operations and financial condition.

Sources of liability for FFBI will depend on the nature of the activity been undertaken and the jurisdiction that we are operating in. For example in Australia actions in respect of defective services or products are likely to be based in one or more of the following three areas of law:
     o the Australian Federal Trade Practices Act and comparable legislation in the Australian State and Territory jurisdictions; and
     o    the common law of contract; and
     o    the common law of negligence.

Australian Federal Trade Practices Act:

The Trade Practices Act 1974 (Cth) in broad terms, the objectives of the Trade Practices Act and similar State and Territory legislation are to promote competition and fair trading and provide for consumer protection. The Trade Practices Act covers anti-competitive and unfair market practices, company mergers or acquisitions, product safety and product liability. The section of the Act most likely to affect FFBI is Section 52 which prohibits corporations from engaging in misleading or deceptive conduct in trade or commerce. It prohibits certain false representations, for example, that services or goods are of a particular standard, quality, value, grade, composition, style or model or have a particular history or a particular previous use. Labelling and advertising claims on products are susceptible to challenge under these provisions and must be capable of substantiation. In assessing whether claims are misleading, courts will look at whether the express and implied representations are correct and whether the overall impression is accurate. The Fair Trading Acts of the Australian States and Territories contain similar provisions. This extremely wide-ranging provision has established a norm of conduct which, if breached, can give rise to a variety of remedies for a person who suffers damage.

The common law of contract:

Where a service or product is supplied by a manufacturer to a supplier or by a supplier to a consumer there will be a contract between the two parties. Australian courts will often be prepared to find that those contracts include implied terms about the quality of the service or product. If those terms are breached then the party which received the service or product will have an action for breach of contract.

The common law of negligence:

The common law tort of negligence remains an important source of legal rights and responsibilities for service or product liability actions under Australian law. The most significant of the common law remedies against service provider, manufacturers and distributors of defective goods is the law of negligence. Under the law of negligence a plaintiff may recover damages from a defendant if:
o the defendant owes the plaintiff a duty of care at law o the defendant breaches that duty by failing to meet the standard of care required by the law; and o the plaintiff suffers damage because of the breach of duty. In Australia it is well settled that a duty of care is owed by the service provider, manufacturer and supplier of goods to the purchaser or user. The common law provides that the service provider ought reasonably have the user in contemplation when considering the issues of design, delivery, safety and distribution.

Damages:

There are a number of technical differences between the calculation of damages in contract and negligence and under the TPA. However, in broad terms, a successful plaintiff in a service or product liability action will be able to recover:
     o    compensatory damages for any injury
     o damages for any expenses incurred to treat an injury or repair damage to property, including medical expenses
     o    compensation for any loss of income because of injury or damage
     o an amount in respect of any costs which will be incurred in the future to treat an injury or repair damage to property; and
     o compensation for any loss of life expectancy or ongoing impairment of earning capacity.

Food:

Another area of Law in Australia that can affect the FFBI are the regulation affecting Food as the many nutritional products are registered as a food and not a therapeutic good. The Australian States and Territories have food legislation to regulate the composition, packaging, advertising and labelling of food and the hygiene of food premises and equipment.

The Australia New Zealand Food Standards Code is adopted by all the Australian States and Territories. The Code prescribes labelling requirements for all food. Certain statements are prohibited and others are regulated and may only be used in specific circumstances. For example, health and nutrition claims and claims that a food is a food for a specific dietary use are strictly regulated. There is also a general prohibition on the addition of substances to food such as additives, vitamins and minerals, and certain botanicals, unless specifically permitted for a particular food. In addition to the general requirements, the Code sets out prescribed standards for particular foods. Some foods must undergo rigorous safety assessments before they can be made available for sale, for example, novel and genetically modified food.

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

Therapeutic goods:

Therapeutic goods must be registered and can only be manufactured by a licensed manufacturer, and must also be included on the Australian Register of Therapeutic Goods as either listed or registered goods. There are standards for the manufacture, composition, handling, labelling and advertising of such goods. Therapeutic goods may be assessed for safety and efficacy, depending on the level of risk and the claims made on the product. Distributors of therapeutic goods must hold the relevant level of evidence to support claims made on packaging and in advertising. The legislation also provides a procedure for pre-publication clearance for advertisements of certain therapeutic goods. There are also standards for the labelling of these products.

Trade measurement:

Australian State and Territory trade measurement legislation also imposes certain labelling requirements for packaged foods and other packaged consumer products. The requirements of the legislation apply to all goods packed for sale in Australia and goods fully imported for sale in Australia, unless specifically exempted from the marking requirements. The legislation also includes offences in relation to short measure of packaged goods.

Compliance Procedures. We have instituted formal regulatory compliance measures by developing a system to identify specific complaints against account executives and to remedy any violations by account executives through appropriate sanctions, including warnings, suspensions and, when necessary, terminations. In our manuals, seminars and other training programs and materials, we emphasize that account executives are prohibited from making therapeutic claims.

In order to comply with regulations that apply to both us and our account executives, we will conduct research into the applicable regulatory framework prior to entering a new market in order to identify all necessary licenses and approvals and applicable limitations on our operations in that market. Typically, we would conduct this research with the assistance of local legal counsel and other representatives. We also research laws applicable to account executive operations and revise or alter our account executive manuals and other training materials and programs to provide account executives with guidelines for operating a business, marketing and distributing our programs and similar matters, as required by applicable regulations in each market. We are unable to monitor our supervisors and account executives effectively to ensure that they refrain from distributing our programs in countries where we have not commenced operations.

It is part of our business to anticipate and respond to new and changing regulations and to make corresponding changes in our operations. Although we will devote resources to maintaining our compliance with regulatory constraints in each market, we cannot be sure that (1) we would be found to be in full compliance with applicable regulations in all markets at any given time, or (2) the regulatory authorities in one or more markets will not assert, either retroactively or prospectively or both, that our operations are not in full compliance. Depending upon the severity of regulatory changes in a particular market and the changes in our operations that would be necessitated to maintain compliance, these changes could result in our experiencing a material reduction in sales in the market or determining to exit the market altogether. We cannot be sure that this transition would not have an adverse effect on our business and results of operations either in the short or long term.

COMPETITION

We are subject to significant competition for the recruitment of account executives from network marketing organizations, including those that market weight management programs, nutritional supplements, and personal care programs, as well as other types of products. Some of our competitors are substantially larger than we are, and have available considerably greater financial resources than we have. HCG Healthcorp Group, Healthwise Australia, and Corporate
Relaxation and Wellness are direct competitors in Australia. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining account executives through an attractive compensation plan and other incentives. However, we cannot be sure that our programs for recruitment and retention of account executives will be successful.

The business of marketing weight management programs, nutritional supplements, and personal care programs also is highly competitive. This market segment includes numerous manufacturers including: Omega Trend, USANA, Magnatec Inc., and other marketers, retailers and physicians that actively compete for the business of consumers. The market is highly sensitive to the introduction of new programs or weight management plans, including various prescription drugs that may rapidly capture a significant share of the market.

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


SALES

Sales represent the gross sales amounts reflected on our invoices by our account executives. Given our pricing policy is as follow:
     a. 40% is allocated to direct program consumables, such as inoculations, pedometer, nutritional supplements, participant rewards, participant information packs and so forth;
     b. 10% is allocated to indirect program cost such an allocation for overheads, quality assurance, management information systems and so forth;
     c. 35% is allocated to compensate the customer service representatives who implement the program and coach/monitor the individuals on the program; and
     d. 15% is the gross margin that we aim to attain on any program sales and out of which we pay sales commission.

We receive the amount reported as "retail sales," and we monitor the actual retail prices charged for our programs. "Net sales" represent the actual purchase prices paid to us by our customers , less any costs associated with items (a) and (b) above. We receive our sales price in cash, check, direct debit or through credit card payments upon execution of contract with corporations. Our use of "retail sales" in reporting financial and operating data reflects the fundamental role of "retail sales" in our accounting systems, internal controls and operations. The "retail sales" price is used by us to calculate, among other things, bonuses earned by licensees and sales commissions earned by account executives. We rely upon "retail sales" data reflected in daily sales reports to monitor results of operations in each of our markets.

CUSTOMERS

As at the quarter ending June 30 2005 we had 16 customers who had generated approximately $3,000 of revenue.

EMPLOYEES

As of May 31, 2005, we had in total 5 employees of which 4 are full-time and are our officers and directors. The part-time employee assists us with office work and reception duties. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees.


INDEPENDENT ACCOUNT EXECUTIVES AND CUSTOMER SERVICE REPRESENTATIVES

As of May 31, 2005, we have 67 registered independent account executives and customer services representatives across Australia. The independent account executives and customer service representatives are not our agents and have agreed to abide by our code of conduct and quality assured procedures.

The FFBI Code of Conduct is intended to regulate the conduct of independent and employed account executives and customers service representatives. FFBI is responsible for administering the Code.

To ensure compliance with the Code of Conduct, FFBI may impose an administrative sanction if a breach of the Code is found to have occurred. An administrative sanction may range from a caution through to suspension or the ultimate sanction of dismissal if an employee or cancellation of their contract as an independent contractor.

The Code of Conduct is not intended to displace any duty or liability that an account executive or a customer service representative may have under the law of the country in which they are doing business.

The objectives of the Code of Conduct are:
(a) to establish a proper standard for the conduct of business as an account executive or customer service representative;
(b) to set out the minimum attributes and abilities that a person must demonstrate to perform as a account executives and customer service representatives under the Code of Conduct, including:
     (i)  being of good character;
     (ii) knowing the FFBI programs and products, in sufficient depth to offer sound and comprehensive advice to a customer;
     (iii)completing continuing professional development as required;
     (iv) being able to perform diligently and honestly;
     (v)  being able and willing to deal fairly with customers;

     (vi) having enough knowledge of business procedure to conduct business as an account executive or customer service representative;
     (vii)properly managing and maintaining customer, employee and retiree records;
(c) to require account executives and customer service representatives to be accountable to the customer.

The Code of Conduct does not list exhaustively the acts and omissions that may fall short of what is expected of a competent and responsible account executives and customer service representatives. However, the Code of Conduct imposes on an account executives and customer service representatives the overriding duty to act at all times in the lawful interests of the customer. Any conduct falling short of that requirement may make the account executives and customer service representatives liable to dismissal if an employee or cancellation of their contract as an independent contractor.

In achieving its mission FFBI looks to provide high quality programs and products to our customers. The quality procedures implemented by FFBI strives to ensure FFBI meets and exceed customer' needs and expectations through fostering a culture of continuous improvement, both at the sales and managerial level, and by cultivating cooperation and mutual respect among employees, independent contractors, customers, and suppliers.

FFB, has developed a quality assurance process that includes systems, methods, and work instructions in accordance with our values and to achieve the following objectives:
o Providing effective programs by working continuously to meet the needs, desires, and satisfaction of all customers;
o Ensuring that the quality, safety, efficacy, standards are placed, approved, and adhered to;
o Ensuring that all policies, operational procedures, and work instructions are constantly revised and evaluated;
o Verifying that adequate steps and procedures are placed and implemented to ensure an ongoing process of improvement through the participation and commitment of all employees and independent contractors at all levels;
o Supporting the company's quality assurance procedure, by introducing and utilizing the latest technology, innovations and research, to make our programs of the highest quality; and
o Developing programs for customers through following cost-effectiveness, well-planning, and systematic methods that enable measuring, evaluating, and achieving program attributes in compliance with the customer requirements.

FFBI is strongly committed to the FFBI quality procedures and processes and as proven through the implementation of ISO 9001:2000.

LICENSEE AND THE AUSTRALIAN AND NEW ZEALAND LICENSE AGREEMENT

The licensee  assists FFBI enter a new market place by making available their:
o    distribution chain;
o    experience in the market place;
o    existing government and business relationships; and
o their profile within the wellness industry of the market that FFBI is entering.

The licensee main motivator for becoming part of the FFBI business model is to gain the increased retail sales volumes of products and services from corporations and retirement villages, and as such open their existing distribution business to the corporate market segment in addition to continuing to target individual retail customers. The licensees by increasing their sales volumes would increase their revenues and thus their commissions and or overall profitability. For example where the licensee is an existing Herbalife nutritional products distributor, such as our exiting licensee, LR Global Marketing Pty Ltd, they have provided:
o an existing group of Herbalife product distributors, who will primarily be supplying these products to individual retail customers. A small number of these distributors have met the selection criteria to become FFBI Account Executives or Customer Service Representatives;
o an intimate knowledge and an existing profile of doing business in the Australian and New Zealand market places in which they operate and this has been demonstrated by their business success in these market place;
o an existing distribution and supply chain already set up as far as the Herbalife nutritional products are concerned; and
o existing corporate and government relationship that they are starting to leverage to get the FFBI programs accepted into the workplaces;

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


In the instance that the licensee is a Herbalife distributor they take up an FFBI license because they see an opportunity to increase their retail sales by using the FFBI model to market to a single corporation that may have a hundred employees rather than to individual retail customers. As such getting an individual corporate customer with a hundred employees can be a more cost and time effective mechanism of generating greater sales of the Herbalife products as opposed to gaining a hundred individual retail customers. Those licensees that are Herbal Life distributors are incentivized to join FFB due to the 5% commission they will receive through all sales of Herbalife products by their Account executives and Customer Service representatives, as well as from receiving 1% of the full value of all contracts signed by their account executives from FFBI. FFBI is willing to sacrifice these opportunities in exchange for revenues generated by the licensing fee and the knowledge that they will be obtaining the service of an established sales force. They will also be in a position to benefit from the branding expenses undertaken by FFBI in the form of advertisements, as well as from the television programs FFBI intends to launch pertaining to its products and services.


The value of the license grant of $500,000 is determined on the basis of FFBI delivering the following services to the licensee:

[ ]  Initial set up fee $50,000
          o Assistance with the short listing, interview and selection of up to 10 account executives and 10 customer service representatives to join FFB;
          o    Set up and provision of all office automation and IT systems;

[ ] Initial set up fee $100,000 (this may vary depending on the number of locations)
          o Provision of orientation training for the licensee their 10 Account Executives and 10 customer service representatives including on the rules of conduct, policies, all Information Technology systems, corporate process and quality assurance processes;
          o A series of hands on workshops on every element of the FFBI programs on offer;
          o A series of workshop for licensee and Account Executives on developing corporate sales process of the FFBI program;
          o    A  series  of  workshop  on  developing   existing  corporate  or
               government relationships and leads of the account executives;
          o    Assisting  licensee  and  their  account   executives   undertake
               corporate and retirement village presentations;
          o    Generating corporate sales leads for the account executives;

[ ]  Ongoing annual fee for 10 years of $35,000
          o Developing and releasing updates for all corporate policies, systems and processes;
          o    Ongoing training provision;
          o    Generating corporate sales leads for the account executives; and
          o    Hosting annual conference.

In August 2004, Subsidiary entered into a non-assignable license agreement with LR Global Marketing Pty. Ltd. ("LR Global"). The principals of LR Global are Laraine Richardson and Dianne Waghorne. The principals of LR Global are not related to FFBI, or to its officers and directors except as described herein. Pursuant to the license agreement, LR Global has the right, for a period of ten
(10) years, to the use of our logo, our web based management information system, marketing and promotional literature, processes, systems, intellectual property and attend FFBI events for the purpose of generating new customers for the
Company   and   for   training   account   executives   and   customer   service
representatives.


Under the terms of the license agreement, LR Global is obligated to pay $500,000 for the grant of the license. LR Global will as an independent Herbalife distributor receives a five (5%) percent commission directly from Herbalife on the sales of the Herbalife products generated by LR Global as part of any FFBI program sales. The 5% commission is a standard commission paid by Herbalife to independent distributors such as LR Global. FFBI has no influence, or agreement, as to what commissions LR Global Pty Ltd will receive from Herbalife. This is a matter entirely determined independently through LR Global Pty Ltd independent distributor agreement with Herbalife. In connection with the grant of the license agreement, Mark A. Poulsen transferred 500,000 shares of our common stock to LR Global. The value of the shares transferred by Mark A. Poulsen was estimated to be $250,000, or $.50 per share. Such value was determined based on the value per share calculated and assigned by the board of directors of the company to certain promissory notes assumed from subsidiary subsequent to the execution of the exchange agreement which were converted into shares of common stock of FFBI in September 2004.

Through December 31, 2004, LR Global has paid the sum of $117,750. LR Global was required to pay the balance of the amount owing by December 31, 2004. LR Global was in default of the terms of the License Agreement balance owing to us. In June 2005, LR Global paid us an additional USD$7,615 and executed an amended license agreement. The amended license agreement provides for final payment of the balance of the license fee within 60 days after our stock is quoted on the OTC Bulletin Board. In addition, the principals of LR Global, Laraine Richardson and Dianne Waghorne, executed personal guarantees for the balance of the outstanding license fee.


FIT FOR BUSINESS IS ISO 9001:2000 CERTIFIED

      The International Organization for Standardization (ISO) is a worldwide federation of national standards bodies from some 100 countries, one from each country. ISO's work results in international agreements which are published as International Standards. ISO 9001:2000 provides an internationally recognized formula for running any operation where quality assurance in the provision of the service is a requirement. The requirements of the ISO 9001:2000 standard are organized into the following five sections:
   o  Quality Management System
   o  Management Responsibility
   o  Resource Management
   o  Product Realization
   o  Measurement, analysis and improvement

The Company's quality management system puts in place a system whereby quality has become part of our operation and will continually improve our services and products.

      The implementation of our quality management system was certified to the Australian/International Standard AS/NZS ISO 9001:2000, and this is the highest certification that can be awarded for a management system and will satisfy all government requirements in Australia and internationally.

      What makes up our quality management system?
          o    Quality Policy - The Management's commitment to quality
          o Quality Manual - our overall policy and interpretation of the standard
          o Detailed Work Instructions - documented procedures on how to complete specific task and training
          o Job Descriptions - specific tasking to staff members ensuring responsibility and accountability
          o    Company Forms - the approved form used within the company
          o    A procedure for recording and fixing problems
          o    A regular internal check of the system and processes
          o A regular check by independent auditors of the system and processes


                        PATENTS OR TRADEMARKS OR LICENCES

FFBI's "Fit For Business" logo was trademarked and registered in Australia on Oct 15, 1999 for a period of ten (10) years.

FFBI does not have any other trademarks, patents or licenses nor is it currently seeking any further intellectual property rights.

                             DESCRIPTION OF PROPERTY

The Company does not own any real property. We presently lease office space from Mark Poulsen & Associates Pty. Ltd. ("Associates"). Mark A. Poulsen is one of our officers and directors. The premises are located at 10/27 Mayneview Street, Milton, Australia. Associates lease terminated on November 30, 2004 and is on a month to month basis. We pay approximately 90% of the costs associated with Associates lease. This is approximately $1,383 per month. We also have an agreement with Incorp Services, Inc., located at 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada. This agreement provides us with a "virtual office program." The "virtual office program" provides us with registered agent services in Nevada (since we are a Nevada corporation) and use of certain facilities such as conference rooms and receipt of mail. We do not operate our business from this location. We will pay approximately $1,495 per year for the "virtual office program."

                                LEGAL PROCEEDINGS

Neither our parent company nor our subsidiary, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five per cent (5%) of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT,
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth current information about our executive officers and directors

Name                  Age     Position
---------------       ----    --------------------------------------------------
Mark A. Poulsen        44     President, Chief Executive Officer and Chairman of
                              the Board of Directors
Anthony F. Head        58     Senior Vice President of Sales and Director
Prins A. Ralston       41     Senior Vice President and Chief Operating Officer
Sandra L. Wendt        35     Senior Vice President of Administration, Chief
                              Financial Officer and Principal Accounting Officer


The following table summarizes the information about our executive officers and Directors previous roles for the last five years.

                                             Date of       Date of
Name              Title/Relationship       Commencement   Cessation           Company
---------------   -----------------------  ------------   -----------   --------------------
Mark A. Poulsen     Director                 December-                  Mark Poulsen &
                                                  1989      Ongoing     Associates Pty Ltd

                    Managing Director        December-                  Fit For Business
                                                  1998      Ongoing     (Australia) Pty Ltd
                    President, Chief
                    Executive Officer         January-      Ongoing     Fit For Business
                    & Chairman of the             2005                  International, Inc.
                    Board of Directors

                    Personal Assistant      September-      December-   Mark Poulsen &
                    and Chief                     1996          1998    Associates Pty Ltd
                    Financial Officer

                    Chief Financial          December-      Ongoing     Fit For Business
                    Officer                       1998                  (Australia) Pty Ltd

Sandra L. Wendt     Vice President of
                    Administration,           January-      Ongoing     Fit For Business
                    Chief                         2005                  International,Inc.
                    Financial Officer
                    and Principal
                    Accounting Officer

Anthony F. Head     Consultant and            Jan 1999      July 2001   Independent Consultant
                       Lecturer

                    Sales Director           July 2001      Ongoing      Fit For Business
                    Senior Vice                                          (Australia) Pty Ltd

                    President of Sales        January-      Ongoing      Fit For Business
                    & Director                    2005                   International, Inc.


Prins A. Ralston    Managing Director        December-      July 2001    Nexus Energy Limited.
                                                  1993

                    Partner                  July 1999      February-    Clayton Utz Solicitors
                                                                 2001    and Lawyers

                    Group General Counsel    November-      November-    Ingeus Limited.
                    and Company Secretary        2001            2004

                    Senior Vice President     January-      Ongoing      Fit For Business
                    and Chief Operating          2005                    (Austrlaia) Pty Ltd &
                                                                         Fit For Business
                                                                         International, Inc.

Mark A. Poulsen is our President, Chief Executive Officer and Chairman of the Board of Directors. Mark started his career as an apprentice carpenter in 1976 in the construction industry. He soon started his own marketing and distribution company Mark Poulsen & Associates Pty Ltd, on December 6, 1989, distributing Herbalife products. He has traveled extensively for Herbalife, training over 850,000 individuals from all over the world in areas ranging from sales and marketing, promotion, administration, leadership, life enhancement, and personal development. After 20 years as an independent Herbalife distributor, he could see the market place was changing and could see a need for not only improving corporate health but a real answer to the growing overweight and obesity issues. He commenced development of the Fit For Business concept in 1998. He has spent the last seven years enhancing the Fit for Business concept and programs while continuing his involvement with Herbalife.

Since 2000, he has spent the last 5 years building and developing Fit For Business (Australia) Pty Ltd, while still maintaining his Herbalife retail business (Mark Poulsen & Associates Pty. Ltd.). As Managing Director, his duties include recruiting and building sales networks in approximately 35 countries.

Anthony (Tony) F. Head is our Senior Vice President of Sales and Director. He graduated from Monford Sales Personnel Melbourne, he has also completed various courses in Selling & Sales. He has studied Marketing, Lithographic Arts and Computer Technology. Tony started his career in advertising, but soon realized that his vocation was in sales. Commencing his sales career with Cadbury Confectionary in 1978, he moved through the chain of management to taking on career paths inside the organization included marketing and administration roles. Tony moved into the Direct Selling Industry in 1984 working for Shaklee Australia, a large vitamin supplement and cosmetic company. He was responsible for the coordination of Regional Sales Leaders. He then joined Mary Kay Cosmetics from 1986 to 1993 as their Sales Development Director, responsible for recruitment, motivation and education of consultants, presentations, new product launches and public relations. He then joined Herbalife Ltd. as their Director of Communications and Sales for Pacific Rim. Over the next 6 years he was responsible for sales of Herbalife products in: Taiwan, Thailand, Philippines, Indonesia, Japan, South Korea, and Australia.

Tony Head worked for Herbalife Ltd. from 1993 to January 1999. His position was Director of Communications and Sales for the Pacific Rim. His main responsibilities were liaison with Herbalife Distributors, Event Coordination and Reporting. From 1999 to 2001, Tony was consulting to independent marketing distributors, doing guest speaking at meetings and advising on methods of advancement in the direct selling industry. In 2001, he started working for Fit For Business Australia (Pty) Ltd on a consulting basis. He has helped build and train the sales team, prepare presentations and event coordination.

Prins A. Ralston is our Senior Vice President and Chief Operating Officer. Mr. Ralston holds the degrees of : Bachelor of Business Computing, Bachelor of Business Accounting, Bachelor of Laws and Master of Laws. Mr. Ralston is a Certified Practicing Accountant in Australia. Mr. Ralston is a Fellow of the Australian Society of Certified Public Accountants, Australian Institute of Company Directors and the Australian Computer Society. Mr. Ralston is also an admitted Barrister and Solicitor of the Supreme courts of the Northern Territory and Queensland, in Australia.

Mr. Ralston was the General Counsel and Company Secretary of Ingeus Limited (Public unlisted Company in Australia) and its group of companies (which included recruitment company - Clements Recruitment Pty Ltd, corporate health and occupational health and rehabilitation provider - Inergise Australia Pty
Ltd, outsourced government unemployment services provider - Work Directions Australia, UK , France and training provider- Invisage Australia Pty Ltd)from 2001 to 2004. Mr. Ralston was a National Partner of the Australian legal firm Clayton Utz from 1999 to 2001. In 2001, he resigned as the Managing Director of an Australian Stock Exchange Listed company, Nexus Energy Limited (Australian Stock Exchange: NXS). Mr Ralston was a Director of Nexus Energy Limited from 1993 to 2001.


Mr.  Ralston  has  a  significant   industry   profile  being  the  Chairman  of
Publications  of  the  UNESCO  based  International  Federation  of  Information
Processing  (IFIP) as well as  having  been  Vice  President  of IFIP and a past
President of the Australian  Computer  Society and the South East Asian Computer
Confederation.

Sandra L. Wendt is our Senior Vice President of Administration,  Chief Financial
Officer and Principal  Accounting Officer.  Sandra graduated from high school in
1978, and immediately began working in a stockbroker's  office,  working her way up to  international  settlements  and accounts  department.  She then worked in office management for a real estate office,  managing their office,  and rentals list,  dealing  with  trust  accounts  and  leases.  She  then  moved  into  the
Superannuation   Industry,   working  her  way  up  from  Accounts,   to  Senior
Administrator  of  their  in-house   Employer   Superannuation   Fund,  and  was
responsible for over 200 employers and 4,000 employees. Sandra was then promoted to oversee this position as Assistant

Manager with over 25 staff under  supervision.  She started  working for Mark A.
Poulsen and Associates Pty Ltd. in 1996; with duties in office management, training and accounting. She attended courses in Web Development and data base design and management, and has used both these skills to her advantage, she has developed business planning, cash flow reporting, budgeting and forecasting, cash management and customer liaison skills. She has developed accounting procedures and is responsible for the financial control (managing cash flow, budgets, income and expense reports and financial and tax reporting) for Kamaneal Investments Pty Ltd and Mark Poulsen & Associates Pty Ltd.. She has the task of budget forecasting as well as account management on a daily basis. She has also developed and implemented the IS0 9000 :2000 system and maintains this as the Quality Manager of the Company.

PROMOTERS

Jason Farrell and Dawn Farrell were our founders and, therefore, are deemed to be our promoters.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the last three fiscal years, for our President and for each of our other executive officers (the "Named Executive
Officers")  whose  compensation on an annualized  basis is anticipated to exceed
$100,000 during fiscal 2005.

                           SUMMARY COMPENSATION TABLE

                       ANNUAL COMPENSATION             LONG TERM COMPENSATION      SECURITIES
                                                                    RESTRICTED     UNDERLYING
NAME AND PRINCIPAL    FISCAL                            ANNUAL        STOCK         OPTIONS         ALL OTHER
POSITION              YEAR         SALARY    BONUS   COMPENSATION    AWARDS     (NO. OF SHARES)   COMPENSATION
--------              ----         ------    -----   ------------    ------      --------------   ------------
1.   Mark Poulsen     2004        $288,986     0       $288,986         0              0
                      2003        $   0        0           0            0              0
2.   Tony Head        2004        $ 77,063     0       $ 77,063         0              0
                      2004        $   0        0           0            0              0
3.   Prins Ralston    2004        $131,007     0       $131,007         0            30,000
                      2004        $   0        0           0            0              0
4.   Sandra Wendt     2004        $ 42,385     0       $ 42,385         0              0
                      2004        $   0        0           0            0              0


Compensation of Directors

Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

Employment Agreements

We presently have entered into the following employment agreements with our management personnel to retain their services. The employment agreements were all entered into on November 29, 2004. However, all of the employees commenced their work for us in 2005. Therefore, no salaries accrued prior to January 2005. Where bonuses are to be paid dependent on meeting budget, the meeting of budget refers to the annual fiscal budget which forecast our sales, revenues, expenses and profit. The annual budget is approved prior to the start of the fiscal year by our Board of Directors. At the end of the fiscal year, our Board of Directors will approve bonuses based on whether the forecast in the budget was met.

We entered into an employment agreement with Mark A. Poulsen to serve as our President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of $289,986 for services. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of our common stock on the over-the-counter bulletin board. This bonus was awarded and calculated on the basis that Mr. Poulsen would not have drawn a salary or received any remuneration from the inception of him founding the Fit for Business Australia Pty Ltd. in December 1998. As the view of our board of directors was that Mr. Poulsen spent approximately two-thirds of his time over the last six years building the Australian business, the bonus was calculated using Mr. Poulsen's current Australian salary and applied on an approximately two-thirds basis over a period of six years. The payment of the bonus was made contingent on the listing of the common stock and capital raising as this would be the source of funds for the payment of the bonus. Mr. Poulsen's employment agreement does not contemplate the payment of any other bonuses.

We entered into an employment agreement with Prins Ralston to serve as our Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of $131,007. He shall receive an annual bonus of $14,782 if we meet our budget each fiscal year. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of our common stock under an option plan, when and if established. Mr. Ralston services were acquired through one of the largest recruiting companies in Australia and the world, Hudson Global Resources, who have office world wide. Hudson Global Resources undertook a extensive global search and advertising campaign to generate a short list of candidates, from which Mr. Ralston was selected following an exhaustive series of tests and interviews. We will be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources amounting to approximately $21,100. Mr. Ralston has no affiliation with Hudson Global Resources other than that he was placed at Ingeus Limited, his previous employer, by them.

We entered into an employment agreement with Anthony F. Head to serve as our Senior Vice President of Sales. Mr. Head is also our Director. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of $77,063. He shall receive an annual bonus of $11,086 if we meet our budget each fiscal year. He will also be paid 5 percent of the value of each country or geographic-area license sold.

We entered into an employment agreement with Sandra Wendt to serve as our Vice President of Administration, Chief Financial Officer and Principal Accounting Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of $42,385. She shall receive an annual bonus of $3,695 if we meet our budget each fiscal year.


The Board of FFBI adopted a conflict of interest policy on January 4, 2005. This policy is intended to minimize conflicts of interest by requiring each director to disclose all material interests which may lead to a conflict of interest involving the director or officer's role with FFBI, and has been filed as an exhibit to this Form SB-2.

Under the policy, a conflict that has been noted is that:


Mark Poulsen & Associates Pty Ltd is a company which Mark A Poulsen is a Director of and through which he runs his Herbalife distributorship. Herbalife runs a network marketing systems, under which Mark Poulsen & Associates Pty Ltd directly receives 5% of income from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark Poulsen & Associates Pty Ltd.

Currently, Mark A. Poulsen & Associates Pty. Ltd. has 21 distributors that it has sponsored under the Herbalife networking systems that are also independent FFBI account executives (16) and customer service representatives (5). As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen and Associates Pty. Ltd. that have resulted from commissions paid to Mark A. Poulsen and Associates Pty. Ltd. from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives.

                                  STOCK OPTIONS

To date, we have agreed in the employment agreement with Mr. Ralston to grant him at a future date 30,000 stock options. We have not granted or agreed to grant any other stock options to our directors or officers. On July 25, 2004 we issued 2,000,000 options to purchase common shares to Fort Street Equity Inc. in consideration for $10,000 or $0.005 per option. The options grant Fort Street Equity, Inc. the right to purchase 2,000,000 common shares of our stock at the greater of the market price, as determined under the agreement, less a discount of 40%, or $0.50 per share. The options expire on December 31, 2005. Fort Street Equity, Inc. subsequently sold 100,000 options to the Ralston Superannuation Fund, a related party, for $19,305, and 50,000 options to Bruce Gilling, an unrelated party, for $15,000.

We have not issued any stock options to any officers, directors or staff.

                             PRINCIPAL STOCKHOLDERS

The following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:


Name and Address                     Amount and Nature   Percent of    Percent
of Beneficial Owner                  of Beneficial       Class (4)(5)  of Class
                                     Ownership                         including
                                                                       Preferred
                                                                       Shares(6)
--------------------------------------------------------------------------------
Mark A. Poulsen                      13,780,000(1)         60.25%       57.53%
10/27 Mayneview Street
Milton, Queensland, Australia

Anthony F. Head                         275,000(2)          1.20%        1.15%
18 Ti Tree Grove
Mornington, Victoria, Australia

Sandra Wendt                            100,000             0.44%        0.42%
30 Cambridge Crescent
Forest Lake, Queensland, Australia

Prins Ralston                           100,000(7)          0.44%        0.42%
10/27 Mayneview Street
Milton, Queensland, Australia

Fort Street Equity, Inc.
Box 866                               3,626,500(3)         15.86%       15.19%
George Town, Grand Cayman Islands

Executive Officers and               14,255,000            62.33%       59.72%
Directors as a Group
(4 Persons)

(1) Includes 10,700,000 shares issued to Kamaneal Investments Pty Ltd as trustee for Mark Poulsen Family Trust;1,540,000 issued to Mark Poulsen; 1,540,000 issued to Karen Poulsen.
(2) Includes 25,000 shares held by Brenda Head, Anthony Head's wife.
(3) Mitchell Stough is the principal of Fort Street Equity, Inc. Fort Street owns 914,000 shares, Mitchell Stough owns 750,000 shares and Kellie Stough, Mitchell's wife, owns 112,500 shares. The line indicating 3, 626,500 shares is based on the 2,000,000 options that Fort Street Equity holds that convert into 2,000,000 shares of our common stock. The percentage is based on 22,870,000 shares of common stock issued and outstanding as of July 29, 2005 including the 2,000,000 shares underlying the options. Fort Street sold options as follows:
100,000 to Ralston Superannuation Fund; Bruce Gilling - 50,000. Therefore, the total amount of shares of common stock underlying options included in the table for Fort Street Equity is 1,850,000.


(4) Based on 20,870,000 shares of common stock issued and outstanding as of July
29, 2005. Fort Street Equity owns 2,000,000 options. Therefore, its calculation is based on 22,870,000.
(5) Excludes 1,000,000 Series "A" Preferred Shares held by Mark A. Poulsen, each preferred share having the right to 50 votes in annual or special meetings of shareholders.
(6) Based on 22,870,000 shares of common stock issued and outstanding as of July
29, 2005 plus Mr. Poulsen's 1,000,000 Series "A" Preferred Shares.
(7)  The  Ralston  Superannuation  Fund  (which  is  beneficially  owned  by Mr.
Ralston's family owns 100,000 options that are convertible into 100,000 shares of our common stock.


                                    DILUTION

As of March 31, 2005, the Company had a pro forma net tangible book value of approximately $884,983, or $0.04 per share of common stock outstanding, after giving effect to the assumed exercise of 2,000,000 options held by Fort Street
Equity, Inc. to acquire a like number of shares of Common Stock. Net tangible book value equals the tangible net worth of the Company (total tangible assets less total liabilities) divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of shares of Common
Stock at various levels of proceeds as presented in this Offering at the initial offering price of $1.50 per share, after deducting the estimated Offering expenses (of which $71,254 of related expenses have been paid prior to March 31, 2005), the pro forma net tangible book value of the Company and amount per share as of March 31, 2005, would have been approximately as presented in the table below. The following table shows the immediate increase in pro forma net tangible book value to current stockholders and an immediate dilution to new investors. The following table illustrates the per share dilution at various levels of proceeds from the Offering:

                                                                 Assumed Net Proceeds Raised Under Offering
                                                       --------------------------------------------------------------
                                                       $4,400,000   $2,700,000   $1,200,000   $  700,000   $  350,000
                                                       ----------   ----------   ----------   ----------   ----------
Assumed initial public offering price per share (1)    $     1.50   $     1.50   $     1.50       $ 1.50   $     1.50
                                                       ----------   ----------   ----------   ----------   ----------
Pro forma net tangible book value before the Offering        0.04         0.04         0.04         0.04         0.04
Increase attributable to new investors                       0.17         0.11         0.05         0.03         0.02
                                                       ----------   ----------   ----------   ----------   ----------
Pro forma net tangible book value after the Offering         0.21         0.15         0.09         0.07         0.06
                                                       ----------   ----------   ----------   ----------   ----------
Dilution per share to new investors                    $     1.29   $     1.35   $     1.41       $ 1.43   $     1.44
                                                       ==========   ==========   ==========   ==========   ==========

-------------------------------------
(1) Represents the initial public offering price per share of Common Stock before deducting Offering expenses payable by the Company.



                            [See table on next page].


                                        Assumed Net Proceeds Raised Under Offering
                           -------------------------------------------------------------------
                           $ 4,400,000   $ 2,700,000   $ 1,200,000   $   700,000   $   350,000
                           -----------   -----------   -----------   -----------   -----------
Shares Purchased:
  Existing stockholders     22,870,000    22,870,000    22,870,000    22,870,000    22,870,000
  New Investors              3,000,000     1,866,667       866,667       533,333       300,000
                           -----------   -----------   -----------   -----------   -----------
     Totals                 25,870,000    24,736,667    23,736,667    23,403,333    23,170,000
                           ===========   ===========   ===========   ===========   ===========
Percentage:
  Existing Stockholders            88%           92%           96%           98%           99%
  New Investors                    12%            8%            4%            2%            1%
                           -----------   -----------   -----------   -----------   -----------
     Totals                       100%          100%          100%          100%          100%
                           ===========   ===========   ===========   ===========   ===========
Total Consideration:
  Existing stockholders    $   884,983   $   884,983   $   884,983   $   884,983   $   884,983
  New Investors              4,500,000     2,800,000     1,300,000       800,000       450,000
                           -----------   -----------   -----------   -----------   -----------
     Totals                $ 5,384,983   $ 3,684,983   $ 2,184,983   $ 1,684,983   $ 1,334,983
                           ===========   ===========   ===========   ===========   ===========

Percentage:
  Existing Stockholders            16%           24%           41%           53%           66%
  New Investors                    84%           76%           59%           47%           34%
                           -----------   -----------   -----------   -----------   -----------
     Totals                       100%          100%          100%          100%          100%
                           ===========   ===========   ===========   ===========   ===========
Average Price Per Share:
  Existing Stockholders         $ 0.04        $ 0.04        $ 0.04        $ 0.04        $ 0.04
  New Investors                   1.50          1.50          1.50          1.50          1.50


The foregoing table reflects the exercise of 2,000,000 options held by Fort Street Equity, Inc. and others to purchase a like number of shares of Common Stock at an assumed purchase price of $0.50 per share.


                              SELLING STOCKHOLDERS


We are registering 1,784,000 shares of our common stock by our existing shareholders and an additional 2,000,000 shares of our common stock issuable in connection with outstanding common stock. The following table sets forth the name of each Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holders as of July 29, 2005, and the number of shares being offered by each Selling Security Holder. None of the selling security holders listed below are broker-dealers or affiliates of broker-dealers. Any changes to this list of selling security holders will be disclosed via an amendment to this form SB-2.


--------------------------------- ----------------- ------------- -------------------- ------------- -------
  Name of Selling Stockholder        Shares of       Percent of    Shares of Common     Number of    Percent
                                    Common Stock       Common      Stock to be sold       Shares       of
                                   Owned Prior to      Shares       in the Offering    owned after    Shares
                                    the Offering    Owned Prior                        the Offering   owned
                                                       to the                                         after
                                                     Offering (1)                                    Offering (3)
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Junay Pty Ltd Trustee for (KL
Notaras Family Trust) (4)               95,000             *              95,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Mushroom Systems International          15,000             *              15,000              0         0
Pty Ltd (10)
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Dean Harrison Family Trust (5)          30,000             *              30,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Jaroluin Pty Ltd (11)                   30,000             *              30,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Leigh Troy                              30,000             *              30,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Kendal Robinson                         15,000             *              15,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Mark Hoey                              120,000             *             120,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
GL Ray Enterprises (12)                 15,000             *              15,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Roan Lee                                30,000             *              30,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
The Credence Superannuation             60,000             *              60,000              0         0
Fund (6)
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Vexa Superannuation Fund (7)            20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Boyana & Dragan Aralica                 10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Heather Kraus                           10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Wibcara Pty Ltd As Trustee For          10,000             *              10,000              0         0
Kraus Superannuation Fund (8)
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Maria Corry                             20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Clifford Henkel                         20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Helen Hughes                            40,000             *              40,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Linda Wild                              70,000             *              70,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Ann Maree Wood                          10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Walter Puawai McDermott                 20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Zainon Binte Ismail                     10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
James & Joan Stewart as
Trustees of the R Stewart Pty
Ltd Superannuation Fund (9)             40,000             *              40,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Maxwell Spackman                        10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Benjamin David Spackman                 20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Lily Lee Lee Lee                        20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Roslina Binte Mohamed Sa'ad             20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Robert E. & Valda J. Bradley            20,000             *              20,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Donald Howell Wild                      50,000             *              10,000          40,000       .19%
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Denise Linsley-Hayles                   10,000             *              10,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Wayne Jobson                            40,000             *              40,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Fort Street Equity, Inc. (2)         1,776,500           8.51%         2,764,000         862,500      3.33%
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Bruce Gilling (13)                       0                 0              50,000              0         0
--------------------------------- ----------------- ------------- -------------------- ------------- -------
Ralston Superannuation Fund (14)         0                 0             100,000              0        00

      * - Less than 1%
     (1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 20,870,000 shares issued and outstanding as of July 29, 2005.
     (2) Fort Street Equity, Inc. owns 1,850,000 options which may be converted into 1,850,000 shares of our common stock. Up to 1,850,000 of such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering. Mitchell Stough is the beneficial owner. Fort Street Equity, Inc. holds 914,000 shares; Mitchell Stough owns 750,000 shares and Kellie Stough, Mitchell's wife owns 112,500 shares. The shares being registered are the 914,000 owned by Fort Street and the 1,850,000 shares of common stock Underlying the options.
     (3) Based on 25,870,000 shares issued and outstanding including the 2,000,000 options held by Fort Street Equity, Inc. and the 3,000,000 shares to be offered hereunder.
     (4) The beneficial owners who have voting and investment control are John Kriedemann and Kathleen Notaras.
     (5) The beneficial owner who has voting and investment control is Dean Harrison.
     (6) The beneficial owners who have voting and investment control are Mark and Beverly Sullivan.
     (7) The beneficial owners who have voting and investment control are Larisa Markiza Olszewaka and Nicole Louise Lawrence.
     (8) The beneficial owners who have voting and investment control are Peter and Heather Kraus.
     (9) The beneficial owners who have voting and investment control are James and Joan Stewart.
     (10) The beneficial owner who has voting and investment control is Warrick Prince.
     (11) The beneficial owner who has voting and investment control is Inez Hanson.
     (12) The beneficial owner who has voting and investment control is Graham Ray.
     (13) Mr. Gilling purchased 50,000 options from Fort Street Equity, Inc. The 50,000 shares being registered represents the shares underlying the options.
     (14) Ralston Superannuation Fund purchased 100,000 options from Fort Street Equity, Inc. The 100,000 shares being registered represents the shares underlying the options. The beneficial owners who have voting and investment control are Prins and Leanne Ralston.

                         Shares Eligible for Future Sale

As of July 29, 2005, there are no shares of common stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates, who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144.

We are not quoted on the Over-the-Counter Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.


                              PLAN OF DISTRIBUTION

The offering of a maximum of 3,000,000 of our common shares is being made on a self-underwritten basis by us through Mark Poulsen and Prins Ralston, our officers and director who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Messrs. Poulsen and Ralston will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Messrs. Poulsen and Ralston are the only persons that plan to sell our shares of common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) at the time of participation, will not be an associated person of a broker or dealer; and (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

Our Selling Security Holders may offer their shares during our offering. The Selling Security Holders may sell some or all of their shares immediately after they are registered. There is no restriction on the Selling Security Holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the Selling Security Holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling stockholders will sell their common stock at $1.50 per until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.

The selling option holder shares may be sold or distributed from time to time by the selling optionholder or by pledges, donees or transferees of, or successors in interest to, the selling optionholder, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades on any securities or market where our common stock is trading,

     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the Selling Security Holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the Selling Security Holders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2004, we acquired all of the issued and outstanding shares of Subsidiary from Mark A. Poulsen and Mark A. Poulsen & Associates Pty. Ltd. in exchange for 15,000,000 shares of our common stock and 1,000,000 shares of our Series "A" preferred stock which were issued to Mark A. Poulsen and to Mark Poulsen & Associates Pty Ltd. Mark A. Poulsen subsequently transferred the following common shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933:

         Sandra L. Wendt (employee)                             100,000
         Brenda Head (employee)                                  25,000
         Jim Cooper (employee)                                   25,000
         Tony Head & Associates Pty Ltd. (director)             250,000
         Andrew Flannigan (former employee)                      30,000
         Evan Kalaitzis (independent contractor)                 10,000
                                                             ----------
         Total                                                  440,000
                                                             ==========

In addition, Mark A. Poulsen transferred shares to the following persons and corporations in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933:

         Donald Howell Wild                                      40,000
         LR Global Marketing Pty. Ltd.                          500,000
         Kellie Stough                                          112,500
         Louise Murray                                          112,500
                                                             ----------
         Total                                                  765,000
                                                             ==========

On September 14, 2004, an advance to us of $7,500 by a former director, Wayne Hoskins, was satisfied by the issuance of 15,000 shares of our common stock provided personally by Mark Poulsen, our officer and director.

On September 14, 2004, accrued consulting services of $20,000 for Donald Howell Wild was satisfied by the issuance of 40,000 shares of common stock provided personally by Mark Poulsen, our officer and director.

On August 25, 2004, Fit For Business (Australia) Pty Limited entered into a License Agreement (the "Agreement") with LR Global Marketing Pty Ltd. ("LR Global"), an Australian Corporation acting as trustee for Fit For Business Australia/New Zealand Trust (the "trust"). The principals of LR Global Marketing Pty Ltd are Laraine Richardson and Dianne Waghorne, and the beneficiaries of the trust are Laraine Richardson and Dianne Waghorne. The principals of LR Global Marketing Pty Ltd. and the beneficiaries of the trust being the same persons are not related to the Company, or to Australia, or to its officers and directors except as described herein. Under the terms of the Agreement, LR Global has been granted a non-assignable license to represent Fit For Business (Australia) Pty Limited within Australia and New Zealand for a term of ten (10) years in consideration for the payment of a licensing fee in the amount of USD $500,000. Pursuant to the terms of the Agreement, LR Global may use the Company's logo our web based management information system, marketing and promotional literature, processes, systems, intellectual property and attend FFBI events, for the purpose of generating new customers for the Company and for training Account Executives and Customer Service Representatives. Subsequent to the share exchange transaction of Sept 14, 2004, Mark A. Poulsen transferred 500,000 common shares to LR Global. To date, LR Global has paid USD $117,750 and we agreed to extend until May 31, 2005 the deadline for the payment of the balance of the amount owing to us. In June 2005, LR Global paid us an additional USD$7,615 and executed an amended license agreement. The amended License agreement provides for final payment of the balance of the license fee within 60 days after our stock is quoted on the OTC Bulletin Board. In addition, the principals of LR Global, Laraine Richardson and Dianne Waghorne, executed personal guarantees for the balance of the outstanding license fee.

Mitchell Stough is the principal of Fort Street Equity Inc. ("Fort Street"). Fort Street entered into an option agreement with us and has the option after sales of 150,000 options later described herein to purchase up to 1,850,000 shares of our common stock. In addition, Kellie Stough, the spouse of Mitchell Stough, holds 112,500 shares of our common stock. The shares were transferred to Kellie Stough by Mark Poulsen in consideration for consulting services by Mitchell Stough provided to Subsidiary. In addition, Fort Street Equity Inc. holds 914,000 common shares, and Mitchell Stough holds a further 750,000 shares.

Mark A. Poulsen also transferred 40,000 shares to Mr. Donald Wild. Mr. Wild has assisted Subsidiary in raising capital and has also purchased convertible promissory notes ($10,000).

We presently lease office space from Mark Poulsen & Associates Pty Ltd. Mr. Poulsen is one of our officers and directors.

Mark A. Poulsen & Associates Pty. Ltd. is a company which Mark A Poulsen is a Director of and through which he runs his Herbalife distributorship. Herbalife runs a network marketing system. Mark Poulsen & Associates Pty Ltd directly receives 5% commission from Herbalife, dependant on the volume of the nutritional products sold through distributors who have been sponsored by Mark Poulsen & Associates Pty Ltd directly or indirectly through distributors in his network. Sales for the last 2 financial years from July 1, 2002 to June 30, 2004, totaled $591. The total commission paid to Mark Poulsen & Associates from Herbalife Ltd. for such sales amounted to $30.

Currently, Mark A. Poulsen & Associates Pty. Ltd. has 21 distributors that it has sponsored under the Herbalife networking systems that are signed up as independent FFBI account executives (16) and customer service representatives
(5). As such Mark A. Poulsen should receive some distribution of dividends or income from Mark A. Poulsen and Associates Pty. Ltd. that have resulted from commissions paid to Mark A. Poulsen and Associates Pty. Ltd. from Herbalife as a result of nutritional products sold by FFBI's independent account executives and customers service representatives. This is a conflict of interest and may result in his allegiance being swayed.


Mark A. Poulsen & Associates Pty. Ltd. is an Australian private entity and a shareholder. It is wholly owned by Mark A. Poulsen, our President and Chief Executive Officer. See the table below for amounts owed by (due to) the Company.

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, our President and Chief Executive Officer, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. See the table below for amounts owed by (due to) the Company.

Mark A. and Karen Poulsen incur expenses on behalf of the Company from time to time. Mark A. Poulsen is the President and Chief Executive Officer of the Company. See the table below for amounts owed by (due to) the Company.

Mr. GL Ray is a shareholder of FFBI. Mr. Ray has provided a working capital loan to the Company as described in the table below.

For the amounts due to (from) related parties in the following table, all of the related party transactions presented are for working capital, are non-interest bearing, and have no terms for repayment.

                       Loans Due to (From) Related Parties
                       -----------------------------------

                                                          June 30,
                                        March 31,   --------------------
                                          2005        2004        2003
                                        --------    --------    --------

     Mark A. Poulsen & Associates       $(12,286)   $ 88,261    $132,075
     Kamaneal Investments Pty. Ltd.       39,326     (26,880)      3,943
     Mark A. and Karen Poulsen               377         337         326
     GL Ray                                5,045        --          --
     Wayne Hoskin                           --         7,500      11,341
                                        --------    --------    --------
       Total                            $ 32,462    $ 69,218    $147,685
                                        ========    ========    ========

Donald Howell Wild, a former note holder and current stockholder, is the uncle of Linda Wild, also a former note holder and current stockholder. In addition, Mr. Wild is the father of Laraine Richardson, a principal in L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement us on August 24, 2004. Mr. Wild also assisted us with the private placement of the notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wild's services were valued at $20,000. The liability to Mr. Wild was satisfied by the transfer of 40,000 shares of our common stock directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, at a value of $.50 per share. We credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

We completed a private placement of promissory notes to thirty individuals and entities and received proceeds of $365,000. The noteholders subsequently converted the promissory notes to 870,000 shares of our common stock. Of the thirty individuals and entities that subscribed to the private placement offering, twelve parties are considered both account executives (part of our independent marketing group) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen is also an independent Herbalife distributor.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. As of July 29, 2005, we had 20,870,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $.001 par value preferred stock. As of July 29, 2005, we have issued 1,000,000 preferred shares to Mark Poulsen. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no conversion rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 9,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Options

On July 25, 2004, we issued a total of 2,000,000 options to Fort Street Equity, Inc., which options we are registering under this prospectus. Each option provides the option holder the right to purchase one share of our common stock at the greater of:

     (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or

     (2) $0.50 per share. The options can be exercised at any time until December 31, 2005. To date, no options have been exercised.

Subsequent to July 25, 2004, Fort Street Equity, Inc. has sold 50,000 options to Bruce Gilling and 100,000 options to the Ralston Superannuation Fund.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and the nine-month interim period subsequent to March 31, 2005, there have been no disagreements with Davis Accounting Group P.C., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The transfer agent for our common stock is NW Securities Transfer Agent and Registrar Inc., 14780 SW Osprey Drive, Suite 240, Beaverton Oregon, 97009.


                                     EXPERTS

The financial statements included in this prospectus have been audited by Davis Accounting Group, P.C., independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004




Financial Statements-

   Balance Sheet as of March 31, 2005 (Unaudited)............................F-2

   Statements of Operations and Comprehensive (Loss) for the Nine-month
     Periods Ended March 31, 2005, and 2004, and
     Cumulative from Inception (Unaudited) ..................................F-3

   Statements of Stockholder's (Deficit) for the Periods from Inception
     Through March 31, 2005 (Unaudited) .....................................F-4

   Statements of Cash Flows for the Nine-month Periods Ended March 31,
     2005, and 2004, and Cumulative from Inception (Unaudited) ..............F-5

   Notes to Financial Statements for the Periods
     Ended March 31, 2005, and 2004 (Unaudited)..............................F-7

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET (NOTE 2)
                              AS OF MARCH 31, 2005
                                   (Unaudited)

                                     ASSETS
                                     ------
                                                                     2005
                                                                  ----------
Current Assets:
  Cash and cash equivalent                                        $    5,569
  Accounts Receivable-
    License fee                                                      382,250
    Related party - Mark Poulsen & Associates Pty. Ltd.               12,286
    Other                                                              1,106
  Inventory                                                            2,433
                                                                  ----------
    Total current assets                                             403,644
                                                                  ----------
Property and Equipment:
   Office and computer equipment                                       1,832
   Furniture and fixtures                                                185
   Web site development costs                                          5,006
                                                                  ----------
                                                                       7,023
   Less - Accumulated depreciation and amortization                   (4,868)
                                                                  ----------
                                                                       2,155
   Software development in progress                                   40,502
                                                                  ----------
     Net property and equipment                                       42,657
                                                                  ----------
Other Assets:
  Trademark                                                              231
  Less - Accumulated amortization                                       (151)
  Deferred offering costs                                             71,254
                                                                  ----------
    Total other assets                                                71,334
                                                                  ----------
Total Assets                                                      $  517,635
                                                                  ==========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                     ---------------------------------------

Current Liabilities:
  Accounts payable - trade                                        $   50,272
  Accrued liabilities                                                 67,605
  Loans from related parties                                          44,748
  Deferred revenue - License fee                                     470,027
                                                                  ----------
    Total current liabilities                                        632,652
                                                                  ----------
    Total liabilities                                                632,652
                                                                  ----------

Commitments and Contingencies

Stockholders' (Deficit):
  Preferred stock, par value $.001 per share; 10,000,000 shares
     authorized; 1,000,000 shares issued and outstanding               1,000
  Common stock, par value $.001, 100,000,000 shares
     authorized; 20,870,000 shares issued and outstanding             20,870
  Additional paid-in capital                                         604,482
  Accumulated other comprehensive (loss)                             (40,241)
  (Deficit) accumulated during the development stage                (701,128)
                                                                  ----------
    Total stockholders' (deficit)                                   (115,017)
                                                                  ----------
Total Liabilities and Stockholders' (Deficit)                     $  517,635
                                                                  ==========


                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                        FOR THE NINE-MONTH PERIODS ENDED
             MARCH 31, 2005, AND 2004, AND CUMULATIVE FROM INCEPTION
                   (DECEMBER 14, 1998) THROUGH MARCH 31, 2005

                                                                 9 Months Ended
                                                                     March 31,             Cumulative
                                                          ----------------------------        From
                                                               2005            2004         Inception
                                                          ------------    ------------    ------------
                                                           (Unaudited)     (Unaudited)     (Unaudited)
Revenues:
  Revenues from sales and license fees                    $     40,501    $         95    $     48,796
                                                          ------------    ------------    ------------

              Total revenues                                    40,501              95          48,796
                                                          ------------    ------------    ------------

Cost of Goods Sold:
   Cost of goods sold                                            2,286              82           6,010
                                                          ------------    ------------    ------------
Gross Profit (Loss)                                             38,215              13          42,786
                                                          ------------    ------------    ------------

Expenses:
  General and administrative-
     Wages, compensation and related taxes                      85,989          29,161         282,605
     Legal, accounting and consulting fees                      88,374           2,836         110,041
     Advertising and promotion                                  30,294             138          38,687
     Depreciation and amortization                               1,485           1,140           4,421
     Write-off of deferred offering costs                         --              --            79,685
     Training and development                                   25,299            --            25,299
     Travel, meals and lodging                                  29,288            --            31,697
     Other                                                      29,228           1,897         148,914
     Realized foreign exchange adjustments                      48,562         (31,295)          9,418
                                                          ------------    ------------    ------------
              Total general and administrative expenses        338,519           3,877         730,767
                                                          ------------    ------------    ------------
(Loss) from Operations                                        (300,304)         (3,864)       (687,981)
Other Income (Expense)                                          (4,988)         (4,081)        (13,147)
Provision for income taxes                                        --              --              --
                                                          ------------    ------------    ------------
Net (Loss)                                                $   (305,292)   $     (7,945)   $   (701,128)
                                                          ------------    ------------    ------------
Comprehensive (Loss):
  Australian currency translation                                 (155)        (39,644)        (40,241)
                                                          ------------    ------------    ------------
Total Comprehensive (Loss)                                $   (305,447)   $    (47,589)   $   (741,369)
                                                          ============    ============    ============
(Loss) Per Common Share:
  (Loss) per common share - Basic and Diluted             $      (0.01)   $      (0.00)
                                                          ============    ============
Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                           20,791,715      20,000,000
                                                          ============    ============


               The accompanying notes to financial statements are
                       an integral part of this statement.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
               FOR THE PERIODS FROM INCEPTION (DECEMBER 14, 1998)
                             THROUGH MARCH 31, 2005


                                                                                                            (Deficit)
                                                                                            Accumulated    Accumulated
                                Preferred Stock           Common stock        Additional       Other       During the
                             ---------------------   ----------------------     Paid-in    Comprehensive   Development
          Description          Shares      Amount      Shares      Amount       Capital       (Loss)          Stage        Totals
---------------------------  ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - December 14, 1998       --     $    --           --     $    --     $     --     $        --     $      --     $     --
Issuance of capital stock
 for cash                         --          --           --          --           --              --            --           --
Australian currency
 translation                      --          --           --          --           --              (534)         --           (534)
Net (loss) for the period         --          --           --          --           --              --         (16,961)     (16,961)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 1999           --          --           --          --           --              (534)      (16,961)     (17,495)
Australian currency
 translation                      --          --           --          --           --             7,472          --          7,472
Net (loss) for the period         --          --           --          --           --              --        (138,322)    (138,322)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 2000           --          --           --          --           --             6,938      (155,283)    (148,345)
Issuance of common stock
 for services                     --          --      5,000,000       5,000         --              --          (5,000)        --
Australian currency
 translation                      --          --           --          --           --            25,453          --         25,453
Net (loss) for the period         --          --           --          --           --              --         (53,529)     (53,529)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 2001           --          --      5,000,000       5,000         --            32,391      (213,812)    (176,421)
Australian currency
 translation                      --          --           --          --           --           (20,804)         --        (20,804)
Net (loss) for the period         --          --           --          --           --              --         (32,584)     (32,584)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 2002           --          --      5,000,000       5,000         --            11,587      (246,396)    (229,809)
Australian currency
 translation                      --          --           --          --           --           (45,554)         --        (45,554)
Net (loss) for the period         --          --           --          --           --              --         (24,176)     (24,176)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 2003           --          --      5,000,000       5,000         --           (33,967)     (270,572)    (299,539)
Australian currency
 translation                      --          --           --          --           --            (6,119)         --         (6,119)
Net (loss) for the period         --          --           --          --           --              --        (130,264)    (130,264)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - June 30, 2004           --          --      5,000,000       5,000         --           (40,086)     (400,836)    (435,922)
Stock options issued for
 cash                             --          --           --          --         10,000            --            --         10,000
Preferred and common
 stock issued for deemed
 reverse merger with FFB
 Australia                   1,000,000       1,000   15,000,000      15,000      (30,950)           --           5,000       (9,950)
Employee compensation
 paid by issued shares            --          --           --          --        220,000            --            --        220,000
Loan from former director
 paid by issued shares            --          --           --          --          7,500            --            --          7,500
Consulting services paid
 by issued shares                 --          --           --          --         20,000            --            --         20,000
Promissory notes converted
 to common stock                  --          --        870,000         870      377,932            --            --        378,802
Australian currency
 translation                      --          --           --          --           --              (155)         --           (155)
Net (loss) for the period         --          --           --          --           --              --        (305,292)    (305,292)
                             ---------   ---------   ----------   ---------   ----------   -------------   -----------   ----------
Balance - March 31, 2005     1,000,000   $   1,000   20,870,000   $  20,870   $  604,482   $     (40,241)  $  (701,128)  $ (115,017)
                             =========   =========   ==========   =========   ==========   =============   ===========   ==========


               The accompanying notes to financial statements are
                      an integral part of these statement.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 2005, AND 2004,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                             THROUGH MARCH 31, 2005

                                                                     Nine Months Ended
                                                                         March 31,           Cumulative
                                                                 ------------------------       From
                                                                    2005          2004        Inception
                                                                 ----------    ----------    ----------
                                                                 (Unaudited)   (Unaudited)   (Unaudited)
Operating Activities:
  Net (loss)                                                     $ (305,292)   $   (7,945)   $ (701,128)
  Adjustments to reconcile net (loss) to net cash provided
    by (used in) operating activities:
     Depreciation and amortization                                    1,891         1,450         5,019
     Write-off of deferred offering costs                              --            --          77,000
     Employee compensation paid by issued shares                     23,384        30,276       220,000
     Consulting services paid by issued shares                       20,000          --          20,000
     Interest on promissory notes converted to paid-in capital        5,698         4,180        13,801
       Changes in net assets and liabilities-
         Accounts receivable                                        117,696         1,098       116,645
         Inventory                                                   (2,433)         --          (2,433)
         Accounts payable - trade                                    47,377          --          50,272
         Accrued liabilities and other                               67,605          --          67,605
         Deferred revenue                                           (29,973)         --         (29,973)
                                                                 ----------    ----------    ----------
Net Cash Provided by (Used in) Operating Activities                 (54,047)       29,059      (163,192)
                                                                 ----------    ----------    ----------
Investing Activities:
  Purchases of computer and office equipment                         (1,811)         (225)       (2,017)
  Payment for Australian trademark                                      (24)          (26)         (231)
  Expenditures for web site development costs                          (519)         (563)       (5,006)
  Expenditures for software development in progress                 (40,502)         --         (40,502)
                                                                 ----------    ----------    ----------
Net Cash (Used in) Investing Activities                             (42,856)         (814)      (47,756)
                                                                 ----------    ----------    ----------

Financing Activities:
  Proceeds from the issuance of convertible notes                   180,000       140,000       365,000
  Checks in excess of bank balance                                     --             (64)         --
  Proceeds from loans - related parties                             121,908         5,788       302,662
  Payments on loans - related parties                              (151,164)      (29,801)     (270,200)
  Proceeds from loan - former director                                 --           1,472         7,500
  Payments of deferred offering costs                               (48,254)     (100,000)     (148,254)
  Proceeds from the issuance of capital stock                          --            --              50
                                                                 ----------    ----------    ----------
Net Cash Provided by Financing Activities                           102,490        17,395       256,758
                                                                 ----------    ----------    ----------
Effect of Exchange Rate Changes on Cash                                (155)      (39,644)      (40,241)
                                                                 ----------    ----------    ----------
Net Increase (Decrease) in Cash                                       5,432         5,996         5,569
Cash - Beginning of Period                                              137            54          --
                                                                 ----------    ----------    ----------
Cash - End of Period                                             $    5,569    $    6,050    $    5,569
                                                                 ==========    ==========    ==========

               The accompanying notes to financial statements are
                      an integral part of these statement.

                                      F-5

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 2005, AND 2004,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                             THROUGH MARCH 31, 2005
                                   (Unaudited)

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
              Interest                                           $     --      $     --      $     --
                                                                 ==========    ==========    ==========
              Income taxes                                       $     --      $     --      $     --
                                                                 ==========    ==========    ==========


Supplemental Information of Noncash Investing and Financing Activities:

  On September 14, 2004, the Company entered into an Exchange Agreement with FFB Australia whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

  On September 20, 2004, the Company issued 420,000 shares of common stock with value of $140,000 in connection with the conversion of certain Notes and accrued interest.

  On September 29, 2004, the Company issued 450,000 shares of common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest.

  On September 14, 2004, accrued employee compensation of $220,000 was satisfied with the issuance 440,000 shares of common stock provided personally by an officer and director of the Company.

  On September 14, 2004, a loan to the Company of $7,500 by a former director was satisfied with the issuance of 15,000 shares of common stock provided personally by an officer and director of the Company.

  On September 14, 2004, accrued consulting services of $20,000 was satisfied with the issuance of 40,000 shares of common stock provided personally by an officer and director of the Company.





               The accompanying notes to financial statements are
                      an integral part of these statement.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFBI" or the "Company") is a Nevada corporation in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife Ltd. ("Herbalife"). The accompanying financial statements of FFBI were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a deemed reverse merger between FFBI and Fit For Business (Australia) Pty Limited ("FFB Australia"), which was effected on September 14, 2004.

Prior to the completion of the deemed reverse merger, FFBI was a dormant corporation with no assets or operations (essentially since its organization on May 30, 2001, and incorporation on July 31, 2001). The Company was originally incorporated under the name of Elli Tsab, Inc. On April 7, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, FFB Australia initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through September 14, 2004, proceeds of $365,000. Subsequent to the completion of the deemed reverse merger, the liability associated with the convertible promissory notes was assumed by the Company. Thereafter, all of the promissory notes were converted into shares of common stock of FFBI.

In addition, in November 2003, FFB Australia commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger with the Company, and FFBI is currently undertaking a second capital formation activity of the same type.

Prior to September 14, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a trademark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

Given that FFB Australia is considered to have acquired FFBI by a deemed reverse merger through an Exchange Agreement (see Note 4), and its stockholders currently have voting control of FFBI, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of March 31, 2005, and the operations for the periods ended March 31, 2005, and 2004, and from the period from the inception date (December 14, 1998) through March 31, 2005, of FFB Australia under the name of FFBI. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFB Australia and FFBI brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)


   Unaudited Interim Financial Statements

The interim financial statements as of March 31, 2005, and for the periods ended March 31, 2005, and 2004, and cumulative from inception (December 14, 1998) through March 31, 2005, are unaudited. However, in the opinion of management, the interim and cumulative financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2005, and the results of its operations for the periods ended March 31, 2005, and 2004, and cumulative from inception (December 14, 1998) through March 31, 2005, and cash flows for the periods ended March 31, 2005, and 2004, and cumulative from inception (December 14, 1998) through March 31, 2005. These results are not necessarily indicative of the results expected for the fiscal year ending June 30, 2005. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to FFB Australia's audited financial statements contained in Form SB-2/A for the period ended June 30, 2004, and 2003, for additional information, including significant accounting policies.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Accounts Receivable

Accounts receivable consist of amounts due from a license agreement, employees and related parties, and value added tax refunds. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of March 31, 2005, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

   Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from planned operations. It has derived revenues principally from the sale of literature and training materials, Herbalife nutritional products, services related to wellness programs, and from a license agreement for Australia and New Zealand which entitles the licensee to recruit representatives for the Company, use its logo and software, and market and promote its products and services. Such revenues are recognized in accordance with the SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Under SAB 104, revenue is recognized when it is realized or realizable and earned. FFBI considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, and that: (i) the product has been shipped or the services have been provided to its customer; (ii) the sales price is fixed or determinable; and (iii) collectibility is reasonable assured. The Company also reduces revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)


For sales of literature, training materials, and Herbalife nutritional products, revenue is realized upon shipment to the customer and there are no unfulfilled company elements related to a customer's order.

For specific wellness program services and contracts pertaining to such services, revenue is realized as services are provided.

For license agreements, revenue is realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, the use of Company logos, software and training materials, and the rights to market and promote the services of the Company. Revenue from such agreements is realized over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of March 31, 2005, FFBI had capitalized $5,006 related to its web site development.

   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of March 31, 2005, the Company had capitalized $40,502 for projects related to the development of internal-use software.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of March 31, 2005, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

   Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the nine-month periods ended March 31, 2005, and 2004, advertising costs amounted to $30,294 and $138, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

             Computer and office equipment               5 years
             Furniture and fixtures                     10 years
             Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

   Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated (see Note 4).

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the interim periods ended March 31, 2005, and 2004, and cumulative from inception (December 14, 1998) through March 31, 2005, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

      Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2005, the Company did not have any financial instruments requiring the estimate of fair value.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentrations of Risk

As of March 31, 2005, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of March 31, 2005, and expenses for the periods ended March 31, 2005, and 2004. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

The Company is in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of March 31, 2005, and subsequent thereto, FFBI had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business", formation of a management team, and other activities related to capital formation and initial operations. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $4.5 million through a best efforts self-underwritten public offering of its common stock. The public offering and sale of common stock by officers and directors of the Company will be conducted subsequent to the filing and approval of a Registration Statement on Form SB-2 with the SEC. The proceeds

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

from the public offering will be used by the Company for the development and production of multi-media training programs, marketing and promotional literature and programs, web site enhancement, purchase of inventory, customer call center and computer hardware and software programs to be used to aid the Company's customer service representatives, and working capital required to hire additional staff and provide for an expected increase in operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its planned filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses since inception, had negative working capital as of March 31, 2005, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Convertible Debt

In November 2003, FFBI began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes were issued to officers, directors, or employees of FFBI.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFBI, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFBI structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFBI had received and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $13,801. The liability for the Notes was assumed by the Company as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, has been presented as additional paid-in capital in the accompanying balance sheet as of March 31, 2005.

(4)      Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, FFBI issued 5,000,000 shares of its common stock to former officers and directors of the Company for services rendered. The value of the services rendered was $5,000. This transaction, along with the accumulated
(deficit) of FFBI, made up the components of the reverse merger related to the recapitalization of FFBI common stock.

   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. (see below) to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB Australia, whereby FFBI acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFBI have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFBI, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of FFBI and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

   Other Transactions

From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFBI related to the compensation of six individuals (see Note 9). FFBI recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

The Company also owed Wayne Hoskin, a former director of the Company, the amount of $7,500 as of September 14, 2004. The obligation resulted from a loan made to the Company. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFBI in full satisfaction of this obligation. From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

The Company also owed Donald Howell Wild, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wild received 40,000 shares of common stock valued at $20,000. FFBI recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

   Capital Formation Activity

On November 10, 2003, FFBI entered into an agreement with Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist FFBI with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

FFBI paid Fort Street two deposits against fees and costs amounting to $130,100. The initial capital formation activity conducted by FFBI and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted deemed reverse merger, FFBI expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. FFBI and Fort Street initiated a second capital formation activity that resulted in the Exchange Agreement as described above, and the current activity to file a Registration Statement on Form SB-2 with the SEC. During the period ended March 31, 2005, the Company paid an additional $18,154 in legal and accounting fees related to the second capital formation activity. As a result, as of March 31, 2005, the Company had $71,254 of deferred offering costs which were comprised of legal and accounting fees paid, and other professional and filing fees incurred to complete the Form SB-2 registration process.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended March 31, 2005, and 2004, was as follows (using a 34 percent effective Federal income tax rate):


                                                     2005          2004
                                                  ----------    ----------

      Current Tax Provision:
          Federal-
            Taxable income                        $     --      $     --
                                                  ----------    ----------
               Total current tax provision        $     --      $     --
                                                  ==========    ==========
      Deferred Tax Provision:
          Federal-
            Loss carryforwards                       103,852        16,180
            Change in valuation allowance           (103,852)      (16,180)
                                                  ----------    ----------
               Total deferred tax provision       $     --      $     --
                                                  ==========    ==========

The Company had deferred income tax assets as of March 31, 2005, as follows:

            Loss carryforwards                    $  238,384
            Less - Valuation allowance              (238,384)
                                                  ----------

               Total net deferred tax assets      $     --
                                                  ==========

As of March 31, 2005, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $701,100 that may be offset against future taxable income. The net operating loss carryforwards expire in the years 2021-2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)      Related Party Transactions

Mark A. Poulsen & Associates Pty. Ltd. is an Australian private entity and stockholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of March 31, 2005, the Company was owed $12,286 by this entity. This amount owed to the Company was for working capital, is non-interest bearing, and has no terms for repayment.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

Kamaneal Investments Pty. Ltd. is an Australian private company and stockholder of the Company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of March 31, 2005, the Company owed $39,326 to this entity. This amount owed was for working capital, is non-interest bearing, and has no terms for repayment.

As of March 31, 2005, the Company owed $377 to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company. This amount owed was for working capital, is non-interest bearing, and has no terms for repayment.

As of March 31, 2005, the Company owed $5,045 to Mr. GL Ray, a stockholder of the Company, for an advance made. This amount owed was for working capital, is non-interest bearing, and has no terms for repayment.

Donald Howell Wild, a former note holder and current stockholder of the Company (see Note 3), is the uncle of Linda Wild, also a former note holder and current stockholder of the Company. In addition, Mr. Wild is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see
Note 8). Mr. Wild also assisted the Company with the private placement of the Notes by marketing the placement, and was responsible for the subscription agreements of several note holders. Mr. Wild's services were valued at $20,000. The liability to Mr. Wild was satisfied by the transfer of 40,000 shares of common stock of FFBI directly to him from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued liability satisfied by Mr. Poulsen.

As described in Note 3, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000, and subsequently converted the Notes to 870,000 shares of common stock of FFBI. Of the thirty individuals and entities that subscribed to the private placement offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

 (7)     Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      License Agreement

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement") with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right or license, for a period of ten years, to use of the Company's logo, management information system, and other material within Australia and New Zealand. L.R. Global will assist in identifying new clients for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had only paid $117,750 toward the fee for the license, and was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005. As of May 31, 2005, the balance of the License Agreement fees had not been paid, and L.R. Global was in default under the License Agreement and amendment. Subsequently, on June 14, 2005, the Company and L.R. Global entered into a second extension whereby the terms of the License Agreement were amended as follows: (i) for consideration of $7,615 paid by L.R. Global as a partial payment of the license fee, the due date for the payment of the remaining balance of the license fee was extended to a date within sixty (60) days following the first date on which the common stock of the Company is quoted on the OTC Bulletin Board or other recognized stock exchange; and, (ii) the two principals of L.R. Global, Laraine Richardson and Dianne Waghorne, provided personal guarantees to the Company for payment of the remaining balance of the license fee in the event that the balance owed is not repaid by L.R. Global.

The Company recognized $4,973 of income related to the License Agreement in the accompanying statement of operations and comprehensive (loss) for the period ended September 30, 2004. For each of the three-month periods ended March 31,

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

2005, and December 31, 2004, the Company recognized $12,500 of license fee income, respectively.

(9)      Commitments and Contingencies

For each fiscal year since inception, the Company has recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals have provided their time and effort without formal compensation by the Company which in certain instances dates back to 1998. For the nine-month period ended March 31, 2004, the Company recorded accrued compensation expense amounting to
$30,195. Through September 14, 2004, the total liability for employee compensation amounted to $220,000. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFBI directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFBI credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

On September 21, 2004, the Company entered into a contract with Insource Pty. Ltd. for software services pertaining to the development of certain computerized systems for customer service, administration, and information reporting purposes. The contract price for the software development services amounted to approximately $30,500, which was subsequently increased by approximately $10,000, and the estimated duration of the contract term was 14 weeks. Further, under the terms of the contract, a down payment of $3,500 was to be made, followed by weekly progress payments of approximately $1,930. The estimated term of the contract was subsequently extended to the end of June 2005, and certain additional features were added to the computerized systems applications. The Company has classified the costs incurred through March 31, 2005, amounting to $40,502, as "Software development in progress" in the accompanying balance sheet.

The Company entered into a lease arrangement with Mark A. Poulsen & Associates Pty. Ltd. for office space which expired on November 30, 2004. The lease arrangement is currently on a month-to-month basis. On February 1, 2005, the Company also entered into a registered agent arrangement with Incorp. Services, Inc. whereby Incorp. agreed to act as the registered agent for the State of Nevada, and to provide certain virtual office, office facility use, and administrative services to the Company for a fee of $1,495 per year.

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $289,000 for services to FFBI. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFBI awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFBI on the over-the-counter bulletin board of the NASD.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005, AND 2004
                                   (Unaudited)

The Company entered into an employment agreement with Prins A. Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $131,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFBI under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the employment of Mr. Ralston to Hudson Global Resources, an executive personnel placement firm, amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,000, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra L. Wendt to serve as its Vice President of Administration and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,400, plus benefits and bonus.

(10)      Other Subsequent Events

On May 10, 2005, the Ralston Superannuation Fund ("Ralston Fund") entered into an Option Purchase Agreement with Fort Street Equity whereby the Ralston Fund agreed to purchase 100,000 stock options of the Company held by Fort Street for $19,410. The stock options entitle the holder to purchase a like number of shares of common stock of the Company. The Trustee for the Ralston Fund is Leanne Ralston, the wife of Prins A. Ralston. Mr. Ralston is the Senior Vice President and Chief Operating Officer of the Company.

Fort Street subsequently loaned the proceeds from the sale of the stock options to the Company under the terms of a promissory note dated May 11, 2005. The promissory note is unsecured, and carries an interest rate of five (5) percent per annum. The maturity date of the note, together with any remaining interest, is December 31, 2009. Interest payments on the promissory note are payable to Fort Street bi-annually and at the maturity date of the obligation.

On June 14, 2005, Mr. Bruce Gilling, an unrelated party, entered into an Option Purchase Agreement with Fort Street whereby the Mr. Gilling agreed to purchase 50,000 stock options of the Company held by Fort Street for $15,000. The stock options entitle the holder to purchase a like number of shares of common stock of the Company.

Fort Street subsequently loaned the proceeds from the sale of the stock options to the Company under the terms of a promissory note dated June 19, 2005. The promissory note is unsecured, and carries an interest rate of five (5) percent per annum. The maturity date of the note, together with any remaining interest, is December 31, 2009. Interest payments on the promissory note are payable to Fort Street bi-annually and at the maturity date of the obligation.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 2004, AND 2003




Report of Independent Auditors..............................................F-22

Financial Statements-

   Balance Sheets as of June 30, 2004 and 2003..............................F-23

   Statements of Operations for the Years
     Ended June 30, 2004 and 2003 and Cumulative from Inception.............F-24

   Statements of Stockholder's Equity for the Years
     Ended June 30, 2004 and 2003, and Cumulative from Inception............F-25

   Statements of Cash Flows for the Years
     Ended June 30, 2004 and 2003 ..........................................F-26

   Notes to Financial Statements for the Years
     Ended June 30, 2004 and 2003 ..........................................F-27

                         REPORT OF INDEPENDENT AUDITORS




To the Stockholders and Board of Directors of Fit For Business International, Inc. (Formerly Patient Data Corporation):

We have audited the accompanying balance sheets of Fit For Business International, Inc. (formerly Patient Data Corporation), a Nevada corporation in the development stage, as of June 30, 2004 and 2003, and the related statements of operations, stockholder's equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit For Business International, Inc. as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has no assets, liabilities or operations, and has been essentially inactive since inception. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
February 17, 2005.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS (NOTE 2)
                          AS OF JUNE 30, 2004, AND 2003

                                     ASSETS
                                     ------
                                                                         2004          2003
                                                                      ----------    ----------
Current Assets:
  Sundry and other current assets                                     $     --      $     --
                                                                      ----------    ----------
      Total current assets                                                  --            --
                                                                      ----------    ----------
Total Assets                                                          $     --      $     --
                                                                      ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
  Sundry and other current liabilities                                $     --      $     --
                                                                      ----------    ----------
      Total current liabilities                                             --            --
                                                                      ----------    ----------
      Total liabilities                                                     --            --
                                                                      ----------    ----------

Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, par value $.001 per share; authorized 10,000,000
    shares in 2004; no shares issued or outstanding                         --            --
  Common stock, par value $.001 per share; authorized 100,000,000 shares and 5,000,000 shares in 2004 and 2003, respectively;
    5,000,000 shares issued and outstanding in 2004 and
    2003, respectively                                                     5,000         5,000
  (Deficit) accumulated during the development stage                      (5,000)       (5,000)
                                                                      ----------    ----------
      Total stockholders' equity                                            --            --
                                                                      ----------    ----------
Total Liabilities and Stockholders' Equity                            $     --      $     --
                                                                      ==========    ==========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS (NOTE 2)
                  FOR THE YEARS ENDED JUNE 30, 2004, AND 2003,
                  AND CUMULATED FROM INCEPTION (JULY 31, 2001)
                              THROUGH JUNE 30, 2004

                                                                                 Cumulative
                                                                                   From
                                                        2004          2003       Inception
                                                    -----------   -----------   -----------
Revenues:
  Revenues                                          $      --     $      --     $      --
                                                    -----------   -----------   -----------

        Total revenues                                     --            --            --
                                                    -----------   -----------   -----------

Cost of Goods Sold:
  Cost of goods sold                                       --            --            --
                                                    -----------   -----------   -----------

Gross Profit (Loss)                                        --            --            --
                                                    -----------   -----------   -----------

Expenses:
  General and administrative                               --            --           5,000
                                                    -----------   -----------   -----------

        Total general and administrative expenses          --            --           5,000
                                                    -----------   -----------   -----------

(Loss) from Operations                                     --            --          (5,000)
                                                    -----------   -----------   -----------

Other Income (Expense)                                     --            --            --

Provision for income taxes                                 --            --            --
                                                    -----------   -----------   -----------

Net (Loss)                                          $      --     $      --     $    (5,000)
                                                    ===========   ===========   ===========

(Loss) Per Common Share:
  (Loss) per common share - Basic and Diluted       $      --     $      --
                                                    ===========   ===========

Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                     5,000,000     5,000,000
                                                    ===========   ===========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 2)
                 FOR THE PERIODS FROM INCEPTION (JULY 31, 2001)
                              THROUGH JUNE 30, 2004


                                                                     Accumulated
                                               Common Stock,         (Deficit)
                                              Par Value $.001        During the
                                        -------------------------   Development
           Description                     Shares        Amount        Stage          Totals
-------------------------------------   -----------   -----------   -----------    -----------
Balance - July 31, 2001                        --     $      --     $      --      $      --

Issuance of common stock for services     5,000,000         5,000          --            5,000

Net (loss) for the period                      --            --          (5,000)        (5,000)
                                        -----------   -----------   -----------    -----------
Balance - June 30, 2001                   5,000,000   $     5,000   $    (5,000)   $      --

Net (loss) for the period                      --            --            --             --
                                        -----------   -----------   -----------    -----------
Balance - June 30, 2002                   5,000,000         5,000        (5,000)          --

Net (loss) for the period                      --            --            --             --
                                        -----------   -----------   -----------    -----------
Balance - June 30, 2003                   5,000,000         5,000        (5,000)          --

Net (loss) for the period                      --            --            --             --
                                        -----------   -----------   -----------    -----------

Balance - June 30, 2004                   5,000,000   $     5,000   $    (5,000)   $      --
                                        ===========   ===========   ===========    ===========



               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
                   FOR THE PERIOD FROM INCEPTION (MAY 5, 2004)
                              THROUGH JUNE 30, 2004

                                                                                           Cumulative
                                                                                              From
                                                                  2004          2003       Inception
                                                              -----------   -----------   -----------
Operating Activities:
  Net (loss)                                                  $      --     $      --     $    (5,000)
  Adjustments to reconcile net (loss) to net cash (used in)
    operating activities:
    Common stock issued for services                                 --            --           5,000
                                                              -----------   -----------   -----------
Net Cash Provided by (Used in) Operating Activities                  --            --            --
                                                              -----------   -----------   -----------
Investing Activities:
  Sundry investing activities                                        --            --            --
                                                              -----------   -----------   -----------
Net Cash (Used in) Investing Activities                              --            --            --
                                                              -----------   -----------   -----------
Financing Activities:
  Sundry financing activities                                        --            --            --
                                                              -----------   -----------   -----------

Net Cash Provided by Financing Activities                            --            --            --
                                                              -----------   -----------   -----------
Net Increase (Decrease) in Cash                                      --            --            --

Cash - Beginning of Period                                           --            --            --
                                                              -----------   -----------   -----------
Cash - End of Period                                          $      --     $      --     $      --
                                                              ===========   ===========   ===========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
        Interest                                              $      --     $      --     $      --
                                                              ===========   ===========   ===========
        Income taxes                                          $      --     $      --     $      --
                                                              ===========   ===========   ===========


  In 2001, the Company issued 5,000,000 shares of its common stock, par value $.001 per share, to two former officers and directors for services rendered.


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business International, Inc. ("FFB International" or the "Company") is a Nevada corporation in the development stage. The Company has no assets, liabilities or operations, and has been essentially inactive since inception. The Company was organized on May 30 2001, and subsequently incorporated on July 31, 2001, under the name of Elli Tsab, Inc. On April 15, 2004, the name of the Company was changed to Patient Data Corporation. On January 13, 2005, the name of the Company was again changed to Fit For Business International, Inc. in order to better reflect the current business plan, as explained below. The accompanying financial statements of FFB International were prepared from the accounts of the Company under the accrual basis of accounting.

On September 14, 2004, FFB International entered into a Share Exchange Agreement (the "Exchange Agreement") with Fit For Business Australia Pty Limited ("FFB Australia"), an Australian private company, whereby FFB International acquired all of the issued and outstanding capital stock of FFB Australia in exchange for shares of common and preferred stock of the Company. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFB International, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger will be recorded as a recapitalization of the Company, with the net assets of FFB International and FFB Australia brought forward at their historical bases.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize any revenues. Since the Company is essentially inactive, the determination of the recognition of revenue will commence at the time the Company has revenue producing operations.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003


   Impairment of Long-lived Assets

The Company has no assets. However, the Company has adopted the policy of evaluating the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. As such, the Company will record any impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Comprehensive Income (Loss)

The Company has adopted SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"). As such, the Company will present comprehensive income (loss), as required. SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the period ended June 30, 2004, and 2003, the Company had no elements of comprehensive income (loss).

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax asset and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's current financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

   Concentration of Credit Risk

As of June 30, 2004, and 2003, the Company did not have any material off-balance sheet risks or credit concentrations. any is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, The Company had no assets, liabilities or operations as of June 30, 2004, and 2003, that required the use of estimates.

(2)    Development Stage Activities and Going Concern

Since its inception, the Company has been essentially inactive, and has remained a shell entity. The Company was initially incorporated under the name of Elli Tsab, Inc. On April 15, 2004, the name of the Company was changed to Patient Data Corporation, and the authorized capital structure revised to provide for preferred stock, as well as additional authorized shares of common stock.

The Company was in the development stage as of June 30, 2004, and 2003, and operations had not commenced. The business purpose of the Company is to provide a corporate entity, validly organized within the Unite States, with which a foreign company may complete a reverse merger transaction for the purpose of conducting a capital formation activity through the issuance of common stock registered with the Securities and Exchange Commission ("SEC").

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

As explained in Notes 1 and 4, on September 14, 2004, the Company entered into the Exchange Agreement with FFB Australia whereby FFB International acquired all of the issued and outstanding capital stock of FFB Australia in exchange for shares of common and preferred stock. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFB International, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. FFB Australia is in the business of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and (iii) nutritional supplements manufactured and supplied by Herbalife International, Inc.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses since inception, and had no cash or working capital as of June 30, 2004, and 2003. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)    Convertible Debt

In November 2003, FFB Australia began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes were issued to officers, directors, or employees of FFB Australia or FFB International.

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or, if called by FFB Australia, then automatically in the event of a public offering of shares. No value was associated with the conversion feature of the Notes. FFB Australia structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed. As such, as of September 14, 2004, FFB Australia had received

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

and recorded proceeds of $365,000 under the private placement in exchange for the Notes with 87 units for the calculation of conversion into common stock (870,000 shares of common stock), and accrued interest in the amount of $13,801. The liability for the Notes was assumed by the FFB International as a result of the Exchange Agreement.

On September 20, 2004, the Company, pursuant to a planned public offering of its common stock, called and converted Notes with a unit value of 42 units into 420,000 shares of common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. Further, on September 29, 2004, the remaining Notes with a unit value of 45 units were called and converted by the Company into 450,000 shares of common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The value of the conversion transactions in excess of the par value of the common stock issued, including accrued interest, was recorded as additional paid-in capital.

(4)    Common Stock Transactions and Capital Formation

   Issuance of Common Stock

On May 30, 2001, FFB International issued 5,000,000 shares of its common stock to former officers and directors of the Company for services rendered. The value of the services rendered was $5,000. This transaction, the accumulated (deficit) of the Company, the value of the stock options issued (see below) and consulting expenses paid to a former officer and director of the Company made up the components of the reverse merger related to the recapitalization of FFB International common stock effected as of September 13, 2004.

   Stock Option Agreement

On July 25, 2004, the Company issued 2,000,000 options to Fort Street Equity, Inc. ("Fort Street"), a Cayman Islands company (see below), to purchase the same number of shares of its common stock for $10,000 in cash. The option period is through December 31, 2005. The exercise price of the options is the higher of $0.50 per share or the average trading price of the Company's common stock over the preceding ten business days prior to exercise of the options, less a discount of 40 percent. The proceeds received by the Company were paid to a former officer and director of the Company for services rendered.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into the Exchange Agreement with FFB Australia and acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock of the Company. Both the common stock and preferred stock of FFB International have a par value of $.001. The shares of preferred stock are non-participating, but each share is entitled to fifty (50)

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

votes in a general meeting of the stockholders. As a result of the Exchange Agreement, the stockholders of FFB Australia control FFB International, and FFB Australia has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement. The deemed reverse merger has been recorded as a recapitalization of the Company, with the net assets of the Company and FFB Australia brought forward at their historical bases.

   Conversion of Notes

On September 20, 2004, the Company issued 420,000 shares of its common stock with a value of $140,000 in connection with the conversion of certain Notes and accrued interest (see Note 3).

On September 29, 2004, the Company issued 450,000 shares of its common stock with a value of $225,000 in connection with the conversion of the remainder of the Notes and accrued interest (see Note 3).

   Other Transactions

For each fiscal year since 1998, FFB Australia recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which, currently serve as officers of the Company. Such individuals provided their time and effort without formal compensation by FFB Australia. Through September 14, 2004, the total liability for employee compensation amounted to $220,000, which was assumed by the Company under the Exchange Agreement. This obligation was satisfied by the transfer of 440,000 shares of common stock of FFB International directly to the individuals from the shares received from the Exchange Agreement by Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. The Company credited paid-in capital for the value of the accrued compensation satisfied by Mr. Poulsen.

As of June 30, 2004, FFB Australia owed Wayne Hoskin, a former director of that company, the amount of $7,500. The obligation resulted from a loan made to FFB Australia. Mr. Hoskin agreed to accept 15,000 shares of common stock of FFB International in full satisfaction of this obligation. On September 13, 2004, from the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, Mr. Hoskin received 15,000 shares of common stock valued at $7,500. FFB International recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

FFB Australia also owed Donald Howell Wild, a former note holder and current stockholder of the Company, the amount of $20,000 for services rendered related to the private placement of Notes (see Note 3). From the common stock issued to Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, on September 14, 2004, Mr. Wild received 40,000 shares of common stock valued at $20,000. FFB International recognized the satisfaction of this liability by Mr. Poulsen as additional paid-in capital.

   Capital Formation Activity

On November 10, 2003, FFB Australia entered into an agreement with Fort Street to provide services and assistance with the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million. Subsequent to the completion of the reverse merger under the Exchange Agreement, the Company is continuing with this capital formation activity.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended June 30, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                                                   2005          2004
                                                ----------    ----------
         Current Tax Provision:
           Federal-
             Taxable income                     $     --      $     --
                                                ----------    ----------

                Total current tax provision     $     --      $     --
                                                ==========    ==========

         Deferred Tax Provision:
           Federal-
             Loss carryforwards                       --            --
             Change in valuation allowance            --            --
                                                ----------    ----------

                Total deferred tax provision    $     --      $     --
                                                ==========    ==========

The Company had deferred income tax assets as of June 30, 2004, and 2003, as follows:

                                                   2005
                                                ----------
             Loss carryforwards                 $    1,700
             Less - Valuation allowance             (1,700)
                                                ----------

                Total net deferred tax assets   $     --
                                                ==========

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

As of June 30, 2005, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $5,000 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                       (FORMERLY PATIENT DATA CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

(7)      Commitments and Contingencies

The following transactions were dated November 29, 2004:

The Company entered into an employment agreement with Mark A. Poulsen to serve as its President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $289,000 for services to FFB International. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of the Company awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFB International on the over-the-counter bulletin board of the NASD.

The Company entered into an employment agreement with Prins A. Ralston to serve as its Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $131,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFB International under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the employment of Mr. Ralston to Hudson Global Resources, an executive personnel placement firm, amounting to approximately $21,100.

The Company entered into an employment agreement with Anthony F. Head to serve as its Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,000, plus benefits and bonus. He will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Sandra Wendt to serve as its Vice President of Administration and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,400, plus benefits and bonus.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2003




Report of Independent Auditors..............................................F-37

Financial Statements-

   Balance Sheets as of June 30, 2004 and 2003..............................F-38

   Statements of Operations and Comprehensive (Loss) for the Years
     Ended June 30, 2004, and 2003, and Cumulative from Inception ..........F-39

   Statements of Stockholders' (Deficit) for the Periods from
     Inception through June 30, 2004........................................F-40

   Statements of Cash Flows for the Years
     Ended June 30, 2004, and 2003, and Cumulative from Inception ..........F-41

   Notes to Financial Statements for the Years
     Ended June 30, 2004 and 2003 ..........................................F-42

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders and Board of Directors of Fit For Business (Australia) Pty Limited:

We have audited the accompanying balance sheets of Fit For Business (Australia) Pty Limited, an Australian private company in the development stage, as of June 30, 2004 and 2003, and the related statements of operations and comprehensive
(loss), stockholders' (deficit), and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit For Business (Australia) Pty Limited as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, is conducting its capital formation activities, has experienced an operating loss since inception, and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
February 17, 2005.


                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS (NOTE 2)
                          AS OF JUNE 30, 2004, AND 2003

                                     ASSETS
                                                                   2004          2003
                                                                ----------    ----------
Current Assets:
  Cash on hand and in bank                                      $      137    $       54
  Accounts Receivable-
    Due from Kamaneal Investments Pty. Ltd. - Related party         26,880          --
    Goods and services tax refund                                    1,051         1,458
                                                                ----------    ----------
    Total current assets                                            28,068         1,512
                                                                ----------    ----------
Property and Equipment:
  Office and computer equipment                                        206          --
  Web site development costs                                         4,487         4,336
                                                                ----------    ----------
                                                                     4,693         4,336
  Less - Accumulated depreciation and amortization                  (3,009)       (1,446)
                                                                ----------    ----------
    Net property and equipment                                       1,684         2,890
                                                                ----------    ----------
Other Assets:
  Trademark                                                            207           200
  Less - Accumulated amortization                                     (119)          (95)
  Deferred offering costs                                           23,000          --
                                                                ----------    ----------
    Total other assets                                              23,088           105
                                                                ----------    ----------
Total Assets                                                    $   52,840    $    4,507
                                                                ==========    ==========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Checks in excess of bank balance                              $     --      $       64
  Accounts payable - trade                                           2,895          --
  Accrued interest                                                   8,103          --
  Accrued compensation                                             196,616       156,248
  Convertible promissory notes                                     185,000          --
  Loans from related parties                                        96,098       147,684
                                                                ----------    ----------
     Total current liabilities                                     488,712       303,996
                                                                ----------    ----------
     Total liabilities                                             488,712       303,996
                                                                ----------    ----------
Commitments and Contingencies

Stockholders' (Deficit):
  Capital stock, 81 shares authorized, issued and outstanding           50            50
  Accumulated other comprehensive (loss)                           (40,086)      (33,967)
  (Deficit) accumulated during the development stage              (395,836)     (265,572)
                                                                ----------    ----------
    Total stockholders' (deficit)                                 (435,872)     (299,489)
                                                                ----------    ----------
Total Liabilities and Stockholders' (Deficit)                   $   52,840    $    4,507
                                                                ==========    ==========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
                  FOR THE YEARS ENDED JUNE 30, 2004, AND 2003,
                AND CUMULATED FROM INCEPTION (DECEMBER 14, 1998)
                              THROUGH JUNE 30, 2004

                                                                              Cumulative
                                                                                 From
                                                     2004          2003        Inception
                                                  ----------    ----------    ----------
Revenues:
   Revenues                                       $      203    $      363    $    8,295
                                                  ----------    ----------    ----------
      Total revenues                                     203           363         8,295
                                                  ----------    ----------    ----------
Cost of Goods Sold:
  Cost of goods sold                                      87           242         3,724
                                                  ----------    ----------    ----------
Gross Profit                                             116           121         4,571
                                                  ----------    ----------    ----------
Expenses:
  General and administrative                         122,220        24,297       392,247
                                                  ----------    ----------    ----------
      Total general and administrative expenses      122,220        24,297       392,247
                                                  ----------    ----------    ----------
(Loss) from Operations                              (122,104)      (24,176)     (387,676)
                                                  ----------    ----------    ----------
Other Income (Expense):
  Interest income                                       --            --               1
  Interest (expense)                                  (8,160)         --          (8,160)
Provision for income taxes                              --            --            --
                                                  ----------    ----------    ----------
Net (Loss)                                        $ (130,264)   $  (24,176)   $ (395,835)
                                                  ----------    ----------    ----------
Comprehensive (Loss):
  Australian currency translation                     (6,119)      (45,554)      (40,086)
                                                  ----------    ----------    ----------
Total Comprehensive (Loss)                        $ (136,383)   $  (69,730)   $ (435,921)
                                                  ==========    ==========    ==========
(Loss) Per Common Share:
  (Loss) per common share - Basic and Diluted     $(1,608.20)   $  (298.47)
                                                  ==========    ==========
Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                         81            81
                                                  ==========    ==========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
               FOR THE PERIODS FROM INCEPTION (DECEMBER 14, 1998)
                              THROUGH JUNE 30, 2004

                                                                                   (Deficit)
                                                                  Accumulated     Accumulated
                                           Capital Stock             Other         During the
                                     -------------------------   Comprehensive    Development
           Description                  Shares        Amount        (Loss)           Stage          Totals
----------------------------------   -----------   -----------   -------------    -----------    -----------

Balance - December 14, 1998                 --     $      --     $        --      $      --      $      --

Issuance of capital stock for cash            81            50            --             --               50

Australian currency translation             --            --              (534)          --             (534)

Net (loss) for the period                   --            --              --          (16,961)       (16,961)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 1999                       81   $        50   $        (534)   $   (16,961)   $   (17,445)

Australian currency translation             --            --             7,472           --            7,472

Net (loss) for the period                   --            --              --         (138,322)      (138,322)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 2000                       81            50           6,938       (155,283)      (148,295)

Australian currency translation             --            --            25,453           --           25,453

Net (loss) for the period                   --            --              --          (53,529)       (53,529)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 2001                       81            50          32,391       (208,812)      (176,371)

Australian currency translation             --            --           (20,804)          --          (20,804)

Net (loss) for the period                   --            --              --          (32,584)       (32,584)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 2002                       81            50          11,587       (241,396)      (229,759)

Australian currency translation             --            --           (45,554)          --          (45,554)

Net (loss) for the period                   --            --              --          (24,176)       (24,176)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 2003                       81            50         (33,967)      (265,572)      (299,489)

Australian currency translation             --            --            (6,119)          --           (6,119)

Net (loss) for the period                   --            --              --         (130,264)      (130,264)
                                     -----------   -----------   -------------    -----------    -----------
Balance - June 30, 2004                       81   $        50   $     (40,086)   $  (395,836)   $  (435,872)
                                     ===========   ===========   =============    ===========    ===========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.


                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
                FOR THE YEARS ENDED JUNE 30, 2004, AND 2003, AND
                  CUMULATIVE FROM INCEPTION (DECEMBER 14, 1998)
                              THROUGH JUNE 30, 2004

                                                                                          Cumulative
                                                                                             From
                                                                 2004          2003        Inception
                                                              ----------    ----------    ----------
Operating Activities:
  Net (loss)                                                  $ (130,264)   $  (24,176)   $ (395,835)
  Adjustments to reconcile net (loss) to net cash (used in)
    operating activities:
     Depreciation and amortization                                 1,587         1,477         3,128
     Write-off of deferred offering costs                         77,000          --          77,000
       Changes in net assets and liabilities-
         Accounts receivable                                     (26,601)         (748)      (27,931)
         Accounts payable - trade                                  2,894        (4,030)        2,894
         Accrued interest                                          8,103          --           8,103
         Other accrued liabilities                                40,368        40,260       196,616
                                                              ----------    ----------    ----------
Net Cash Provided by (Used in) Operating Activities              (26,913)       12,783      (136,025)
                                                              ----------    ----------    ----------
Investing Activities:
  Purchases of property and equipment                               (213)          (31)         (413)
  Expenditures for web site development costs                       (151)         (672)       (4,487)
                                                              ----------    ----------    ----------
Net Cash (Used in) Investing Activities                             (364)         (703)       (4,900)
                                                              ----------    ----------    ----------
Financing Activities:
  Proceeds from the issuance of convertible notes                185,000          --         185,000
  Checks in excess of bank balance                                    65           (65)         --
  Loans from related parties                                        --          33,547        96,098
  Payment of deferred offering costs                            (100,000)         --        (100,000)
  Payments on loans from related parties                         (51,586)         --            --
  Proceeds from the issuance of capital stock                       --            --              50
                                                              ----------    ----------    ----------
Net Cash Provided by Financing Activities                         33,479        33,482       181,148
                                                              ----------    ----------    ----------
Effect of Exchange Rate Changes on Cash                           (6,119)      (45,554)      (40,086)
                                                              ----------    ----------    ----------
Net Increase in Cash                                                  83             8           137

Cash - Beginning of Period                                            54            46          --
                                                              ----------    ----------    ----------
Cash - End of Period                                          $      137    $       54    $      137
                                                              ==========    ==========    ==========
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
     Interest                                                 $     --      $     --      $     --
                                                              ==========    ==========    ==========
     Income taxes                                             $     --      $     --      $     --
                                                              ==========    ==========    ==========


               The accompanying notes to financial statements are
                    an integral part of these balance sheets.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

(1)      Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Fit For Business (Australia) Pty Limited ("FFB Australia" or the "Company") is an Australian private company in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife Ltd. ("Herbalife"). The accompanying financial statements of FFB Australia were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars.

FFB Australia was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. In October 2003, the Company initiated a capital formation activity through the private placement of certain convertible promissory notes which provided, through June 30, 2004, proceeds of $185,000. Subsequent to June 30, 2004, the continuation of the activity for the private placement of the convertible promissory notes provided an additional $180,000 in proceeds.

In addition, in November 2003, the Company commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC"), and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger effective September 14, 2004, with Fit For Business International, Inc. ("FFB International"), and is currently undertaking a second capital formation activity of the same type as part of the operations of that entity.

Prior to June 30, 2004, FFB Australia, aside from the capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a trade mark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. For additional information relating to the development stage activities of the Company, see
Note 2.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

   Accounts Receivable

Accounts receivable consist of amounts due from employees, related parties, and value added tax refunds. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of June 30, 2004, and 2003, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

   Revenue Recognition

The Company is in the development stage and has yet to realize any significant revenues from planned operations. However, the Company is in the business of providing products and services for corporate and living well programs, as well as from the sale of nutritional products manufactured and supplied by Herbalife. After the commencement of planned operations, revenues will be realized from such products and services at the time of completion of each product sale, and as services are rendered.

Revenues will also be realized from licensing activities related to various countries and geographic regions, which entitle licensees to recruit representatives for the Company, and market and promote the products and services. Such revenues will be realized over the term and under the conditions of each specific license.

   Internal Web Site Development Costs

Under Emerging Issues Taskforce Statement 00-2, Accounting for Web Site Development Costs ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of June 30, 2004, the FFB Australia had capitalized $4,487 related to its web site development.

   Costs of Computer Software Developed or Obtained for Internal Use

Under Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software. As of June 30, 2004, and 2003, the Company had not undertaken any projects related to the development of internal-use software.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

   Costs of Computer Software to be Sold or Otherwise Marketed

Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed ("SFAS 86"), the Company capitalizes costs associated with the development of certain training software products held for sale when technological feasibility is established. Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date. As of June 30, 2004, and 2003, the Company had not undertaken any projects related to the development of software products held for sale or to be otherwise marketed.

   Trademark

The Company obtained a trademark from the government of Australia effective October 15, 1999. The trademark covers the name "Fit For Business" and the logo of the Company. The cost of obtaining the trademark has been capitalized by the Company, and is being amortized over a period of ten years.

   Advertising Costs

Advertising costs are charged to operations when incurred, except for television or magazine advertisements, which are charged to expense when the advertising first takes place. For the years ended June 30, 2004, and 2003, advertising expense amounted to $681 and $3,535, respectively.

   Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

               Computer and office equipment               5 years
               Internal web site development costs         3 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or less is recognized.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003


   Impairment of Long-lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

   Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

   Deferred Offering Costs

The Company defers as other assets the direct, incremental costs of raising capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated, the costs are charged to operations during the period in which the offering is terminated (see Note 4).

   Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended June 30, 2004, and 2003, the only components of comprehensive (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax asset and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company's current financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Australian dollar. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal year. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive (loss).

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2004, and 2003, the Company did not have any financial instruments requiring the estimate of fair value.

   Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

   Concentrations of Risk

As of June 30, 2004, and 2003, the Company had a material off-balance sheet risk with regards to its dependence upon Herbalife as its sole source of supply for the purchase of nutritional supplements related to its planned wellness programs.

   Fiscal Year End of the Company

The fiscal year end of the Company is June 30 of each year.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2004, and 2003, and expenses for the periods then ended. Actual results could differ from those estimates made by management.

(2)      Development Stage Activities and Going Concern

FFB Australia is an Australian private company in the development stage of providing products and services for corporate business wellness programs; living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, nutritional supplements manufactured and supplied by Herbalife. As of June 30, 2004, and subsequent thereto, the Company had completed organization and reverse merger transactions, initial marketing and corporate awareness programs designed to obtain customers for its products and services, the receipt of a trademark in Australia for the name "Fit For Business" The Company was organized as an Australian private company on December 14, 1998, and subsequently began certain marketing studies and corporate awareness programs to obtain customers for its products and services. As of June 30, 2004, the Company had not realized significant revenues from its development stage activities, nor had it commenced its primary operations.

In October 2003, the Company initiated a capital formation activity through the private placement of certain unsecured promissory notes, convertible into common stock, which provided, through June 30, 2004, proceeds of $185,000. Subsequent to June 30, 2004, the continuation of the activity for the private placement of the unsecured convertible promissory notes provided an additional $180,000 in proceeds.

In addition, in November 2003, the Company commenced a capital formation activity to effect a deemed reverse merger with a corporation validly organized in the United States for the purpose of completing a Registration Statement on

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

Form SB-2 with the SEC, and raising capital from the issuance of common stock in the public markets of up to $4.5 million. The initial capital formation activity through a deemed reverse merger and the issuance of common stock was unsuccessful. Subsequently, FFB Australia completed a deemed reverse merger effective September 14, 2004, with FFB International, and is currently undertaking a second capital formation activity of the same type as part of the operations of that entity.

Prior to June 30, 2004, and through September 14, 2004, which was the date of the deemed reverse merger transaction with FFB International, FFB Australia, aside from the reverse merger, capital formation and marketing activities described above, incurred other development stage operating costs and expenses related to its organization as an entity, receipt of a trade mark in Australia for the name and related logo of Fit For Business, formation of a management team, accounting and tax preparation fees, consulting fees, travel, and other general and administrative expenses. Through the use of the proceeds from the private placement of the convertible promissory notes described above and loans from related parties, the Company has been able to continue its development stage business activities, as described herein.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $4.5 million in equity capital through its filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has incurred operating losses since inception, the working capital as of June 30, 2004, was negative, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      Convertible Debt

In November 2003, the Company began a capital formation activity through the private placement of up to 200 unsecured convertible promissory notes (the "Note" or "Notes"). Under the terms of the private placement subscription agreement, the minimum unit participation was one unit per Note valued at $5,000. Multiple units could be acquired under the terms of a single Note. The Notes issued for the units stated a maturity date of November 30, 2004, and provided for an interest rate of ten percent (10%) per annum, payable upon redemption. None of the Notes issued were to officers, directors, or employees of the Company.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

The Notes were convertible into 10,000 shares of common stock per unit at any time prior to maturity at the option of the note holder, or if called by the Company, then automatically in the event of a public offering of shares with which the Company was involved through a merger transaction. The Company structured an incentive program with the first eleven subscribers to the private placement for the Notes, and provided an additional 1/2 unit of value for each unit subscribed for. As such, as of June 30, 2004, the Company had received and recorded proceeds of $185,000 under the private placement in exchange for the Notes with 51 units for the calculation of conversion into common stock (510,000 shares of common stock), and related accrued interest in the amount of $8,103. These amounts are presented in the accompanying balance sheet as of June 30, 2004, as current liabilities. No value has been associated with the conversion feature of the Notes in the accompanying financial statements. See Note 9 for additional information on the convertible debt subsequent to June 30, 2004.

(4)      Capital Stock Transactions and Capital Formation

   Outstanding Capital Stock

As of June 30, 2004, and 2003, the Company had two stockholders that held a total of 81 shares (100 percent of the outstanding shares) of ordinary or capital stock. The shareholders were: (i) Mark Poulsen & Associates Pty. Ltd. - 79 shares, a company owned by Mark A. Poulsen, the President and Chief Executive Officer of the Company; and, (ii) Mark A. Poulsen - 2 shares, the President and Chief Executive Officer of the Company.

   Stock Exchange Agreement

On September 14, 2004, the Company entered into a Share Exchange Agreement (the "Exchange Agreement") with FFB International (formerly Patient Data Corporation), a Nevada corporation, whereby FFB International acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of common stock and 1,000,000 shares of preferred stock. Both the common stock and preferred stock of FFB International have a par value of $.001. The business combination was valued at $16,000, or par value of the shares issued by FFB International. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, FFB Australia controls FFB International, and has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

   Capital Formation Activity

On November 10, 2003, the Company entered into an agreement with Fort Street Equity Inc. ("Fort Street"), a Cayman Islands company, whereby Fort Street would assist the Company in the following: (i) the identification of a corporation validly organized in the United States with which the Company could realize a deemed reverse merger; and (ii) the completion and filing of a Registration Statement on Form SB-2 with the SEC for the purpose of raising capital from the issuance of common stock in the public markets of up to $4.5 million.

The Company paid Fort Street a deposit against fees and costs of $100,000. The initial capital formation activity conducted by the Company and Fort Street was not successful due to the fact that the organization and completion of a deemed reverse merger with a validly organized corporation in the United States could not be effected. Further, as a result of the uncompleted merger, the Company expensed $77,000 of the amount paid to Fort Street as unsuccessful offering costs. The Company and Fort Street initiated a second capital formation activity which resulted in the Exchange Agreement with FFB International as described above, and the current activity to file a Registration Statement on Form SB-2 with the SEC. As of June 30, 2004, the Company had $23,000 of deferred offering costs which were comprised of legal and accounting fees paid to complete the Form SB-2 registration process.

(5)      Income Taxes

The provision (benefit) for income taxes for the periods ended June 30, 2004, and 2003, was as follows (using a 34 percent effective Federal income tax rate):

                                                 2004          2003
                                              ----------    ----------
       Current Tax Provision:
         Federal-
           Taxable income                     $     --      $     --
                                              ----------    ----------
              Total current tax provision     $     --      $     --
                                              ==========    ==========

       Deferred Tax Provision:
         Federal-
           Loss carryforwards                     44,290         8,220
           Change in valuation allowance         (44,290)       (8,220)
                                              ----------    ----------

              Total deferred tax provision    $     --      $     --
                                              ==========    ==========

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

The Company had deferred income tax assets as of June 30, 2004, and 2003, as follows:

           Loss carryforwards                 $  134,600    $   90,300
           Less - Valuation allowance           (134,600)      (90,300)
                                              ----------    ----------

              Total net deferred tax assets   $     --      $     --
                                              ==========    ==========

As of June 30, 2004, and 2003, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $396,000, and $265,600, respectively, that may be offset against future taxable income. The net operating loss carryforwards expire in various years through 2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the realization of loss carryforwards as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

(6)      Related Party Transactions

Mark Poulsen & Associates Pty Ltd. is an Australian private entity and majority shareholder of the Company. It is wholly owned by Mark A. Poulsen, President and Chief Executive Officer of the Company. As of June 30, 2004, and 2003, the Company owed $88,261, and $132,075 to this entity, respectively. The amounts owed are for working capital, are non-interest bearing, and have no terms for repayment.

Kamaneal Investments Pty Ltd. is an Australian private company owned by Mark A. Poulsen, President and Chief Executive Officer of the Company, and Karen Poulsen, his wife. The purpose of this company is to hold investments for Mr. and Mrs. Poulsen. As of June 30, 2004, Kamaneal Investments Pty Ltd. owed the Company the amount of $26,880. As of June 30, 2003, the Company owed this entity the amount of $3,943. The amounts due from or due to are related to general working capital purposes, are non-interest bearing, and have no terms for repayment.

As of June 30, 2004, and 2003, the Company owed $337 and $326, respectively to Mark A. and Karen Poulsen for expenses incurred on behalf of the Company. Mr. Poulsen is the President and Chief Executive Officer of the Company. The amounts owed are for working capital purposes, are non-interest bearing, and have no terms for repayment.

Donald Howell Wilde, a Note holder of the Company, is the uncle of Linda Wilde, also a Note holder of the Company. In addition, Mr. Wilde is the father of Laraine Richardson, a principal in the Company of L.R. Global Marketing Pty. Ltd., which entity entered into a License Agreement with the Company on August 24, 2004 (see Note 8). Mr. Wilde also assisted the Company with the private placement of the Notes by marketing the placement, and being responsible for the subscription agreements of several Note holders. Mr. Wilde's services were valued at $10,000, and were accrued in the accompany balance sheet subsequent to of June 30, 2004.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

As described in Notes 3 and 9, subsequent to June 30, 2004, the Company completed a private placement of Notes to thirty individuals and entities with proceeds amounting to $365,000. Of the thirty individuals and entities that subscribed to the private placement offering of Notes, twelve parties are considered both account executives (part of the independent marketing group of the Company) and independent Herbalife distributors, and six of the parties are only independent Herbalife distributors. Mark A. Poulsen, President and Chief Executive Officer of the Company, is also an independent Herbalife distributor.

From the common stock issued to Mr. Mark A. Poulsen, President and Chief Executive Officer of the Company, under the Exchange Agreement, L.R. Global received 500,000 shares of common stock (see Note 8). Mr. Poulsen also issued shares of common stock that he received from the Exchange Agreement to satisfy the liabilities of the Company assumed by FFB International related to the compensation of six individuals (see Note 8). FFB International recognized the satisfaction of such liabilities by Mr. Poulsen as additional paid-in capital.

The Company also owes Mr. Wayne Hoskins, a former director of the Company, the amount of $7,505 as of June 30, 2004. Mr. Hoskins has agreed to accept 15,000 shares of common stock of FFB International as full satisfaction of this obligation.

(7)      Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity, ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments:
(1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS 150 in May 2004. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

(8)      Commitments and Contingencies

On August 24, 2004, the Company entered into a non-assignable license agreement (the "License Agreement) with L.R. Global Marketing Pty. Ltd. ("L.R. Global"). Pursuant to the License Agreement, L.R. Global has the right, for a period of ten years, to use of the Company logo, the Company management information system, and other Company material. L.R. Global will assist in identifying new clients for the Company, and recruiting account executive and customer service representatives. Under the terms of the License Agreement, L.R. Global was obligated to pay the Company $500,000 on or before December 31, 2004, for the grant of the license. As of December 31, 2004, L.R. Global had paid $117,750 toward the fee for the license. As such, L.R. Global was in default under the License Agreement. On January 14, 2005, the Company and L.R. Global entered into an extension agreement whereby the terms of the License Agreement for payment of the remaining amount of the $500,000 license fee were extended to May 31, 2005.

As of June 30, 2004, and 2003, the Company recognized as compensation expense the ongoing contribution of time and effort of six individuals, two of which serve as officers of the Company. Such individuals have provided their time and effort without formal compensation in certain instances since 1998. For the years ended June 30, 2004, and 2003, the Company recorded compensation expense amounting to $40,370, and $40,259, respectively. As of June 30, 2004, the liability for employee compensation amounted to $196,616. Through September 14, 2004, the total obligation for employee compensation amounted to $220,000. This obligation was satisfied by the issuance of 440,000 shares of common stock of FFB International from the shares personally held by Mr. Mark A. Poulsen, President and Chief Executive Officer of the Company, at a value of $.50 per share. FFB International credited paid-in capital for the value of the compensation satisfied.

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

The following transactions were dated November 29, 2004, or as otherwise indicated:

The Company entered into an employment agreement with Mr. Mark A. Poulsen to serve as the Company's and FFB International's President and Chief Executive Officer. Under the terms of the agreement, Mr. Poulsen will be compensated at the annual rate of approximately $97,000 for services to the Company, and approximate $192,000 for services to FFB International. He will also be paid 5 percent of the value of each country or geographic-area license sold. In addition, on December 1, 2004, the Board of Directors of FFB International awarded a bonus of approximately $388,250 to be paid to Mr. Poulsen within 30 days after the listing of the common stock of FFB International on the over-the-counter bulletin board of the NASD.

On November 29, 2004, the Company entered into an employment agreement with Prins A. Ralston to serve as the Company's and FFB International's Senior Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Ralston will be compensated at the annual rate of approximately $131,000, plus benefits and bonus. In addition, Mr. Ralston will be granted options to purchase 30,000 shares of common stock of FFB International under an option plan, when and if established. The Company will also be obligated to pay a recruiting fee for the placement of Mr. Ralston to Hudson Global Resources, an executive personnel placement firm, amounting to approximately $21,100.

The Company entered into an employment agreement with Mr. Anthony F. Head to serve as the Company's and FFB International's Senior Vice President of Sales. Mr. Head is also a Director of the Company. Under the terms of the agreement, Mr. Head will be compensated at the annual rate of approximately $77,000, plus benefits and bonus. Mr. Head will also be paid 5 percent of the value of each country or geographic-area license sold.

The Company entered into an employment agreement with Ms. Sandra Wendt to serve as the Company's and FFB International's Vice President and Chief Financial Officer. Under the terms of the agreement, Ms. Wendt will be compensated at the annual rate of approximately $42,400, plus benefits and bonus.

(9)      Subsequent Events

As described in Note 4, on September 14, 2004, the Company completed an Exchange Agreement whereby FFB International acquired all of the issued and outstanding capital stock of FFB Australia (81 shares) in exchange for 15,000,000 shares of its common stock and 1,000,000 shares of its preferred stock. Both the common

                    FIT FOR BUSINESS (AUSTRALIA) PTY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2004 and 2003

stock and preferred stock of FFB International have a par value of $.001. The business combination was valued at $16,000, or par value of the shares issued by FFB International. The shares of preferred stock are non-participating, but each share is entitled to fifty (50) votes in a general meeting of the stockholders. As a result of the Exchange Agreement, FFB Australia controls FFB International, and has been deemed to have effected a reverse merger for financial reporting purposes as of the date of the Exchange Agreement.

Subsequent to June 30, 2004, the Company continued the private placement of Notes and received proceeds of $180,000. The total amount of proceeds raise from the private placement of Notes amounted to $365,000, with a value of 87 units, convertible into 870,000 shares of common stock, as described above. Subsequent to the completion of the Exchange Agreement on September 14, 2004, and the assumption of the debt pertaining to the Notes by FFB International, on September 20, 2004, FFB International issued 420,000 shares of common stock with a value of $.33 per share to convert 42 units owned by Note holders. In addition, on September 29, 2004, FFB International issued 450,000 shares of common stock with a value of $.50 per share to convert the remaining 45 units owned by Note holders, and thus, completed the conversion of all Notes and related accrued interest to common stock. The value of the Notes converted in excess of the par value of the common stock issued was considered as additional paid-in capital by FFB International.

                      FIT FOR BUSINESS INTERNATIONAL, INC.

                        3,000,000 SHARES OF COMMON STOCK
     RESALE OF 2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                      THE CONVERSION OF OUTSTANDING OPTIONS
                 1,784,000 SELLING SECURITY HOLDER COMMON SHARES

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

                Securities and Exchange
                Commission registration fee              $   1,200
                Legal fees and expenses (1)                 50,000
                Accounting fees and expenses (1)            25,000
                Blue Sky Fees(1)                            12,500
                Miscellaneous Administrative Costs (1)       3,800
                Printing Costs (1)                           7,500
                                                         ---------
                Total(1)                                 $ 100,000
                                                         =========

     (1) Estimated.

Item 26. Recent Sales of Unregistered Securities.


On September 14, 2004, we issued 15,000,000 shares of our restricted common stock and 1,000,000 shares of our preferred stock to Mark Poulsen & Associates Pty Ltd. in accordance with an Exchange Agreement with Fit For Business (Australia) Pty Limited (our "Subsidiary") whereby we acquired all of the issued and outstanding capital stock of the Subsidiary (81 shares). The issuance was valued at $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mark Poulsen & Associates Pty Ltd. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mark Poulsen & Associates Pty Ltd. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On September 14, 2004 we issued 440,000 shares of our restricted common stock to Mark A. Poulsen in consideration for accrued employee compensation. The issuance was valued at $.50 per share or $220,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Poulsen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Poulsen had the necessary investment intent as required by
Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 14, 2004 we issued 15,000 shares of our restricted common stock to Mark A. Poulsen in consideration for a loan of $7,500 made by Mr. Poulsen. The issuance was valued at $.50 per share or $7,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Poulsen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Poulsen had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 14, 2004, we issued 40,000 shares of our restricted common stock to Mark A. Poulsen in consideration for accrued consulting services. The issuance was valued at $.50 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Poulsen was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Poulsen had the necessary investment intent as required by
Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 20, 2004, we issued shares of our common stock based on a conversion of our promissory notes. Specifically, we converted units into 420,000 shares of our common stock. The transaction was valued at $0.33 per share of common stock for a total of $140,000. The shares were issued to the following:

Investor                              Shares     Consideration   Per Share Value
--------------------------------------------------------------------------------
Junay Pty Ltd Trustee for
KL Notaras Family Trust                75,000        $25,000          $0.33
Mushroom Systems International
Pty Ltd.                               15,000        $ 5,000          $0.33
Jaroulin Pty Ltd.                      30,000        $10,000          $0.33
Dean Harrison Family Trust             30,000        $10,000          $0.33
Leigh Troy                             30,000        $10,000          $0.33
Kendal Robinson                        15,000        $ 5,000          $0.33
Mark Hoey                             120,000        $40,000          $0.33
GL Ray Enterprises                     15,000        $ 5,000          $0.33
Roan Lee                               30,000        $10,000          $0.33
The Credence Superannuation Fund       60,000        $20,000          $0.33

On September 29, 2004, we issued shares of our common stock based on a conversion of our promissory notes. Specifically, we converted units into 450,000 shares of our common stock. The transaction was valued at $0.50 per share of common stock for a total of $225,000. The shares were issued to the following:

                                                                       Per Share
Investor                         Shares    Consideration       Value
----------------------------------------------------------------------
Vexa Superannuation Fund          20,000      $10,000          $0.50
Junay Pty Ltd Trustee for
KL Notaras Family Trust           20,000      $10,000          $0.50
Maria Corry                       20,000      $10,000          $0.50
Boyana & Dragan Aralica           10,000      $ 5,000          $0.50
Heather Kraus                     10,000      $ 5,000          $0.50
Wibcara Pty Ltd. Trustee for
Kraus Superannuation Fund         10,000      $ 5,000          $0.50
Clifford Henkel                   20,000      $10,000          $0.50
Helen Hughes                      40,000      $20,000          $0.50
Robert E. and Valda J. Bradley    20,000      $10,000          $0.50
Donald Howell Wild                10,000      $ 5,000          $0.50
Maxwell Spackman                  10,000      $ 5,000          $0.50
Benjamin David Spackman           20,000      $10,000          $0.50
Lily Lee Lee Lee                  20,000      $10,000          $0.50
Roslina Binte Mohamed Sa'ad       20,000      $10,000          $0.50
Zainon Binte Ismail               10,000      $ 5,000          $0.50
James and Joan Stewart as
Trustees of the R Stewart
Pty Ltd Superannuation Fund       40,000      $20,000          $0.50
Ann Maree Wood                    10,000      $ 5,000          $0.50
Walter Puawai McDermott           20,000      $10,000          $0.50
Linda Wild                        70,000      $35,000          $0.50
Denise Linsley-Hayles             10,000      $ 5,000          $0.50
Wayne Jobson                      40,000      $20,000          $0.50

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above-referenced parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. The purchasers were sophisticated investors and had access to information normally provided in a prospectus regarding us.


These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 27. Exhibits.

3.1.   Certificate of Incorporation (1)

3.1(a) Amendments to Certificate of Incorporation (2)

3.2    Bylaws (3)

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated September 5th, 2004 between us and Fit For Business (Australia) Pty Limited (1)

10.2 Stock Option Agreement dated July 25, 2004 between us and Fort Street Equity, Inc. (subscription agreement) (1)

10.3   License  Agreement  with L.R.  Global  Marketing  Pty Ltd. and  Extension
       Agreement

10.4   Employment Agreement - Mark Poulsen (1)

10.5   Employment Agreement - Anthony Head (1)

10.6   Employment Agreement - Prins Ralston (1)

10.7   Employment Agreement - Sandra Wendt (1)

10.8   Agreement with Insource Pty Ltd. (1)


10.9   Promissory Notes with Fort Street Equity

21.1   Subsidiaries (1)

23.1   Consent of Davis Accounting Group, P.C., independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

99.1   Conflict of Interest Policy

99.2 Letter Evidencing Non-Association between Fit For Business International and Fit For Business Family Trust

(1) Originally submitted with Form SB-2 registration statement on March 7, 2005 (SEC File No. 333-123176).

(2) submitted with Amendment No. 1 to Form SB-2 registration statement on May 4, 2005 (SEC File No. 333-123176).

(3) Our updated By-Laws have been filed with this document.

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

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milton, Country of Australia, on the 29th day of July, 2005.


FIT FOR BUSINESS INTERNATIONAL, INC.

BY:  /s/ Mark A. Poulsen
   --------------------------------------
   Mark A. Poulsen
   Chief Executive Officer, President and
   Chairman of the Board of Directors


                                POWER OF ATTORNEY

The undersigned directors and officers of Fit For Business International Inc. hereby constitute and appoint Mark A. Poulsen, with full power to act without others and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------- ------------------------------ ---------------------
   SIGNATURE                           TITLE                       DATE
--------------------------- ------------------------------ ---------------------
 /s/ Mark A. Poulsen          Chief Executive Officer,          July 29, 2005
-----------------------       President and Chairman of
Mark A. Poulsen               the Board of Directors

--------------------------- ------------------------------ ---------------------
 /s/ Sandra Wendt             Senior Vice President of          July 29, 2005
-----------------------       Administration, Chief
Sandra Wendt                  Financial Officer and
                              Principal Accounting Officer
--------------------------- ------------------------------ ---------------------
 /s/ Prins Ralston            Senior Vice President and         July 29, 2005
-----------------------       Chief Operating Officer
Prins Ralston

--------------------------- ------------------------------ ---------------------
 /s/ Anthony F. Head          Senior Vice President of          July 29, 2005
-----------------------       Sales and Director
Anthony F. Head

--------------------------- ------------------------------ ---------------------


                                       74